As filed with the Securities and Exchange Commission on August 28, 2002
                                                    Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                          CNH Capital Receivables Inc.
             (Exact name of registrant as specified in its charter)

                                   6153                     39-1995297
     Delaware             (Primary Standard Industrial   (I.R.S. Employer
(State of Incorporation)  Classification Code Number)    Identification No.)




                             100 South Saunders Road
                           Lake Forest, Illinois 60045
                                 (847) 735-9200

                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)


                               Roberto Miotto
                           Senior Vice President,
                       General Counsel and Secretary
                              CNH Global N.V.
                          100 South Saunders Road
                        Lake Forest, Illinois 60045
                               (847) 955-3910
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

          Robert F. Hugi                              Jack M. Costello, Jr.
    Mayer, Brown, Rowe & Maw                  Sidley, Austin, Brown & Wood LLP
     190 South LaSalle Street                          787 Seventh Avenue
   Chicago, Illinois 60603-3441                    New York, New York 10019
         (312) 782-0600                               (212) 839-5300

       Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.
       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]
       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]___________
       If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]___________
       If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



                                               CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                       Proposed Maximum     Proposed Maximum
            Title of Each Class of                 Amount to be         Offering Price          Aggregate             Amount of
          Securities to be Registered               Registered            Per Unit(1)       Offering Price(1)     Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------

Asset Backed Notes............................      $1,000,000               100%              $1,000,000               $92
===================================================================================================================================
Asset Backed Certificates.....................          $0                   100%                  $0                    $0
===================================================================================================================================

(1)      Estimated solely for the purpose of calculating the registration fee.

                                                       -----------------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AND OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                                 PROSPECTUS

                            CNH Equipment Trusts
                             Asset Backed Notes
                         Asset Backed Certificates

                        CNH Capital Receivables Inc.
                                   Seller

                          Case Credit Corporation
                          Originator and Servicer

                      New Holland Credit Company, LLC
                        Originator and Sub-Servicer

Consider carefully the risk     The Trusts--
factors beginning on page 2
in this prospectus and page     o  We (CNH Capital Receivables Inc.) will
S-8 in your prospectus             form a new trust to issue each series
supplement.                        of securities offered by this prospectus.
                                o  The assets of each trust:
Notes in your series                o  will be those described below and will
represent obligations only of          primarily be a pool of receivables of
the trust that issues them.            one or more of the following types:
Certificates in your series            o  retail installment sale contracts or
will represent beneficial                 loans secured by new or used
interests only in the trust               agricultural, construction or other
that issues them.  No one else            equipment,
is liable for the payments             o  leases of similar equipment,
due on your securities.                o  term loans to equipment dealers
                                          secured by rental equipment, rolling
This prospectus may be used               stock or computer systems, and
to offer and sell any series           o  unsecured term loans to equipment
of securities only if                     dealers.
accompanied by the prospecus        o  will also include interests in financed
supplement for that series.            or leased equipment, proceeds from claims
                                       on related insurance policies, and
                                       amounts on deposit in specified bank
                                       accounts and may also include other
                                       credit enhancements.

                                The Securities--

                                o  will be asset-backed securities issued
                                   periodically in designated series of
                                   one or more classes.

                                o  if offered by this prospectus, will be
                                   rated in one of the four highest
                                   long-term rating categories or the
                                   highest short-term rating category by
                                   at least one nationally recognized
                                   rating agency.


   Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete.
         Any representation to the contrary is a criminal offense.

                        _____________ ____, _______

           Important Notice about Information Presented in this
           Prospectus and the Accompanying Prospectus Supplement

         We tell you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

        o     the timing of interest and principal payments;

        o     the priority of interest and principal payments;

        o     financial and other information about the receivables;

        o     information about credit enhancement for each class;

        o     the ratings of each class; and

        o     the method for selling the securities.

         If the terms of a particular series of securities vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

         You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

         We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                    Table of Contents

                                                    Page
                                                    ----

Summary: Overview of Transactions....................1
Risk Factors.........................................2
 You will bear the reinvestment risk and other
    interest rate risk if receivables are prepaid,
    repurchased or extended..........................2
 Our bankruptcy or the bankruptcy of a credit
    company may cause payment delays or losses.......3
 Bankruptcy of an equipment dealer or broker may
    cause payment delays or losses...................4
 Possible liability for third party claims may
    cause payment delays or losses...................5
 Defaults on the receivables may cause payment
    delays or losses.................................6
 Characteristics of the Receivables..................7
    Selection Criteria...............................7
    Interest and Amortization Types..................7
    Payment Terms....................................9
    Insurance........................................9
    Extension Procedures............................10
    Terms of Leases.................................10
 Origination of Receivables.........................10
    Credit Approval Process.........................11
    Loan/Lease-to-Value Ratio.......................13
    Dealer Agreements...............................14
    Delinquencies, Repossessions and Net Losses.....14
 Use of Proceeds....................................14
 Important Parties..................................14
    CNH Capital Receivables Inc.....................14
    Case Credit Corporation.........................15
    New Holland Credit Company, LLC.................15
    Credit Company Operations.......................15
    CNH Global N.V..................................16
    The Trustee and The Indenture Trustee...........17
 Description of the Notes...........................17
    Principal and Interest on the Notes.............18
    The Indenture...................................18
 Description of the Certificates....................22
 Administrative Information About the Securities....22
    Denominations...................................22
    Fixed Rate Securities...........................22
    Floating Rate Securities........................22
    Indexed Securities..............................23
    Book-Entry Registration.........................24
    Definitive Securities...........................27
    List of Securityholders.........................28
    Reports to Securityholders......................28

 Description of the Transaction Agreements..........30
    Regular Sales of Receivables....................30
    Sales of Receivables in Connection with the
      Offering of Securities by a Trust.............31
    Accounts........................................32
    Servicing Procedures............................34
    Collections.....................................34
    Servicing Compensation..........................34
    Evidence as to Compliance.......................35
    Appointment of Subservicers.....................35
    Resignation, Liability and Successors of the
      Servicer......................................35
    Servicer Default................................36
    Rights Upon Servicer Default....................36
    Waiver of Past Defaults.........................37
    Amendment.......................................37
    Payment of Notes................................37
    Termination.....................................38
    Administration Agreement........................38
 Credit and Cash Flow Enhancement...................38
 Legal Aspects of the Receivables...................39
    Bankruptcy Considerations Relating to the
      Credit Companies..............................39
    Bankruptcy Considerations Relating to Dealers...40
    Perfection and Priority With Respect to
      Receivables...................................40
    Security Interests in Financed Equipment........41
    Security Interests in Leased Equipment..........42
    Bankruptcy Considerations Relating to a Lessee..43
    Repossession....................................44
    Notice of Sale; Redemption Rights...............44
    Uniform Commercial Code Considerations..........45
    Vicarious Tort Liability........................45
    Deficiency Judgments and Excess Proceeds;
      Other Limitations.............................46
    Consumer Protection Laws........................46
 U.S. Federal Income Tax Consequences...............47
    Tax Characterization of the Trust...............48
    Tax Consequences to Holders of the Notes........48
    Tax Consequences to Holders of the Certificates.51
 Illinois State Tax Consequences....................56
    Treatment of the Notes..........................56
    Classification of Trust as a Partnership........57
    Treatment of Nonresident Certificateholders.....57
    Risks of Alternative Characterization...........57
 ERISA Considerations...............................57
 Plan of Distribution...............................58
 Legal Opinions.....................................58
 Where You Can Find More Information................59
 Index of Terms.....................................60

                     Summary: Overview of Transactions


 _______________
|               |
|  Case Credit  |             _____________
|  Corporation  |            |             |             _______
|               |            |CNH Capital  |            (       )
|     and/or    |Receivables |Receivables  |Receivables ( Trust )Securities
|               |----------->|   Inc.      |----------->(       )---------->
|  New Holland  |            |_____________|            (_______)
|Credit Company,|
|      LLC      |
|_______________|



         Each series of securities will be issued by a separate trust and will include:

         o    one or more classes of notes, representing debt of the trust;
              and

         o one or more classes of certificates, representing ownership interests in the trust.

         Payments on the certificates issued by a trust will be junior in priority to payments on the related notes. In addition, if a series includes two or more classes of notes or two or more classes of certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, interest rates or amount of distributions in respect of principal or interest. We will disclose the details of these timing, priority and other matters in a prospectus supplement.

         The primary assets of each trust will be a pool of receivables. Each trust will also include spread accounts or other credit enhancements for the benefit of some or all of the trust's securities.

         We will sell receivables to each trust on the issuance date for that trust's securities. In addition, to the extent described in the related prospectus supplement, each trust will have a pre-funding period. In that case, a portion of the cash raised from the sale of the related securities will be placed in a pre-funding account. The trust will use that cash to buy additional receivables from us during a pre-funding period, which will last not more than six months.

         Each trust's receivables will be originated directly or indirectly by one of our affiliated credit companies: Case Credit Corporation and New Holland Credit Company, LLC. We will buy those receivables, directly or indirectly, from the credit companies.

         Case Credit will service receivables that are transferred to the trusts under one of the agreements entered into by each trust, subject to removal upon specified servicer defaults. Case Credit has entered into a subservicing agreement with New Holland Credit under which New Holland Credit has agreed to act as subservicer of receivables that were originated by it and ultimately transferred to a trust. Case Credit also acts as administrator for each trust.

                                Risk Factors

         You should consider the following risk factors in deciding whether to purchase the securities.

You will bear the reinvestment          The principal payment on any series of
    risk and other interest rate        securities on any payment date
    risk if receivables are             will depend mostly upon the amount of
    prepaid, repurchased or             collections received on that
    extended.                           trust's receivables during the prior
                                        calendar month. As a result, the
                                        rate at which payments on the
                                        receivables are received will affect the rate at which principal is paid on the related securities. Each receivable has a fixed payment schedule, but the actual rate at which payments are received may vary from that schedule for a number of reasons.

                                         o  Receivables may be voluntarily
                                            prepaid, in full or in part, or
                                            obligors may be required to prepay
                                            receivables as a result of
                                            defaults, casualties to the
                                            related equipment, death of an
                                            obligor or other reasons. Based on
                                            its experience with similar
                                            receivables, the servicer expects
                                            that a substantial portion of
                                            the receivables in many trusts
                                            will be repaid prior to their
                                            contractual maturity dates.
                                            Prepayments of agricultural
                                            equipment retail installment sale
                                            contracts or loans, which will
                                            make up a substantial portion of
                                            the receivables in many trusts,
                                            have historically tended to
                                            increase during periods in which
                                            farmers have strong cash flows.
                                            However, prepayment rates may be
                                            influenced by a variety of
                                            factors, and we cannot predict
                                            them with any certainty.

                                         o  We or the servicer of the
                                            receivables may be required to
                                            repurchase one or more receivables
                                            from a trust. In that case, the
                                            repurchase price received by the
                                            trust will be treated like a
                                            prepayment of the receivable. This
                                            would happen if we, at the
                                            time we sell receivables to the
                                            trust, or a credit company, at
                                            the time it sold receivables to
                                            us, made inaccurate
                                            representations about a receivable
                                            or the servicer violated
                                            specified servicing obligations.

                                         o  The servicer may purchase
                                            all of a trust's
                                            receivables after they
                                            have paid down to 10% of
                                            their aggregate balance as
                                            of the time they were
                                            transferred to the trust.
                                            In this case, the purchase
                                            price received by the
                                            trust will be treated like
                                            a prepayment of the
                                            remaining receivables.

                                        Each prepayment, repurchase or
                                        purchase will shorten the average
                                        life of the related securities. On
                                        the other hand, the payment
                                        schedule under a receivable may be
                                        extended or revised by the
                                        servicer, which may lengthen the
                                        average life of the related
                                        securities.

                                        You will bear any reinvestment risks
                                        resulting from a faster or slower rate
                                        of prepayment, repurchase or extension
                                        of receivables held by your trust.
                                        If you purchase a security at a
                                        discount, you should consider the
                                        risk that a slower than anticipated
                                        rate of principal payments on your
                                        security could result in an actual
                                        yield that is less than the
                                        anticipated yield. Conversely, if
                                        you purchase a security at a
                                        premium, you should consider the
                                        risk that a faster than anticipated
                                        rate of principal payments on your
                                        security could result in an actual
                                        yield that is less than the
                                        anticipated yield.

Our bankruptcy or the bankruptcy        The credit companies will sell
    of a credit company may cause       receivables to us, directly or
    payment delays or losses.           indirectly, and we will in turn sell
                                        those receivables to each trust. We
                                        intend to payment delays or losses.
                                        structure these transfers in a manner
                                        designed to ensure that they are
                                        treated as "true sales," rather
                                        than secured loans. However, a
                                        court could conclude that we or a
                                        credit company effectively still
                                        own the receivables supporting any
                                        series of securities. This could
                                        happen if a court presiding over
                                        our bankruptcy or the bankruptcy of
                                        a credit company were to conclude
                                        either that the transfers referred
                                        to above were not "true sales" or
                                        that the bankrupt party and the
                                        owner of the receivables should be
                                        treated as the same person for
                                        bankruptcy purposes. If this were
                                        to occur, then you could experience
                                        delays or reductions in payments as
                                        a result of:

                                         o  the automatic stay which
                                            prevents secured creditors
                                            from exercising remedies
                                            against a debtor in
                                            bankruptcy without
                                            permission from the court
                                            and provisions of the U.S.
                                            Bankruptcy Code that
                                            permit substitution of
                                            collateral;

                                         o  tax or government liens on
                                            a credit company's or our
                                            property that arose prior
                                            to the transfer of a
                                            receivable to the trust
                                            having a right to be paid
                                            from collections before
                                            the collections are used
                                            to make payments on the
                                            securities;

                                        o   rejection by a credit
                                            company or its bankruptcy
                                            trustee of any lease that
                                            was deemed to be a "true
                                            lease," which would result
                                            in the termination of
                                            scheduled payments under
                                            that lease; or

                                         o  the fact that the trust
                                            might not have a perfected
                                            interest in (a) some
                                            equipment subject to
                                            certificate of title
                                            statutes or (b) any cash
                                            collections on the
                                            receivables held by the
                                            servicer at the time that
                                            a bankruptcy proceeding
                                            begins. See "Description
                                            of the Transaction
                                            Agreements--Collections"
                                            for a description of the
                                            time the servicer is
                                            allowed to commingle
                                            collections with its
                                            funds.

Bankruptcy of an equipment dealer       A substantial portion of the receivables
    or broker may cause payment         was originated by equipment dealers or
    delays or losses.                   brokers and purchased by the credit
                                        companies. A portion of those
                                        receivables provide for recourse to the
                                        originating broker or dealer for
                                        defaults by the obligors. In addition,
                                        CNH dealers that sell receivables to
                                        Case Credit under its current dealer
                                        agreements retain the right to
                                        repurchase those receivables at any
                                        time. See "Origination of
                                        Receivables--Dealer Agreements" in
                                        this prospectus.

                                        In the event of a
                                        dealer or broker's bankruptcy, a
                                        creditor or bankruptcy trustee of
                                        the dealer or broker or the dealer
                                        or broker itself might assert that
                                        the sales of receivables to a
                                        credit company are loans to the
                                        dealer or broker secured by the
                                        receivables. Such an assertion
                                        could result in payment delays and,
                                        if successful, losses on the
                                        affected receivables. In those
                                        circumstances, a dealer or broker
                                        or its bankruptcy trustee might
                                        also be able to reject any leases
                                        originated by the dealer or broker
                                        that were deemed to be "true
                                        leases," resulting in the
                                        termination of scheduled payments
                                        under those leases.

Possible liability for third party      The transfers of receivables from the
    claims may cause payment            credit companies to us and from us to
    delays or losses.                   to each trust are intended to reduce the
                                        possibility that cash flows from the
                                        receivables will be subject to claims
                                        other than the rights of investors in
                                        the securities issued by the trust and
                                        of the parties to the applicable
                                        transaction agreements. However, to the
                                        extent that a credit company or a dealer or broker violates federal or state consumer protection laws applicable to the receivables, a trust could be liable to the obligor, as an assignee of any of the affected receivables. Under the related transaction agreements, we must repurchase any affected receivable from the trust. However, if we fail for any reason to perform our repurchase obligation, you could experience delays or reductions in payments on your securities as a result of any liabilities imposed upon your trust.

                                        Similarly, as to any trust that
                                        holds any equipment subject to
                                        leases, state laws differ as to
                                        whether anyone suffering any injury
                                        to person or property involving
                                        leased agricultural, construction
                                        or other equipment may bring an
                                        action upon which relief may be
                                        granted against the owner of the
                                        equipment by virtue of that
                                        ownership. If applicable law
                                        permits an action, and that action
                                        is successful, the related trust
                                        and its assets may be subject to
                                        liability to any injured party. You
                                        could experience delays or
                                        reductions in payments on your
                                        securities if liability of this
                                        type were imposed on your trust,
                                        and the coverage provided by any
                                        available insurance is insufficient
                                        to cover that loss.

Defaults on the receivables may         You will rely primarily upon collections
    cause payment delays or losses.     on the receivables in your trust for
                                        payments on your securities. Your
                                        securities may have the benefit of
                                        a spread account, subordination of
                                        one or more other classes of
                                        securities and/or one or more other
                                        forms of credit enhancement
                                        specified in the related prospectus
                                        supplement. This credit enhancement
                                        will cover losses and delinquencies
                                        on the receivables up to some
                                        level. However, if the level of
                                        receivables losses and
                                        delinquencies exceeds the available
                                        credit enhancement, you may
                                        experience delays in payments due
                                        to you or may not ultimately
                                        receive all interest and principal
                                        due to you.

                     Characteristics of the Receivables

         We will provide information about each trust's pool of receivables in the related prospectus supplement. The information will include, to the extent appropriate, the types and composition of the receivables, the distribution by interest rate or spread over a designated floating rate, type of equipment, payment frequency and contract value of the receivables and the geographic distribution of the receivables.

Selection Criteria

         We will select receivables to sell to each trust using several criteria. These criteria will include that each receivable transferred to a trust must:

          (1) be secured by new or used agricultural, construction or other equipment, or be leases of such equipment, except that receivables that are term loans to equipment dealers may be secured by other collateral or not be secured;

          (2) be originated in the United States;

          (3) provide for payments that fully amortize the amount financed over its original term to maturity-which payments may, in the case of any lease, include a termination value similar to a final balloon payment payable by either the lessee or the dealer that originated the lease;

          (4) not be a non-performing receivable and not have a payment that is more than 90 days overdue as of the end of the month prior to the day it is sold to the trust or other material default outstanding; and

          (5) not have an obligor that is shown in the originating credit company's records as being the subject of a bankruptcy proceeding.

         Additional criteria for any particular trust's receivables may be listed in the related prospectus supplement. We will not use selection procedures that we believe to be adverse to you in selecting the receivables for your trust.

         Each trust's receivables may include receivables with respect to which the initial payment has not been made. They may also include interest waiver receivables, under which interest does not begin to accrue for a designated time period, as well as receivables originated through special interest rate financing programs.

Interest and Amortization Types

         A trust's receivables may include fixed rate receivables and floating rate receivables, as well as receivables that provide for different fixed or floating interest rates or different formulae to calculate the floating interest rate at different times during the life of the receivable. Receivables that are loans or retail installment contracts have an explicit interest rate that is usually named in the contract that evidences the receivable. Other receivables, including leases, may not disclose an explicit interest rate, but they have an implicit interest rate that the applicable credit company uses to calculate the periodic rental payments in a way similar to the way that it calculates periodic installment payments under a retail installment contract or retail installment loan.

         All of the receivables in each trust will be either precomputed receivables or simple interest receivables. The difference between these two types of receivables is the way that each installment payment is divided between principal and interest.

         Under a precomputed receivable, each installment payment is divided between interest and principal on a predetermined basis, without regard to the period of time that has elapsed since the prior payment was made. This allocation is made either on an actuarial basis or according to a variation on the rule of 78's. (See box.) In contrast, under a simple interest receivable, each installment payment is divided between interest and principal based on the actual date on which a payment is received. The interest component equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by the fraction of a calendar year that has elapsed since the preceding payment of interest was made.

         Under a simple interest receivable, if an obligor pays a fixed periodic installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed periodic installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. The final installment on a simple interest receivable is increased or decreased as necessary to adjust for variations in the amounts of prior installments applied to principal, based upon the date on which they were made.

         If a precomputed receivable is prepaid in full, the obligor is entitled to a rebate equal to the portion of the total amount of payments that is allocable to unearned add-on interest, or, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. If a simple interest receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of the rebate on a precomputed receivable is determined based upon whether the receivable is an actuarial receivable or a rule of 78's receivable and the requirements of the law of the state where the obligor is located; however, the rebate for certain precomputed receivables may, in some circumstances, be an amount approximately equal to the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule.

         The amount of the rebate under a rule of 78's receivable generally will be less than the amount of the rebate on an actuarial receivable for the same amount and generally will be less than the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule. These amortization features and related rebates for precomputed receivables should not result in shortfalls of principal payments on your securities because the portion of the interest payments on these receivables that give rise to rebate requirements are essentially treated as principal paydowns for purposes of the securities.

-------------------------------------------------------------------------------
     Under an actuarial receivable, the interest component of each installment equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by an appropriate fraction. On a receivable that requires payments every month, the appropriate fraction would be 1/12, since that is the portion of a year that elapses between the required payment dates. On a receivable that requires payments every three months, the appropriate fraction would be 3/12, or 1/4.
-------------------------------------------------------------------------------
     Under a rule of 78's receivable, the interest component of each installment is determined using a method equivalent to the rule of
     78's. The rule of 78's is a method of calculating the unearned portion of the precomputed finance charge on receivables repayable in substantially equal successive installments of approximately equal intervals over 12 months. The unearned portion of the precomputed finance charge at any time is equal to that portion of the finance charge which bears the same proportionate relationship to the total precomputed finance charges as the sum of the number of months the obligations are outstanding after the calculation date (counting 1 month as 1, 2 months as 3 (1 + 2), etc., up to 78) bears to 78.
-------------------------------------------------------------------------------

Payment Terms

         The receivables have a variety of repayment or rental schedules tailored to the applicant's anticipated cash flows, such as annual, semi-annual, quarterly, monthly and irregular payment schedules. Receivables secured by construction equipment are normally financed with equal monthly payments. However, obligors can select a "skip payment" schedule, under which payments in up to six predetermined consecutive months are "skipped" to coincide with slow work periods. For example, contractors in areas with colder winters normally elect to skip payments in January, February and March, in which case the normal twelve payments are amortized over a nine-month period. Obligors can only make this election at the time the receivable is originated.

Insurance

         Obligors are required to obtain and maintain physical damage insurance with respect to the financed or leased equipment and, in the case of a lease, liability insurance with respect to the leased equipment.

         Dealers that sell receivables to Case Credit under its current retail and lease agreements are responsible for verifying physical damage insurance coverage on the equipment at the time the receivable is originated. If a dealer fails to verify insurance coverage and the obligor did not obtain insurance coverage at the time the receivable was originated, the dealer will be responsible for any resulting loss.

         Dealers that sell receivables to New Holland Credit under its current retail and lease agreements are not required to verify physical damage insurance coverage on the equipment. Dependent on the receivable size, physical damage insurance coverage may be verified by New Holland Credit. The dealer is not responsible for any loss resulting from the obligor's failure to obtain physical damage insurance coverage.

         At the time the receivable is originated, both credit companies allow a customer's physical damage insurance and life insurance to be financed under the receivable.

Extension Procedures

         The servicer may agree to extend a receivable when payment delinquencies result from temporary interruptions in an obligor's cash flow. In an extension, the servicer moves one or more payments to a future date, which may be before or after the original final maturity of the receivable.

         In the case of receivables originated by Case Credit, obligors are charged an extension fee, which is usually payable at the time a receivable is extended. This extension fee is generally equal to interest accrued on the unpaid balance of the receivable during the period that payments are not required to be made as a result of the extension.

         In the case of receivables originated by New Holland Credit, obligors are generally charged an extension fee to extend a retail installment contract payable other than monthly, which fee is usually payable at the time a receivable is extended. The extension fee is based on the period of the extension.

         Any extension fees paid in connection with receivables sold to a trust will be paid to that trust.

Terms of Leases

         The leases transferred to the trusts will call for two kinds of payments: rental payments that are due periodically during the term of the lease; and a termination value payment. Under the leases, the lessee's obligation to make rental payments is absolute and unconditional, without set-off or counterclaim, and notwithstanding any damages to, or loss of, the leased equipment or any other event. However, lessees are not required to make termination value payments. Instead, the lessee has the option to purchase the leased equipment at the end of the lease term for an amount equal to the termination value payment.

         The termination value payment is in an amount generally equal to the portion of the original equipment cost that has not been amortized through the principal component of the periodic rental payments. If a lessee does not elect to purchase the leased equipment at the end of the lease term, then, under the leases that are eligible to be transferred to trusts, the dealer that originated the lease is required to pay the termination value payment and entitled to obtain the equipment from the lessee. In no case will a trust or the servicer for any trust, obtain possession of any leased equipment or be entitled to the proceeds from the sale of such equipment, other than termination value payments and proceeds of equipment that is repossessed in a default situation. Consequently, no securities offered by this prospectus will rely for their payment on the residual value of leased equipment.

                         Origination of Receivables

         The credit companies originate receivables that may be sold to the trusts in several ways:

        o They purchase retail installment contracts and leases from dealers in agricultural, construction and other equipment manufactured or otherwise distributed by CNH and other equipment not distributed by CNH.

        o They finance retail installment contracts and leases originated through several retail outlets directly owned by CNH which are immediately assigned to a credit company.

        o They purchase retail installment contracts, retail installment loans and leases from other dealers and through brokers in agricultural, construction and other equipment.

        o They make, or may in the future make, retail installment loans directly to purchasers of agricultural, construction and other equipment.

        o They make term loans directly to equipment dealers. These include loans secured by rental equipment, rolling stock and computer systems and unsecured loans.

         The credit companies finance, or may in the future finance, the following categories of equipment:

-------------------------------------------------------------------------------
Agricultural equipment:       tractors, combines, cotton pickers, soil
                              management equipment, planting and seeding
                              equipment, hay and forage equipment, crop care
                              equipment (such as sprayers and irrigation
                              equipment), small telescopic handlers and
                              other related equipment
-------------------------------------------------------------------------------
Construction equipment:       excavators, backhoes, wheel loaders, skid steer
                              loaders, tractor loaders, trenchers, horizontal
                              directional drilling equipment, telescopic
                              handlers, forklifts, compaction equipment,
                              crawlers, cranes and other related equipment
-------------------------------------------------------------------------------
Other equipment:              trailers, all-terrain vehicles, snowmobiles,
                              snow grooming equipment, marine vessels; however,
                              receivables relating to all-terrain vehicles,
                              snowmobiles and marine vessels will collectively
                              make up less than 10% of the assets of each trust
-------------------------------------------------------------------------------

Credit Approval Process

         Case Credit Corporation. Case Credit requires each prospective customer to complete a credit application that lists the applicant's liabilities, income, credit history and other demographic and personal information. This information is obtained by a dealer or Case Credit, and in either case is sent to one of five regional finance offices maintained by Case Credit. The regional finance office then processes this information and, if necessary, obtains additional information to evaluate the prospective customer's creditworthiness. The extent of the additional information varies based primarily on the amount of financing requested. In most cases, Case Credit obtains a credit bureau report on the applicant from an independent credit bureau or checks credit references provided by the applicant, typically banks or finance companies or suppliers that have furnished credit to the applicant. In some cases, Case Credit obtains financial statements of the applicant.

         As part of the credit review process for retail installment contracts, retail installment loans and leases, Case Credit analyzes data regarding the applicant and additional information using a credit scoring model. Effective April 2002, Case Credit uses a credit scoring model that was developed for Case Credit by Experian and Case Credit will periodically evaluate the model. The model is based on Case Credit's experience using variables that historically have been predictive of future loan performance. Prior to April 2002, Case Credit used a credit scoring model that was developed by Fair, Isaac and Company, Inc. The credit score is not determinative. The final credit decision is a subjective determination based on all of the information gathered. Case Credit also maintains at least a five-year loan history on all past and present customers it reviews.

         Case Credit evaluates creditworthiness based on criteria established by its management. It uses the same credit criteria for retail installment contracts, retail installment loans and leases and similar credit criteria for dealer loans. It also uses the same credit criteria regardless of which of its regional finance offices reviews the application and whether the related receivable will be purchased by Case Credit from a dealer, assigned by Case Corporation to Case Credit or take the form of a direct loan by Case Credit to an equipment purchaser.

         New Holland Credit Company, LLC. New Holland Credit requires each prospective customer to complete a credit application that lists the applicant's liabilities, income, credit history and other demographic and personal information. This information is obtained by a dealer or New Holland Credit, and then sent to one of five regional offices maintained by New Holland Credit. Prior to April 2000, this processing was performed in New Holland Credit's central operations center. This information is then processed and, if necessary, additional information to evaluate the prospective customer's creditworthiness is obtained. The extent of the additional information varies based primarily on the amount of financing requested. In most cases, New Holland Credit obtains a credit bureau report on the applicant from an independent credit bureau or checks credit references provided by the applicant, typically banks or finance companies or suppliers that have furnished credit to the applicant. In some cases, New Holland Credit obtains financial statements of the applicant.

         As part of the credit review process for retail installment contracts, retail installment loans and leases, New Holland Credit analyzes data regarding the applicant and additional information using a credit scoring model. New Holland Credit's credit scoring model was developed for New Holland Credit by Experian and New Holland Credit will periodically evaluate the model. The model is based on New Holland Credit's experience using variables that historically have been predictive of future performance. Prior to April 2002, New Holland Credit used a credit scoring model that was developed for New Holland Credit by a corporate predecessor of Experian. The credit score is not determinative. The final credit decision is a subjective determination based on all of the information gathered. New Holland Credit also maintains at least a five-year loan history on all past and present customers it reviews.

         New Holland Credit evaluates creditworthiness based on criteria established by its management. It uses the same credit criteria for all retail installment contracts, retail installment loans and leases and similar credit criteria for dealer loans. It also uses the same credit criteria regardless of which of its regional finance offices reviews the application and whether the related receivable will be purchased by New Holland Credit from a dealer, assigned by New Holland North America, Inc. to New Holland Credit or take the form of a direct loan by New Holland Credit to an equipment purchaser.

Loan/Lease-to-Value Ratio

         The maximum amount that either credit company will finance under a receivable varies based on the obligor's credit history, the type of equipment financed, whether the equipment is new or used, the payment schedule and the length of the receivable. The amount financed is calculated as a percentage of the value of the related equipment. The credit companies modified these percentages during March 2000. In any case, these percentages may not exceed the applicable percentage set forth below unless the exception is specifically approved by an authorized credit manager.

        Prior to the modification:

        o In the case of receivables originated by Case Credit for the purchase of agricultural equipment, 105% for monthly payments, 95% for quarterly and semi-annual payments and 90% for annual payments;

        o In the case of receivables originated by Case Credit for the purchase of construction equipment, 100%;

        o In the case of receivables originated by New Holland Credit, 100% if the receivable is a retail installment contract payable monthly or quarterly, 90% in the case of any other retail installment contract.

        After the modification:

        o In the case of retail installment contracts for the purchase of agricultural equipment, 105% for monthly payments, 100% for quarterly payments, 95% for semi-annual payments and 90% for annual payments;

        o In the case of retail installment contracts for the purchase of construction equipment, 100%;

        o In the case of a lease of agricultural or construction equipment, 120%.

        For this purpose, the value of new equipment is based on the dealer's cost, which in the case of agricultural equipment, is defined as invoice less normal sales allowances, and which, in the case of construction equipment, is defined as invoice. The value of used equipment is based on the equipment's "as-is" value reported in the most recent edition of the North American Equipment Dealers Association guidebook or other comparable guidebook.

         Exceptions to the specified percentages set forth above are unusual. Both credit companies make exceptions only when a credit manager has determined that the obligor will be able to cover the excess on the basis of the obligor's overall financial condition, as opposed to the value of the equipment. There is no overall limit on the ratio that may be approved by a credit manager. The limit in each case would be based upon the credit manager's judgment about the obligor's overall financial condition.

         The credit companies continue to operate under their traditional guidelines and practices for loan/lease to asset value ratios.
Consequently, we do not believe that these ratios should reasonably be expected to cause any trust to have credit loss and repossession experience materially different from the historical experience reflected in the related prospectus supplement.

         The maximum amount that a credit company will finance under a dealer loan is generally based upon an analysis of the dealer's overall financial condition, in addition to the value of any collateral. Consequently, there may be no requirements as to the relationship between the amounts of these types of loans and the value of any collateral.

         Any equipment securing a receivable or leased under a receivable depreciates in value over time. However, the credit companies' practice is to provide for repayment schedules under the receivables that will generally result in the outstanding principal balance of a receivable at any time in its life being less than the anticipated value of the equipment at the time.

Dealer Agreements

         Some of the receivables that the credit companies buy from dealers provide for recourse to the dealer if the obligor defaults on the receivable. A portion of the receivables that Case Credit purchases from dealers under its dealer agreements provide for recourse to the dealer through a reserve account maintained by the dealer with Case Credit in which the dealer is required to maintain amounts on deposit. In any case, the credit companies will assign, directly or indirectly, to us, and we will assign to the trusts any rights to recourse against dealers, except for recourse to the dealers' reserve accounts. The level of recourse to dealers varies, and in many cases a dealer's recourse obligation is contingent upon the applicable credit company obtaining the related equipment from the obligor and presenting it to the dealer.

         Even when one of the credit companies purchases a receivable without recourse to the dealer for obligor defaults, the selling dealer makes limited representations and warranties about the receivables. The credit companies will assign, directly or indirectly, to us, and we will assign to the trusts, any rights against dealers arising as a result of a breach of these representations and warranties.

         We make no representation as to the financial condition of any of the dealers or about their abilities to perform any repurchase obligations that may arise.

Delinquencies, Repossessions and Net Losses

         We provide you with historical information concerning delinquencies, repossessions and net losses on the entire portfolio of receivables serviced by the credit companies in the prospectus supplement for your securities. This information may exclude any category of receivables not included in your trust.

                              Use of Proceeds

         Each trust will apply the net proceeds from the sale of its securities to buy receivables from us and to make deposits in various trust accounts, including any pre-funding account for that trust. We will use that portion of the net proceeds paid to us to repay outstanding indebtedness under our financing agreements or to purchase related receivables from the credit companies.

                             Important Parties

CNH Capital Receivables Inc.

         We will sell receivables to each trust. We are a wholly-owned subsidiary of Case Credit and were incorporated in the State of Delaware on, May 19, 2000. We are organized for the limited purpose of buying receivables, directly or indirectly, from the credit companies, transferring those receivables to third parties and any related activities. Our principal executive offices are located at 100 South Saunders Road, Lake Forest, Illinois 60045, and our telephone number is (847) 735-9200. You can find more information about our legal separateness from Case Credit, the restrictions on our activities and possible effects on you if we were to enter bankruptcy, reorganization or other insolvency proceedings under "Legal Aspects of the Receivables--Bankruptcy Considerations Relating to the Credit Companies."

Case Credit Corporation

         Case Credit Corporation, a Delaware corporation (often referred to as "Case Credit"), will act as the servicer of the receivables owned by, and provide administrative services to, each of the trusts. Case Credit is an indirect wholly owned finance subsidiary of CNH.

         Case Credit's headquarters are located at 233 Lake Avenue, Racine, Wisconsin 53403, and its telephone number is (262) 636-6011. Case Credit is subject to the informational requirements of the Securities Exchange Act. As required by that act, Case Credit files reports and other information with the SEC. You can find more information about Case Credit in the reports and other information that are described under "Where You Can Find More Information."

New Holland Credit Company, LLC

         New Holland Credit Company, LLC, a limited liability company organized under the laws of the state of Delaware (often referred to as "New Holland Credit"), has entered into a subservicing agreement with Case Credit under which it will service receivables that it has originated and that were ultimately transferred to the trusts. New Holland Credit is an indirect wholly owned finance subsidiary of CNH.

         New Holland Credit was formed on April 25, 1996 for the purpose of providing wholesale, retail and lease financing services to dealers and customers in connection with the agricultural and industrial equipment operations of New Holland North America, Inc. beginning on January 1, 1997. Prior to January 1, 1997, the operations of New Holland Credit were performed by Ford New Holland Credit Company, a partnership between Ford Motor Credit Company and Fiat Finance USA, Inc. Effective January 1, 1997, Fiatallis North America, Inc., also a wholly owned subsidiary of CNH and the parent company of New Holland Credit, purchased all of Ford Motor Credit Company's interest in Ford New Holland Credit Company.

         New Holland Credit's headquarters are located at 33 South Railroad Avenue, New Holland, Pennsylvania 17557, and its telephone number is (717) 355-3086.

Credit Company Operations

         The credit companies provide and administer financing for the retail purchase or lease of new and used agricultural, construction, and other equipment. CNH offers various retail financing options to end-use customers through the credit companies to facilitate the sale of its products in North America, Western Europe, Latin America, Australia and other parts of the world. However, the trusts will include only receivables of obligors located in the United States.

         The credit companies' operations principally involve purchasing retail installment sale contracts and leases from equipment dealers, including CNH and non-CNH dealers. In addition, the credit companies facilitate and finance the sale of insurance products to retail customers, provide financing for dealers and rental equipment yards, and also provide other retail financing programs for end-use customers in the North America, Western Europe, Latin America, Australia and other parts of the world. The credit companies also provide various financing options to dealers for a variety of purposes, including inventory, working capital, real estate acquisitions, construction and remodeling, business acquisitions, dealer systems and service and maintenance equipment.

         The credit companies offer a broad variety of financing options through dealers to end-use customers for the retail sale of CNH's agricultural and construction equipment, used equipment accepted by dealers in trade and equipment of other manufacturers stocked and sold by the CNH dealer network.

         CNH's United States dealers and company-owned dealerships located in the United States assign and sell rental installment contracts to the credit companies on a regular basis.

CNH Global N.V.

         CNH Global N.V., a corporation (naamloze vennootschap) organized under the laws of the Kingdom of The Netherlands (often referred to as "CNH"), was formed on November 12, 1999 in connection with New Holland N.V.'s acquisition of Case Corporation. In the acquisition, Case Corporation was merged into a subsidiary of New Holland N.V. with Case Corporation being the surviving entity. Upon completion of the merger New Holland N.V.'s name was changed to CNH Global N.V. When we refer to CNH in this prospectus and any prospectus supplement, we are referring to CNH and its consolidated subsidiaries.

         CNH is one of the world's leaders in the engineering, manufacturing, marketing and distribution of agricultural and construction equipment. CNH organizes its operations into three business segments: agricultural equipment, construction equipment and financial services. CNH believes that it is the largest manufacturer of agricultural equipment in the world based on units sold, one of the largest manufacturers of construction equipment based on units sold and has one of the industry's largest equipment finance operations.

         CNH is the only global, full-line company in both the agricultural and construction equipment industries, with strong and usually leading positions in every significant geographic and product category in both businesses. CNH's global scope and scale includes integrated engineering, manufacturing, marketing and distribution of equipment on five continents.

         In agricultural equipment, CNH believes it is the leading global manufacturer of agricultural tractors and it also has leading positions in combines, hay and forage equipment and specialty harvesting equipment. In construction equipment, CNH is the world leader in backhoe loaders and wheeled excavators, second in the world in skid steer loaders and the market leader in Western Europe in crawler excavators. CNH also has leading positions in wheel loaders, crawler dozers and graders. In addition, CNH provides a complete range of replacement parts and services to support its equipment.

         CNH believes that it is the most geographically diversified manufacturer and distributor of agricultural equipment in the industry. CNH's broad manufacturing base includes facilities in Europe (Belgium, France, Italy and the United Kingdom), Latin America (Brazil), North America (the United States and Canada), India and Australia. CNH also participates in manufacturing joint ventures in China, Mexico, Turkey, Uzbekistan and Pakistan, where these operations are among the market leaders. CNH markets its products globally through its highly recognized Case, Case IH, New Holland, Steyr, Fiat-Hitachi, Fiatallis, O&K and Kobelco brand names. CNH manufactures its products in 47 facilities throughout the world and distributes its products in over 160 countries through an extensive network of approximately 11,700 dealers and distributors.

         In North America, CNH offers a range of financial services products, including retail financing for the purchase or lease of new and used CNH and other equipment manufacturers' products and other retail financing programs. To facilitate the sale of its products, CNH offers wholesale financing to dealers. Wholesale financing consists primarily of floor plan financing and allows dealers to maintain a representative inventory of products. CNH's retail financing alternatives are intended to be competitive with financing available from third parties. CNH offers retail financing in Brazil and Australia through wholly owned subsidiaries and in Western Europe through a joint venture with a major European bank. These activities represent future growth opportunities.

         The address of CNH's registered offices is World Trade Center, Amsterdam Airport, Tower B, 10th Floor, Schipol Boulevard 217, 118 BH Amsterdam, The Netherlands and its telephone number when calling from the United States is (011-31-20) 46-0429. CNH's administrative offices are located at 100 South Saunders Road, Lake Forest, Illinois 60045, and its telephone number is (847) 735-9200. CNH is subject to the informational requirements of the Securities Exchange Act as a foreign private issuer. As required by that act, CNH files reports and other information with the SEC. You can find more information about CNH in the reports and other information that are described under "Where You Can Find More Information."

The Trustee and The Indenture Trustee

         We will identify the trustee for your trust and the indenture trustee for your notes in your prospectus supplement. The liability of the indenture trustee and the trustee in connection with the issuance and sale of the related securities is limited solely to its express obligations under the related agreements.

         A trustee may resign at any time, in which event the servicer must appoint a successor trustee. The administrator of a trust may also remove the trustee if the trustee ceases to be eligible to continue as trustee or if the trustee becomes insolvent. In that case, the administrator must appoint a successor trustee.

         An indenture trustee may resign at any time, and may be removed by the trustee if the indenture trustee becomes insolvent or ceases to be eligible to continue as indenture trustee. If an indenture trustee resigns or is removed, the trust must appoint a successor indenture trustee.

         No resignation or removal of a trustee or an indenture trustee, as the case may be, or appointment of a successor trustee or successor indenture trustee, as the case may be, will become effective until the successor trustee or successor indenture trustee has accepted its appointment.

                          Description of the Notes

         Each trust will issue one or more classes of notes pursuant to an indenture between the trust and an indenture trustee. We have filed a form of the indenture to be used as an exhibit to the registration statement of which this prospectus is a part. In addition to the notes offered by this prospectus, each trust may issue one or more additional classes of notes that may be sold in transactions exempt from registration under the Securities Act or retained by us or our affiliates. Those additional classes of notes may be issued under the related indenture or under a separate agreement. We summarize the material terms of the notes and indentures below. This summary does not include all of the terms of the notes and the indentures and is qualified by reference to the actual notes and indentures.

Principal and Interest on the Notes

         We will describe the timing and priority of payment, seniority, redeemability, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a series in the related prospectus supplement. The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of the same series. Each series may include one or more classes of notes of a type known as "strip notes." Strip notes are entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed or floating rate and may be zero for strip notes.

The Indenture

         Modification of Indenture. The indenture for each trust may be amended with the consent of the holders of at least a majority of the outstanding principal amount of notes of the related series, the trust and the indenture trustee. However, the following changes may not be made to any indenture without the consent of each affected noteholder:

                (1) any change to the due date of any installment of principal of or interest on any note or any reduction of the principal amount of any note, the interest rate for any note or the redemption price for any note, or any change to the place for or currency of any payment on any note;

                (2) any change that impairs the right of a noteholder to take legal action to enforce payment under the provisions of the indenture;

                (3) any reduction in the percentage of noteholders, by aggregate principal balance, that is required to consent to any amendment or to any waiver of defaults or compliance with provisions of the indenture;

                (4) any modification of the provisions of the indenture regarding the voting of notes held by us, the applicable trust, any other obligor on the notes, or any of our respective affiliates;

                (5) any reduction in the percentage of noteholders, by aggregate principal balance, that is required to direct the indenture trustee to sell or liquidate the receivables if the proceeds of sale would be insufficient to pay the notes in full, with interest; or

                (6) any change that adversely affects the status or priority of the lien of the indenture on any collateral.

         Also, unless otherwise provided in the applicable prospectus supplement, a trust and the applicable indenture trustee may enter into supplemental indentures without obtaining the consent of the noteholders of the related series, for the purpose of:

                (a) changing the related indenture or the rights of noteholders, if the change will not materially and adversely affect the interests of any noteholder; or

                (b) substituting credit enhancement for any class of notes, if the applicable rating agencies confirm in writing that the substitution will not result in the reduction or withdrawal of the rating of those notes or any other class of securities in the same series.

         Events of Default; Rights upon Event of Default. Any one of the following events will be an event of default for the notes in your series, unless otherwise specified in your prospectus supplement:

         o the trust fails to pay any interest on any note within five days after its due date;

         o the trust fails to pay any installment of the principal of any note on its due date;

         o the trust breaches any of its other covenants in the indenture for 30 days after notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series;

         o the trust fails to correct a breach of a representation or warranty it made in the indenture, or in any certificate delivered in connection with the indenture, that was incorrect in a material respect at the time it was made, for 30 days after notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series; or

         o     the trust becomes bankrupt or insolvent or is liquidated.

         You should note, however, that until the final scheduled maturity date for any class of notes, the amount of principal due to noteholders in your series generally will be limited to amounts available for that purpose. Also, if specified in the applicable prospectus supplement, the amount of interest due to noteholders of any class may be limited to amounts available for that purpose. Therefore, the failure to pay principal or, when applicable, interest on a class of notes generally will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

         If an event of default with respect to the notes of any series occurs and is not remedied as provided in the applicable indenture, then the principal of the notes of that series may be declared to be immediately due and payable by the indenture trustee, holders of a majority in principal amount of those notes or, if so specified in the applicable prospectus supplement, holders of a majority in principal amount of one or more particular classes of those notes. Unless otherwise specified in your prospectus supplement, that declaration may be rescinded by holders of a majority of the outstanding principal amount of the notes of that series, but only after payment of any past due amounts and cure or waiver of all other events of default. Noteholders' voting rights may vary by class.

         If the notes of any series have been declared due and payable following an event of default, the indenture trustee for that series may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party, sell the related receivables or elect to have the applicable trust maintain possession of those receivables and continue to apply collections on them as if there had been no declaration of acceleration. Unless otherwise specified in the related prospectus supplement, however, the indenture trustee is prohibited from selling the related receivables following an event of default, other than a default in the payment of any principal of or a default in the payment of any interest on any note that continues for five days or more, unless (i) the holders of all the outstanding notes of that series consent to the sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on those notes at the date of such sale or (iii) the indenture trustee for that series determines that the proceeds of receivables would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66[OBJECT OMITTED]% of the outstanding principal amount of those notes.

         Each indenture will provide that, subject to the duty of the indenture trustee to act with the required standard of care if an event of default occurs, the indenture trustee is not required to exercise any of its rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to the provision of adequate indemnification of the indenture trustee, the holders of a majority of the outstanding principal amount of the notes of a series (or of one or more classes of those notes, if so specified in the applicable prospectus supplement) will have the right to direct the time, method and place for any remedy available to the indenture trustee.

         Unless otherwise specified in the related prospectus supplement, no noteholder will have the right to take legal action under the related indenture, unless:

        o the noteholder gives the indenture trustee written notice of a continuing event of default;

        o the holders of at least 25% of the outstanding principal amount of notes of that series have requested in writing that the indenture trustee take legal action and offered reasonable indemnity to the indenture trustee;

        o the indenture trustee has not received a direction not to take legal action from the holders of a majority of the outstanding principal amount of the notes in that series; and

        o the indenture trustee has failed to take legal action within 60 days.

         In addition, each indenture trustee and the noteholders, by accepting their notes, will covenant that they will not at any time institute any bankruptcy or insolvency proceeding against their trust.

         None of the trustee for any trust, the related indenture trustee in its individual capacity, any holder of a certificate representing an ownership interest in a trust or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of such trust contained in the applicable indenture.

         Certain Covenants. In its indenture, each trust will agree not to consolidate with or merge into any other entity, unless:

        o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state,

        o that entity expressly assumes the trust's obligations relating to the notes,

        o immediately after the transaction, no event of default would have occurred and not have been remedied,

        o the trust has been advised that the ratings of the notes or the certificates of the particular series then in effect would not be reduced or withdrawn by the applicable rating agencies as a result of the transaction, and

        o the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder.

         Each trust will also agree not to take the following actions:

        o sell or otherwise dispose of any of its assets, except as permitted by its transaction documents,

        o claim any credit on or make any deduction from the principal and interest payable in respect of its notes, other than amounts withheld under the Internal Revenue Code or applicable state law,

        o assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the trust,

        o dissolve or liquidate in whole or in part, except as contemplated by its transaction documents,

        o permit the validity or effectiveness of its indenture to be impaired or permit any person to be released from any obligations with respect to the notes under its indenture, except as may be expressly permitted by its indenture,

        o permit any lien, claim or other encumbrance to affect its assets or any part of the trust, any interest in its assets or the trust or any related proceeds, or

        o incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to its notes and its other transaction documents.

         Each trust may engage in only the activities described in the related prospectus supplement.

         Annual Compliance Statement.Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under its indenture.

         Indenture Trustee's Annual Report. The indenture trustee for each trust will be required to mail each year to all of the related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee, any amounts advanced by it under the indenture, information about indebtedness owing by the trust to the indenture trustee in its individual capacity, any property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

         Satisfaction and Discharge of Indenture. An indenture may be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the related notes or upon deposit with the indenture trustee of funds sufficient for the payment in full of the notes.

                      Description of the Certificates

         Each trust will issue one or more classes of certificates pursuant to a trust agreement between us and a trustee. We have filed a form of the trust agreement to be used as an exhibit to the registration statement of which this prospectus is a part. A trust's certificates may be offered by this prospectus or may be sold in transactions exempt from registration under the Securities Act or retained by us or our affiliates. We summarize the material terms of the certificates below. This summary does not include all of the terms of the certificates and is qualified by reference to the actual certificates.

         We will describe the timing and priority of payment, seniority, redeemability, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of certificates of a series in the related prospectus supplement. Certificateholders' rights to receive payments on their certificates will be junior to the payment rights of noteholders in the same series to the extent described in the applicable prospectus supplement. In addition, the right of holders of any class of certificates to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of certificates of the same series. Each series may include one or more classes of certificates of a type known as "strip certificates." Strip certificates are entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments. Each class of certificates may have a different interest rate, which may be a fixed or floating interest rate and may be zero for strip certificates.


              Administrative Information About the Securities

Denominations

         We will identify minimum denominations for purchase of securities in the related prospectus supplement. If we do not specify any denomination, then the securities will be available for purchase in minimum denominations of $1,000 and in greater whole-dollar denominations.

Fixed Rate Securities

         Each class of securities may bear interest at a fixed or floating rate per annum. We will identify the applicable interest rate for each class of fixed rate securities in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed on the basis of a 360-day year of twelve 30-day months, unless we specify a different computation basis in the applicable prospectus supplement.

Floating Rate Securities

         Each class of floating rate securities will bear interest for interest periods specified in the applicable prospectus supplement at a rate per annum equal to:

        o a specified base interest rate, which will be based upon the London interbank offered rate (commonly known as "LIBOR"), commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another index rate we specify in the applicable prospectus supplement;

        o plus or minus a "spread" of a number of basis points (i.e., one-hundredths of a percentage point) we will specify in the applicable prospectus supplement;

        o or multiplied by a "spread multiplier," which is a percentage that we will specify in the applicable prospectus supplement.

         In the prospectus supplement for any floating rate securities we may also specify either or both of the following for any class:

        o a maximum, or ceiling, on the rate at which interest may accrue during any interest period and

        o a minimum, or floor, on the rate at which interest may accrue during any interest period.

In addition to any maximum interest rate specified in the applicable prospectus supplement, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law.

         Each trust that issues floating rate securities will appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The applicable prospectus supplement will identify the calculation agent for each class of floating rate securities in the offered series. Determinations of interest by a calculation agent will be binding on the holders of the related floating rate securities, in the absence of manifest error. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, unless we specify a different rounding rule in the related prospectus supplement.

Indexed Securities

         We may also specify in any prospectus supplement that any class of securities of the related series will be "indexed securities." In that case, the principal amount payable at the final scheduled payment date for that class would be determined by reference to an index related to:

        o the difference in the rate of exchange between United States dollars and a currency or composite currency specified in the prospectus supplement;

        o the difference in the price of a specified commodity on specified dates;

        o the difference in the level of a specified stock index, which may be based on U.S. or foreign stocks on specified dates; or

        o another objective price or economic measure described in the prospectus supplement.

         We will disclose the manner of determining the principal amount payable on any indexed security and historical and other information concerning the index used in that determination in the applicable prospectus supplement, together with information concerning tax consequences to the holders of the indexed securities. This may include alternate means to calculate an index if a third party that initially calculates or announces the index ceases to do so or changes the basis upon which the index is calculated.

         Unless we specify otherwise in the applicable prospectus supplement, interest on an indexed security will be payable based on the amount designated in the prospectus supplement as the "face amount" of the indexed security. We will also specify in the applicable prospectus supplement whether the principal amount of any indexed security that would be payable upon redemption or repayment prior to the applicable final scheduled payment date would be its face amount, its principal amount based on the applicable index at the time of redemption or repayment or some other amount.

Book-Entry Registration

         The Clearing Organizations. We will specify in the related prospectus supplement whether or not investors may hold their securities in book-entry form, directly or indirectly, through one of three major securities clearing organizations:

        o in the United States, The Depository Trust Company (commonly known as "DTC"); or

        o in Europe, either Clearstream Banking, societe anonyme (commonly known as "Clearstream") or Euroclear (also known as the "Euroclear System").

Each of these entities holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in the participants' accounts. This eliminates the need for physical movement of certificates representing the securities.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

         Clearstream is a limited liability company organized under the laws of Luxembourg as a professional depository. It settles transactions in a number of currencies, including United States dollars. Clearstream provides its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream's participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Euroclear was created in 1968. It settles transactions in a number of currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing. Euroclear interfaces with domestic markets in many countries generally similar to the arrangements for cross-market transfers with DTC described below. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, Societe Cooperative, a Belgian cooperative corporation. All operations are conducted by Euroclear's operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The board of the cooperative establishes policy for the Euroclear System. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of securities. Indirect access to Euroclear is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Book-Entry Clearance Mechanics. If book-entry arrangements are made, then a nominee for DTC will hold global certificates representing the securities. Clearstream and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC.

         Transfers between DTC's participants will occur in accordance with DTC rules. Transfers between Clearstream's participants and Euroclear's participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to Clearstream's and Euroclear's depositaries.

         Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Credits or other transactions in securities settled during any processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Purchases of securities under the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual securityholder is in turn to be recorded on the DTC participants' and indirect participants' records.

         Securityholders will not receive written confirmation from DTC of their purchase, but securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the securityholder entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of DTC participants acting on behalf of securityholders. Securityholders will not receive certificates representing their ownership interest in securities, unless the book-entry system for the securities is discontinued. Because of this, unless and until definitive securities for such series are issued, securityholders will not be recognized by the applicable indenture trustee or trustee as "noteholders," "certificateholders" or "securityholders," as the case may be. Hence, unless and until definitive securities are issued, securityholders will only be able to exercise their rights as securityholders indirectly through DTC and its participating organizations.

         To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee. The deposit of securities with DTC and their registration in the name of its nominee effects no change in beneficial ownership. DTC has no knowledge of the actual securityholders of the securities. Its records reflect only the identity of the DTC participants to whose accounts such securities are credited, which may or may not be the securityholders. The DTC participants are responsible for keeping account of their holdings on behalf of their customers.

         Notices and other communications conveyed by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to securityholders are governed by arrangements among them and any statutory or regulatory requirements that are in effect from time to time.

         Neither DTC nor its nominee will consent or vote with respect to securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns its nominee's consenting or voting rights to those DTC participants to whose accounts the securities are credited on the record date (identified in a listing attached thereto).

         Principal and interest payments on securities cleared through DTC will be made to DTC. DTC's practice is to credit participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by DTC participants to securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of the DTC participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements that are in effect from time to time. Payment of principal and interest to DTC is the responsibility of the trustee, disbursement of those payments to DTC participants is the responsibility of DTC, and disbursement of the payments to securityholders is the responsibility of DTC participants and indirect participants.

         Principal and interest payments on securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations, as described below in "U.S. Federal Income Tax Consequences." Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under a related agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         We obtained the information in this section concerning DTC, Clearstream and Euroclear and their respective book-entry systems from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Definitive Securities

         Notes or certificates that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to investors or their respective nominees, rather than to DTC or its nominee, only if:

        o the administrator for any trust advises the related indenture trustee or the related trustee, as applicable, in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities, and the administrator is unable to locate a qualified successor,

        o the administrator, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC or

        o after the occurrence of an event of default or a servicer default with respect to a series of securities, securityholders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, in that series advise the applicable trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the notes or certificates is no longer in the best interest of their holders.

         If any of these events occur, the applicable trustee will be required to notify all holders of the securities in the affected series through clearing organization participants of the availability of definitive securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the applicable trustee will reissue the securities to the securityholders as definitive securities.

         Principal and interest payments on all definitive securities will be made by the applicable trustee in accordance with the procedures set forth in the related indenture or the related trust agreement, as applicable, directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified for the securities in the related prospectus supplement. Those payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable trustee. The final payment on any definitive security, however, will be made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to the applicable securityholders.

         Definitive securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a transfer or exchange.

List of Securityholders

         Three or more holders of the notes of any series or one or more holders of notes evidencing at least 25% of the aggregate outstanding principal balance of the notes of a series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of their series.

         Three or more holders of the certificates of any series or one or more holders of certificates evidencing at least 25% of the aggregate outstanding balance of the certificates of a series may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or the certificates.

Reports to Securityholders

         On or prior to each payment date for the securities of a trust, the servicer for the trust will prepare and provide to the trust's indenture trustee a statement to be delivered, or otherwise made available in the manner specified under "Description of the Notes--The Indenture Trustee" in the prospectus supplement for your securities, to the related noteholders and to the trustee a statement to be delivered to the related certificateholders on the payment date. Each of these statements will include, to the extent applicable to the particular series or class of securities, the following information (and any other information specified in the related prospectus supplement) with respect to the payment date or the period since the previous payment date:

                (1) the amount of any principal payment on each class of securities;

                (2) the amount of any interest payment on each class of securities;

                (3) the aggregate balance of receivables in the trust at the end of the prior calendar month;

                (4) the aggregate outstanding principal balance and the note pool factor for each class of notes, and the aggregate outstanding balance and the certificate pool factor for each class of such certificates, each after giving effect to all payments reported under clause (1) above;

                (5) the amount of the servicing fee paid to the servicer for the prior calendar month;

                (6) the interest rate for the next period for any floating rate securities;

                (7) the amount of the administration fee paid to the administrator for the prior calendar month;

                (8) the amount of the net losses on receivables, if any, during the prior calendar month;

                (9) the aggregate purchase price paid for receivables, if any, that were purchased or repurchased by us or the servicer during the prior calendar month;

                (10) the balance on deposit in any spread account or the amount available under any other credit enhancement on the payment date, after giving effect to any changes on that date;

                (11) for each payment date during a pre-funding period, the remaining balance in the pre-funding account; and

                (12) for the first payment date that is on or immediately following the end of a pre-funding period, the amount of any remaining balance in the pre-funding account that has not been used to fund the purchase of receivables and is being paid as principal on the securities.

         Each amount described in subclauses (1), (2), (5) and (7) will be expressed as a dollar amount per $1,000 of the initial principal balance of the related notes or certificates.

         The note pool factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal balance of such class of notes, as of each payment date (after giving effect to payments to be made on such payment date), as a percentage of the initial outstanding principal balance of such class of notes. Similarly, the certificate pool factor for each class of certificates will be a seven-digit decimal indicating the remaining balance of such class of certificates, as of each payment date (after giving effect to distributions to be made on such payment date), as a fraction of the initial outstanding balance of such class of certificates. Each note pool factor and each certificate pool factor will initially be 1.0000000 and will decline over time to reflect reductions in the outstanding balance of the applicable class of notes or certificates.

         A noteholder's portion of the aggregate outstanding principal balance of the related class of notes is the product of (i) the original denomination of the noteholder's note and (ii) the applicable note pool factor. A certificateholder's portion of the aggregate outstanding balance of the related class of certificates is the product of (a) the original denomination of such certificateholder's certificate and (b) the applicable certificate pool factor.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee will mail to each person who at any time during such calendar year has been a securityholder with respect to such trust and received any payment thereon, a statement containing certain information for the purposes of such securityholder's preparation of Federal income tax returns.

                 Description of the Transaction Agreements

         We summarize below the material terms of the agreements under which the credit companies will, directly or indirectly, sell receivables to us, and we will transfer them to each trust, and under which Case Credit will agree to service the trust's receivables and administer the trust. We will disclose any additional material terms relating to a particular trust's agreements in the related prospectus supplement. We have filed forms of these agreements as exhibits to the registration statement of which this prospectus is a part. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.

Regular Sales of Receivables

         We buy a significant portion of the receivables that we will sell to most trusts prior to the closing date for the particular trust. We finance our purchase of these receivables by selling interests in those receivables under the terms of a financing agreement with multiple purchasers. For accounting purposes, these sales are treated as loans secured by the receivables. Subject to certain limitations, we generally buy, directly or indirectly, from one or both of the credit companies all of the receivables meeting our eligibility requirements that the applicable credit company originated during the preceding calendar month. We expect to sell most of the receivables that we buy under the receivables purchase agreements that we have entered into with the credit companies to a trust that will issue securities offered under this prospectus. Under these receivables purchase agreements, the credit companies must use procedures to select the receivables to be sold that are not adverse to our interests.

         Under the terms of the financing agreement, we grant to the purchasers a security interest in the receivables we have purchased as described above and that have not been previously released, along with some other collateral. However, we have the right to obtain the release of the receivables from the liens granted under the financing agreement prior to transferring them to a trust that will issue securities for offer under this prospectus. In connection with these releases, we are required to pay a portion of the proceeds from the related issuance as a repurchase price.

         We buy these receivables without recourse to the credit companies for defaults by the obligors. However, each of the credit companies represents and warrants to us on each purchase date as to the receivables being sold on that date by such credit company, among other things, that:

                (1)  each of the receivables meets our eligibility requirements;

                (2) the information that such credit company has provided to us about the receivables is correct in all material respects;

                (3) the obligor on each of the receivables is required to maintain physical damage insurance covering the financed equipment in accordance with such credit company's normal requirements;

                (4) as of the purchase date, the receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened;

                (5) as of the purchase date, each of the receivables is or will be secured by a first priority perfected security interest in the financed equipment in favor of the applicable credit company; and

                (6) each of the receivables complied at the time it was originated and complies as of the purchase date with applicable Federal and state laws in all material respects, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

         If a credit company breaches any of its representations or warranties concerning the receivables, it must repurchase from us any receivable materially and adversely affected by the breach at a price equal to the contract's balance on the settlement date immediately succeeding the month in which such repurchase obligation arises. This repurchase obligation is the sole remedy available to us for any such breach.

Sales of Receivables in Connection with the Offering of Securities by a Trust

         In addition to the receivables that we buy from the credit companies on a regular basis as described above, we may also buy receivables, directly or indirectly, from the credit companies to transfer to a trust on the closing date for that trust under a purchase agreement entered into in connection with the offering of securities by a trust. We buy those receivables on substantially the same terms as under the receivables purchase agreements described above (including substantially the same representations and warranties by the selling credit company regarding the receivables). The receivables we buy under these purchase agreements are originated directly or indirectly by the credit companies. The credit companies may also sell receivables to another one of their subsidiaries, and we may buy the receivables from that subsidiary on substantially the same terms as our purchases from the credit companies.

         We then sell receivables that we have acquired as described above to one of the trusts, pursuant to a sale and servicing agreement. These sales are also made without recourse. The related trustee will, concurrently with this sale, execute and deliver the related notes and certificates. The trust will apply the net proceeds received from the sale of its notes and certificates to pay us for the related receivables, and, to the extent specified in the related prospectus supplement, to make a deposit in a pre-funding account and initial deposits in other trust accounts. If there is a pre-funding account, the credit companies will sell, directly or indirectly, additional receivables to us, and we will in turn sell them to the trust from time to time during a pre-funding period, as described further in the related prospectus supplement.

         If we breach any of our representations or warranties made in a sale and servicing agreement, and our breach is not cured by the last day of the second (or, if we elect, the first) month following the discovery by or notice to the trustee of the breach, we will repurchase any receivable materially and adversely affected by our breach as of such last day at a price equal to the contract value of the receivable, as specified in the related prospectus supplement. Our obligation to purchase any receivable with respect to which any representation or warranty has been breached is subject to the credit company that sold the receivable to us repurchasing the receivable from us. This repurchase obligation is the only remedy available to the noteholders, the indenture trustee, the certificateholders or the trustee for any trust for any uncured breach.

         Under each sale and servicing agreement, Case Credit, as servicer, will continue to service the receivables held by the related trust and will receive fees for its services. In order to assure uniform quality in servicing the receivables and to reduce administrative costs, we and each trust will designate the servicer as custodian to maintain possession, as the agent for each trust, of the receivables and related documents. However, notes evidencing any unsecured dealer loans that we sell to a trust will be delivered to the related indenture trustee. In addition, Case

Credit and New Holland Credit have entered into a subservicing agreement pursuant to which New Holland Credit has agreed to act as subservicer and custodian in connection with each receivable originated by New Holland Credit and transferred to a trust. However, Case Credit, as servicer and custodian, will remain obligated and liable with respect to all receivables transferred to the trusts. For a further description of the appointment of subservicers, including New Holland Credit, by Case Credit, see "--Appointment of Subservicers."

         The obligors on the receivables are not notified that their receivables have been transferred by the credit companies to us or by us to the trust. However, each credit company marks its accounting records to reflect these sales, and Uniform Commercial Code financing statements reflecting the sales are filed.

         Under each sale and servicing agreement, the servicer has an option to purchase all of the remaining receivables held by the trust after their aggregate contract values fall below 10% of the sum of the contract values of all of the trust's receivables, measured for each receivable at the time of its sale to the trust.

Accounts

         The servicer will establish and maintain the following bank accounts for each trust:

        o a collection account, into which all payments made on or with respect to the related receivables will be deposited;

        o a note distribution account, into which amounts available for payment to the noteholders will be deposited and from which those payments will be made;

        o a certificate distribution account, into which amounts available for payment to the certificateholders will be deposited and from which those payments will be made; and

        o if so specified in the prospectus supplement, a pre-funding account.

         We will describe any other accounts to be established for a trust in the related prospectus supplement.

         Funds held in a trust's bank accounts will be invested in the following types of investments:

                (a) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

                (b) demand deposits, time deposits or certificates of deposit of any domestic depository institution or trust company or any domestic branch of a foreign bank that is subject to supervision and examination by federal or state banking or depository institution authorities, in each case where the issuer has at the time of the investment or contractual commitment to invest short-term credit ratings from each of the applicable rating agencies in its highest investment category;

                (c) commercial paper having, at the time of the investment or contractual commitment to invest, a rating from each of the applicable rating agencies in its highest investment category;

                (d) investments in money market funds having a rating from each of the applicable rating agencies in its highest investment category, including funds for which the indenture trustee or the trustee or any of their respective affiliates is investment manager or advisor;

                (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed as to timely payment by, the United States of America or any of its agencies or instrumentalities the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company
         (acting as principal) described in clause (b); and

                (g) any other investment permitted by each of the applicable rating agencies as set forth in writing delivered to the indenture trustee.

         Investments described in clauses (d) and (g) will be made only so long as making such investments will not require the trust to register as an investment company, in accordance with the Investment Company Act of 1940. During any pre-funding period, no investments in money market funds will be made with funds in any account other than the collection account. Also, so long as they meet the criteria listed above, these investments may include securities issued by us or our affiliates or trusts originated by us or our affiliates. Except as described below with respect to spread accounts, the investments made in each trust's bank accounts are limited to obligations or securities that mature on or before the business day preceding the next payment date

         In the unlikely event of defaults on investments made in a trust's bank accounts, investors in the securities could experience losses or payment delays. Earnings from these investments, net of losses and investment expenses, will be deposited in the applicable collection account on each payment date and treated as collections on the related receivables.

         Each trust's bank accounts will be maintained in one of the following forms:

        o as segregated accounts with (a) the corporate trust department of the related indenture trustee or the related trustee, or (b) a depository institution organized under the laws of the United States of America, any state or the District of Columbia (or any domestic branch of a foreign bank) (1) which has either (A) a long-term unsecured debt rating or certificate of deposit rating acceptable to the applicable rating agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the applicable rating agencies and (2) whose deposits are insured by the FDIC;

        o as segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America, any state or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade; or

        o as any other segregated account the deposit of funds in which has been approved by the applicable rating agencies.

Servicing Procedures

         The servicer will agree to make reasonable efforts to collect all payments on the receivables held by each trust in a manner consistent with the related sale and servicing agreement, and to use the collection procedures it follows with respect to comparable agricultural, construction and other equipment receivables it services for itself or others. These procedures may vary in some respects between receivables originated by New Holland Credit and other receivables. Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. However, no such arrangement will be permitted to extend the final payment date of any receivable beyond the final scheduled maturity date specified for the related securities in the applicable prospectus supplement unless the servicer purchases the receivable from the trust for a purchase price equal to its contract value.

         If the servicer forecloses on the collateral for a receivable, the servicer may sell the collateral at public or private sale, or take any other action permitted by applicable law. When appropriate, in connection with its servicing obligations, the servicer may require the applicable indenture trustee to deliver all or a portion of one or more notes evidencing unsecured dealer loans. The servicer will return any such notes to the applicable indenture trustee when the servicer no longer needs it, unless the related loan has been paid in full.

Collections

         The servicer will deposit, or cause to be deposited, all payments received on a trust's receivables during a calendar month into the related collection account within two business days after receipt. However, at any time when (a) Case Credit is the servicer, (b) there exists no servicer default and (c) each other condition to making deposits less frequently than daily as may be specified by the applicable rating agencies or set forth in the related prospectus supplement is satisfied, the servicer will not be required to deposit payments into the collection account until on or before the business day preceding the applicable payment date. Pending deposit into the collection account, the servicer may invest collections at its own risk and for its own benefit, and the collections will not be segregated from its own funds. If the servicer were unable to remit such funds, securityholders might incur a loss. To the extent described in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the related receivables.

         At any time when the servicer is permitted to remit collections once a month, the servicer will be permitted to make that deposit net of distributions to be made to the servicer with respect to the same calendar month. The servicer, however, will account to the indenture trustee, the trustee, the noteholders and the certificateholders with respect to each trust as if all deposits, distributions and transfers were made individually.

Servicing Compensation

         With respect to each trust, the servicer will be entitled to receive a servicing fee for each calendar month in an amount equal to a percentage per annum specified in the related prospectus supplement of the aggregate contract value of the trust's receivables as of the first day of the applicable calendar month. The servicing fee will be paid solely from the sources, and at the priority, specified in the related prospectus supplement. Any fees agreed to between Case Credit, as servicer, and New Holland Credit, as subservicer, for servicing receivables originated by New Holland Credit and ultimately transferred to a trust shall be paid solely by Case Credit.

Evidence as to Compliance

         Each sale and servicing agreement will require that a firm of independent public accountants furnish to the related trustee and indenture trustee annually a statement as to compliance by the servicer during the preceding twelve months (or in the case of the first such certificate, from the applicable closing date) with specified standards relating to the servicing of the applicable receivables, the servicer's accounting records and computer files and certain other matters.

         Each sale and servicing agreement will also require that an officer of the servicer deliver to the related trust and indenture trustee, substantially simultaneously with the delivery of the accountants' statement, a certificate stating that the servicer has fulfilled its obligations under the sale and servicing agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the closing date) or, if there has been a default in the fulfillment of any such obligation, describing each such default.

         Securityholders may obtain copies of such statements and certificates by written request addressed to the applicable trustee.

Appointment of Subservicers

         Case Credit, as servicer, may at any time appoint a subservicer to perform all or any portion of its obligations as servicer. In the case of receivables originated by New Holland Credit and transferred to a trust, Case Credit has appointed New Holland Credit to act as subservicer of those receivables. The appointment of any subservicer, other than New Holland Credit, is subject to the condition that the applicable rating agencies confirm in writing that the appointment of any subservicer will not result in the reduction or withdrawal of the rating of the securities in the applicable series. The servicer shall remain obligated and be liable to the trust, the trustee, the indenture trustee, the certificateholders and the noteholders for the servicing and administering of the receivables in accordance with the applicable sale and servicing agreement without diminution of those obligations and liabilities by virtue of the appointment of any subservicer and to the same extent and under the same terms and conditions as if the servicer itself were servicing and administering the receivables. The fees and expenses of each subservicer shall be as agreed between the servicer and its subservicer from time to time and none of the issuer, the trustee, the indenture trustee, the certificateholders or the noteholders shall have any responsibility therefor.

Resignation, Liability and Successors of the Servicer

         Case Credit will not be permitted to resign from its obligations and duties as servicer for any trust, except upon determination that Case Credit's performance of such duties is no longer permissible under applicable law. No resignation will become effective until the related indenture trustee or a successor servicer has assumed Case Credit's servicing obligations and duties.

         Neither the servicer nor any of its directors, officers, employees and agents will be under any liability to any trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action under the applicable sale and servicing agreement or for errors in judgment. However, none of the listed parties will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under the related sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

         Upon compliance with procedural requirements specified in the related sale and servicing agreement, any of the following entities will be the successor of the servicer under that sale and servicing agreement:

        o any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party,

        o     any entity succeeding to the business of the servicer, or

        o any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by CNH, which assumes the obligations of the servicer.

Servicer Default

         The following events will constitute "servicer defaults" under each sale and servicing agreement:

        o the servicer fails to make required deposits or to direct the indenture trustee to make required distributions, subject to a three business day cure period after discovery or notice;

        o we or the servicer breach our respective obligations under the sale and servicing agreement, subject to materiality limitations and a 60 day cure period after notice; and

        o     bankruptcy or insolvency of the servicer or us.

Rights Upon Servicer Default

         If a servicer default under a sale and servicing agreement occurs and remains unremedied, the related indenture trustee or holders of notes of the related series evidencing at least 25% in outstanding principal amount of such notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement) may terminate all the rights and obligations of the servicer under the sale and servicing agreement. In that event, the indenture trustee or a successor servicer appointed by the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than that appointment has occurred, the trustee or other official may have the power to prevent the indenture trustee or noteholders from effecting a transfer of servicing.

         If the indenture trustee is unwilling or unable to act as successor servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of equipment receivables. The indenture trustee may make arrangements for compensation to be paid to the successor servicer, but the compensation may in no event be greater than the servicing fee provided for under the sale and servicing agreement. Neither the trustee nor the certificateholders have the right to remove the servicer if a servicer default occurs when any notes of the same series remain outstanding.

Waiver of Past Defaults

         With respect to each trust, unless otherwise provided in the related prospectus supplement, the holders of notes evidencing at least a majority in principal amount of the then outstanding notes of the related series may, on behalf of all noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the related sale and servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. Therefore, the noteholders have the ability to waive defaults by the servicer which could materially adversely affect the certificateholders. In addition, unless otherwise provided in the related prospectus supplement, the holders of the related certificates evidencing at least a majority of the outstanding certificate balance may, on behalf of all noteholders and certificateholders, waive any servicer default that does not adversely affect the related indenture trustee or noteholders. None of these waivers will impair the noteholders' or certificateholders' rights with respect to subsequent defaults.

Amendment

         Unless otherwise provided in the related prospectus supplement, each of a trust's transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, so long as such action will not, in the opinion of counsel satisfactory to the related indenture trustee and the related trustee, materially and adversely affect the interest of any of the trust's noteholders or certificateholders. In addition, unless otherwise provided in the related prospectus supplement, each of a trust's transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, to substitute or add credit enhancement for any class of securities, so long as the applicable rating agencies confirm in writing that such substitution or addition will not result in a reduction or withdrawal of the rating of any class of securities in the related series.

         Unless otherwise specified in the related prospectus supplement, each of a trust's transaction agreements may be amended by the parties to the agreement, with the consent of the indenture trustee, the holders of notes evidencing at least a majority in principal amount of then outstanding notes of the related series and the holders of certificates of such series evidencing at least a majority of the certificate balance. However, no such amendment may (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of such noteholders or certificateholders or (b) reduce the required percentage of the notes or certificates of that are required to consent to any such amendment, without the consent of the holders of all the outstanding notes or certificates, as the case may be, of such series.

Payment of Notes

         Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders will succeed to all the rights of the noteholders, under the related sale and servicing agreement, except as otherwise provided therein in the sale and servicing agreement.

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

Termination

         With respect to each trust, our obligations and the obligations of the servicer, the related trustee and the related indenture trustee pursuant to the trust's transaction agreements will terminate upon (a) the maturity or other liquidation of the last related receivables and the disposition of any amounts received upon liquidation of any such remaining receivables and (b) the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them pursuant to the transaction agreements. The servicer will provide notice of any termination of a trust to the applicable trustee and the indenture trustee. Within five business days of the receipt of notice from the servicer, the trustee will mail notice of such termination to the certificateholders. The indenture trustee will mail notice of any such termination to the noteholders.

Administration Agreement

         Case Credit will enter into an administration agreement with each trust and the related indenture trustee under which Case Credit will act as administrator for the trust. The administrator will perform on behalf of the trust administrative obligations required by the related indenture. Unless otherwise specified in the prospectus supplement for any trust, as compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its related expenses, the administrator will be entitled to a quarterly administration fee in an amount equal to $500.

                      Credit and Cash Flow Enhancement

         We will describe the amounts and types of credit enhancement arrangements and the provider of the credit enhancements, if applicable, with respect to each class of securities of a given series in the related prospectus supplement. Credit enhancement may be in the form of subordination of one or more classes of securities, spread accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing. Credit enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities. Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities Act unless exempt from such registration.

         The presence of a spread account and other forms of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of the full amount of principal and interest due on their securities and to decrease the likelihood that the securityholders will experience losses. The credit enhancement for a class or series of securities generally will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance, with interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of any one class or series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes or series.

         We may replace the credit enhancement for any class of securities with another form of credit enhancement without the consent of securityholders, if the applicable rating agencies confirm in writing that the substitution will not result in the reduction or withdrawal of their rating of any class of securities of the related series.

         Spread Account. If so provided in the related prospectus supplement, the servicer will establish for a series or class of securities a spread account, which will be maintained in the name of the applicable indenture trustee. We may initially fund any spread account by a deposit on the applicable closing date in an amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the spread account may be increased on each payment date up to a balance specified in the related prospectus supplement by the deposit of collections on the related receivables remaining after all higher priority payments on that payment date. We will describe in the related prospectus supplement the circumstances and manner under which distributions may be made out of the spread account to holders of securities, to us or to any of our transferees or assignees.

         To the extent permitted by the applicable rating agencies, funds in a trust's spread account may be invested in securities that will not mature prior to the next payment date. As a result, the amount of cash in a spread account at any time may be less than the balance of the spread account. If the amount required to be withdrawn from any spread account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the spread account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related securities.

         We may at any time, without consent of the securityholders, sell or otherwise transfer our rights to any spread account, if (a) the applicable rating agencies confirm in writing that doing so will not result in a reduction or withdrawal of the rating of any class of securities, (b) we provide to the trustee and the indenture trustee a written opinion from independent counsel to the effect that the transfer will not cause the trust to be treated as an association or publicly traded partnership taxable as a corporation for Federal income tax purposes and (c) the transferee or assignee agrees in writing to take positions for tax purposes consistent with the tax positions agreed to be taken by us.

                      Legal Aspects of the Receivables

Bankruptcy Considerations Relating to the Credit Companies

         We and the credit companies will take steps in structuring the transactions described in this prospectus that are intended to ensure that the voluntary or involuntary application for relief by either or both of the credit companies under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of our assets and liabilities with those of Case Credit or New Holland Credit. These steps include our creation as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing restrictions on the nature of our business and a restriction on our ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all our directors. However, there can be no assurance that our activities would not result in a court concluding that our assets and liabilities should be consolidated with those of Case Credit or New Holland Credit in a proceeding under any insolvency law.

         In addition, the indenture trustee, the trustee, all noteholders and all certificateholders will covenant that they will not at any time institute against us, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         Each credit company that sells receivables to us will warrant that each sale of receivables by it to us is a valid sale. If a credit company were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy or the debtor itself were to take the position that either or both of the transfers of receivables should instead be treated as a pledge of receivables to secure a borrowing, then delays in payments of collections of receivables to us (and in payments on the notes) could occur. If the court ruled in favor of the creditor, trustee or a credit company, reductions in the amount of such payments could result. Also, under these circumstances, a bankruptcy trustee of a credit company or those entities themselves as debtor-in-possession, will, for a period of time, have the opportunity to reject any lease that is deemed a true lease, which would result in a cancellation of the remaining scheduled payments under the lease.

         If any transfer of receivables referred to above, or any of our transfers of receivables to the trust, were treated as a pledge instead of a sale, a tax or government lien on the property of the transferor arising before the sale of the receivable may have priority over the trust's interest in the receivable. If those transfers are treated as sales, the receivables would not be part of the transferor's bankruptcy estate and would not be available to the transferor's creditors, except under limited circumstances. In addition, while Case Credit is the servicer, cash collections on the receivables may, under some circumstances, be commingled with the funds of Case Credit and, in the event of the bankruptcy of Case Credit, a trust may not have a perfected interest in those collections.

Bankruptcy Considerations Relating to Dealers

         A substantial portion of the receivables was originated by CNH dealers and purchased by one of the credit companies. A portion of those receivables provide for recourse to the originating dealer for defaults by the obligors. In addition, CNH dealers that sell receivables to Case Credit under its current dealer agreements retain the right to repurchase those receivables at any time. See "Origination of Receivables--Dealer Agreements" in this prospectus. In the event of a dealer's bankruptcy, a creditor or bankruptcy trustee of the dealer or the dealer itself might attempt to characterize the sales of receivables to a credit company as loans to the dealer secured by the receivables. Such an attempt, if successful, could result in payment delays or losses on the affected receivables. However, in connection with any sale of receivables, directly or indirectly, by a credit company to us or by a credit company to one of its subsidiaries and ultimately to us, the transferring credit company has warranted that at the time of such sale it had good title to the receivables. Furthermore, in the event of a dealer's bankruptcy, a dealer or its bankruptcy trustee might also be able to reject any leases originated by the dealer that were deemed to be "true leases" resulting in the termination of scheduled payments under those leases.

Perfection and Priority With Respect to Receivables

         A purchaser of retail installment contracts, retail installment loans or leases who in good faith gives new value and takes possession of the chattel paper that evidences the retail installment contracts or leases in the ordinary course of the purchaser's business may have priority over the interest of the related trust in the retail installment contracts or leases. Any sale of, or grant of a security interest in, retail installment contracts or leases that had been sold to a trust would be a violation of the credit companies' contractual obligations.

Security Interests in Financed Equipment

         In some states, retail installment sale contracts like the ones that may be included in your trust evidence the credit sale of agricultural, construction and other equipment. In those states, the contracts also constitute personal property security agreements and include grants of security interests in the equipment under the applicable Uniform Commercial Code, as do retail installment loans made directly by one of the credit companies. Perfection of security interests in the equipment is generally governed by the Uniform Commercial Code. However, under the laws of some other states, perfection of security interests in some agricultural, construction or other equipment, including trucks, may be governed by certificate of title registration laws of the state in which the equipment is located.

         Each of the credit companies takes or requires the applicable dealer to take appropriate action under the laws of each state in which financed equipment is located to perfect its security interest in the equipment. We are required to purchase from each trust any retail installment contract or retail installment loan as to which necessary perfection actions have not been taken prior to the time of sale to the trust, if the failure to take those actions will materially adversely affect the interest of the trust in the receivable and the failure is not cured within a specified grace period. Similarly, each credit company that sells receivables to us is required to purchase any such receivable if the failure occurred prior to its transfer of the receivable to us. In addition, the servicer is required to take appropriate steps to maintain perfection of security interests in the financed equipment and is obligated to purchase the related receivable if it fails to do so. However, because the credit companies may not obtain subordination agreements from other secured lenders when making dealer loans, any security interests obtained in connection with those loans may not have first priority status.

         Due to administrative burden and expense, no action will be taken to record the transfer of security interests from the credit companies to us or from a credit company to one of its subsidiaries and ultimately to us or, in any case, from us to the trust. In most states, an assignment like the transfers referred to above is effective to convey a security interest, without any action to record the transfer of record. In those states, the proper initial filing of the financing statement relating to the equipment, or, if applicable, the notation of the applicable credit company's lien on the certificates of title, will be sufficient to protect the related trust against the rights of subsequent purchasers of financed equipment or subsequent lenders who take a security interest in financed equipment. However, by not identifying a trust as the secured party on the financing statement or certificate of title, the security interest of the trust in financed equipment could be defeated through fraud or negligence.

         In addition, under the laws of most states, liens for repairs performed on the equipment and liens for unpaid taxes take priority over even a perfected security interest in equipment. We will represent to each trust that, as of the date the related receivable is sold to such trust, each security interest in financed equipment is or will be prior to all other present liens on and security interests in the financed equipment. However, liens for repairs or taxes could arise at any time during the term of a receivable. Also, error, fraud or forgery by the equipment owner or the servicer or administrative error by state or local agencies could impair a trust's security interest. Neither we nor the servicer must repurchase a receivable if any of the occurrences described above, other than any action by the servicer, result in the trust's losing the priority of its security interest or its security interest in the financed equipment after the date the security interest was assigned to the trust.

         A security interest in equipment perfected pursuant to the Uniform Commercial Code as in effect in most states prior to July 1, 2001 would continue for four months after the equipment is moved to a state other than the state in which a financing statement was filed initially to perfect the security interest, or, if applicable, in which the equipment is initially registered. With respect to any equipment that is subject to a certificate of title under the laws of the state in which it is located, a majority of states generally require a surrender of a certificate of title to re-register the equipment. Accordingly, a secured party must surrender possession if it holds the certificate of title to the equipment, or, in the case of equipment registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, with respect to any equipment that is subject to such certificate of title laws, the secured party would have the opportunity to re-perfect its security interest in the equipment in the state of relocation. In states that do not require a certificate of title for registration of equipment, re-registration could defeat perfection.

         Within the four-month period subsequent to equipment being moved to a state other than the state in which a financing statement was filed initially to perfect the security interest, as discussed in the preceding paragraph, the secured party may be required to file financing statements in a different jurisdiction if the original filing jurisdiction was not, or is no longer, the jurisdiction in which the debtor is located. In addition, a security interest in equipment perfected pursuant to the Uniform Commercial Code in effect in most states as of July 1, 2001 would continue for four-months after the change of the debtor's location to another jurisdiction. Prior to the end of such four month period, the filing of additional financing statements in a different jurisdiction may be required.

Security Interests in Leased Equipment

         When we sell leases to a trust, we also assign to the trust any security or ownership interest that we hold in the leased equipment. Each lease is either a "true lease" or a lease intended for security (often referred to as a "finance lease"). Whether we are deemed to hold a security interest or an ownership interest in particular leased equipment depends in part upon whether the related lease is a "true lease" or not.

-------------------------------------------------------------------------------
"true lease" = the lessor (i.e., the originating dealer and its assigns) is deemed to be the beneficial owner of the leased equipment.

"finance lease" (not a true lease) = the lessee is deemed to be the beneficial owner, and the lessor (or its assignee) is deemed to hold a security interest in the leased equipment.
-------------------------------------------------------------------------------

         Under applicable state law standards, any lease transferred to a trust that has a nominal termination value should be deemed to be a finance lease. While the term "nominal" is not clearly defined for this purpose, it is clear that any lease with a $1 termination value should be treated as a finance lease. The treatment of other leases as finance leases or true leases under applicable state law is less certain, and the applicable prospectus supplement will specify the extent to which any leases included in the property of the related trust are thought to be finance leases or true leases or are of uncertain classification.

         Each of the credit companies requires dealers that originate leases to obtain a precautionary first priority perfected security interest in the leased equipment, in case the leases are deemed to be finance leases. In the case of leases of trucks, the credit companies require dealers to have the lessees named as the owner on the certificates of title and to have the applicable credit company named as holder of a security interest. These security interests are transferred to the applicable credit company when it purchases the related leases. When a credit company originates a lease directly, it also obtains a precautionary first priority perfected security interest in the leased equipment and, in the case of truck leases, causes the lessee to be named as owner and itself to be named as holder of a security interest. As a result of these actions, for leases that are deemed to be finance leases, the applicable credit company and its assigns will have a very similar position to the one described above with respect to retail installment contracts, and the same repurchase obligations apply if there is no first priority perfected security interest.

         Each of the credit companies also obtains a security interest in leased equipment against originating dealers in case the leased equipment is deemed to be owned by the dealer, which would be the case for any lease that is deemed to be a true lease, and the transfer of the leased equipment from the dealer to the applicable credit company is not deemed to be a true sale. However, that security interest may not in all cases have first priority status. The related prospectus supplement will specify if any leases that might be true leases will be included in the property of a trust and, if so, whether any filings will be made to perfect a first priority security interest in the related leased equipment against the selling credit company and us, in case any of the transfers of such leased equipment from that credit company to us, or from us to the applicable trust, respectively, is deemed not to be a true sale. Due to administrative burden and expense, it is anticipated that those filings (if any) will cover only a portion of the leased equipment. Competing liens arising in favor of creditors of the originating dealer, a credit company, or us could take priority over the interests of the applicable trust in that leased equipment if the originating dealer, we or a credit company were not deemed to have made a true sale and any security interest in the leased equipment granted to a credit company, us or the trust, respectively, was not perfected or did not have first priority status. Also, Case Credit and New Holland Credit do not obtain a perfected security interest in leased equipment against originating non-CNH dealers.

Bankruptcy Considerations Relating to a Lessee

         If the lessee under any lease included in the property of a trust becomes a debtor in federal bankruptcy proceedings or any similar applicable state law proceedings, the trust may be delayed or prevented from enforcing some of its rights under the leases and obtaining possession of the leased equipment from the lessee. The precise treatment of a lease in bankruptcy proceedings generally will depend upon whether the bankruptcy court finds the lease to be a true lease or a finance lease.

         If a given lease is a "finance lease," its treatment in bankruptcy will be similar to the treatment of a retail installment contract. The trust will have a bankruptcy claim equal to the outstanding amount of the deemed "loan" to the lessee, which claim will generally have the benefit of a perfected security interest in the leased equipment, subject to the qualifications set out under " --Security Interests in Financed Equipment" above. If a given lease is a true lease, the lessee's bankruptcy trustee or the lessee will, for a period of time, have the opportunity to either assume or reject the lease. The precise length of this period of time will be difficult to predict in any given case, and the bankruptcy trustee or the lessee will have possession of the leased equipment during such period.

        If a lease is assumed, the bankruptcy trustee or the lessee must:

        o cure any default, other than a default based on the lessee's bankruptcy or financial condition, and possibly other non-monetary defaults; or

        o     provide adequate assurance of a prompt cure; and,

        o if there has been a prepetition default, provide adequate assurance of future performance under the lease.

        If a lease is rejected:

        o the scheduled payments due thereafter under the lease will be canceled;

        o the trust will generally be able to obtain possession of the leased equipment; and

        o the trust will be entitled to assert an unsecured claim for damages resulting from the rejection of the lease.

Repossession

         Upon a default by an equipment purchaser, the holder of a retail installment sale contract, loan or a lease that is treated as a personal property security interest, has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Under those remedies, the secured party may perform self-help repossession unless it would constitute a breach of the peace. Self-help is the method employed by the servicer in most cases and is accomplished simply by retaking possession of the financed or leased equipment. Some jurisdictions may require that the obligor be notified of the default and be given time to cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

         The Uniform Commercial Code and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, redemption by payment of delinquent installments or the unpaid balance may be permitted.

Uniform Commercial Code Considerations

         Many states have adopted a version of Article 2A of the Uniform Commercial Code that purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit the enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee." However, each credit company that sells a lease will represent that, to the best of their knowledge, each lessee has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has not notified the applicable credit company of any defects. Article 2A does, however, recognize typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

Vicarious Tort Liability

         Although each trust will or may own the leased equipment related to each lease purchased by that trust that is treated as a true lease, the leased equipment will be operated by the related lessees and their respective invitees. State laws differ as to whether anyone suffering injury to person or property involving leased agricultural, construction or other equipment may bring an action upon which relief may be granted against the owner of the equipment by virtue of that ownership. To the extent applicable law permits such an action and such an action is successful, the related trust and its assets may be subject to liability to the injured party. If vicarious liability were imposed on a trust as owner of leased equipment, and the coverage provided by any available insurance is insufficient to cover the loss, you could incur a loss on your investment.

         Lessees are required to obtain and maintain physical damage insurance and liability insurance. Dealers that sell receivables to Case Credit under its current dealer agreements are responsible for verifying physical damage insurance on the leased equipment at the time the lease is originated. If a dealer fails to verify physical damage insurance coverage and the lessee did not obtain insurance coverage at the time the lease was originated, the dealer is required to repurchase the lease. Dealers that sell receivables to New Holland Credit under its current dealer agreements are not required to verify physical damage insurance on the leased equipment. If, however, the lessee does not have insurance coverage at the time the lease was originated, New Holland Credit can require the dealer to repurchase the lease. See "Origination of Receivables--Dealer Agreements" in this prospectus.

         Dealers that sell receivables to the credit companies under new dealer agreements will be responsible for verifying physical damage insurance coverage on the equipment at the time the receivable is originated. If a dealer fails to verify insurance coverage and the obligor did not obtain insurance coverage at the time the receivable was originated, the dealer is obligated to repurchase the receivable.

         In any case, if insurance has lapsed or has not been maintained in full force and effect, the dealers will not be obligated to repurchase the lease.

Deficiency Judgments and Excess Proceeds; Other Limitations

         The proceeds of resale of equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. Some states may impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness. In other states, a deficiency judgment against the debtor can be sought for the shortfall. However, because a defaulting obligor may have very little capital or sources of income available following repossession, in many cases it may not be useful to seek a deficiency judgment. If one is obtained, it may be uncollectible or settled at a significant discount.

         Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a lien on the equipment or, if no such lienholder exists, to the former owner of the equipment.

         Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

         In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers. As to leases, some jurisdictions may require that a lessee be notified of a default and given a time period within which to cure the default prior to repossession of leased equipment.

         In addition to any laws that may limit or prohibit deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 11, 12 or 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing equipment, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Consumer Protection Laws

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders, lessors and servicers involved in consumer finance. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors and lessors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts. Some of the receivables may be deemed to be consumer finance contracts under applicable federal or state laws.

         Each credit company that sells receivables to us will warrant upon each sale of those receivables that each receivable transferred complies with all requirements of law in all material respects. We make similar warranties to each trustee. Accordingly, if an obligor has a claim against the related trust for violation of any law and such claim materially and adversely affects the trust's interest in a receivable, the violation would be a breach of our warranties and would create an obligation on our part to purchase the receivable unless the breach is cured. Our obligation to purchase any receivables in these circumstances is subject to the applicable credit company repurchasing the affected receivable. If the claim existed at the time the credit company sold the receivable to us, the violation would also be a breach of that credit company's warranties, and would require the credit company to repurchase the receivable unless the breach is cured.

                    U.S. Federal Income Tax Consequences

         The following is a summary of the material Federal income tax consequences of the purchase, ownership and disposition of the notes and certificates. This summary is based upon current provisions of the Internal Revenue Code of 1986, called the "Code", proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively, and subject to differing interpretation. The portions of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw, special Federal tax counsel for each trust, as qualified in this summary. Mayer, Brown, Rowe & Maw have prepared or reviewed the statements in this prospectus under the heading "U.S. Federal Income Tax Consequences," and are of the opinion that they are correct in all material respects.

         The following summary does not furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes and certificates by investors that are subject to special treatment under the Federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the notes or certificates as a position in a "straddle" for tax purposes or as a part of a "synthetic security" or "conversion transaction" or other integrated investment comprised of the notes or certificates and one or more other investments, trusts and estates and pass-through entities, the equity holders of which are any of these specified investors. In addition, the discussion regarding the notes and certificates is limited to the Federal income tax consequences of the initial investors and not a purchaser in the secondary market and to investors who have purchased notes and who hold those notes as capital assets within the meaning of Section 1221 of the Code.

         Each trust will be provided with an opinion of Mayer, Brown, Rowe & Maw regarding certain Federal income tax matters discussed below. An opinion of Mayer, Brown, Rowe & Maw, however, is not binding on the Internal Revenue Service, called the "IRS," or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents refer, unless otherwise specified, to each trust and the notes, certificates and related terms, parties and documents applicable to that trust.

Tax Characterization of the Trust

         Mayer, Brown, Rowe & Maw is of the opinion that the trust will not be an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. This opinion is based on the assumption of compliance by all parties with the terms of the trust agreement and related documents.

         If the trust were taxable as a corporation for Federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. Any corporate income tax imposed on the trust could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the trust.

Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. We will agree, and if you purchase notes, you will agree by your purchase of the notes, to treat the notes as debt for Federal, state and local income and franchise tax purposes. Mayer, Brown, Rowe & Maw is of the opinion that the notes will be classified as debt for Federal income tax purposes. The discussion below assumes the notes are classified as debt for Federal income tax purposes.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations, called the "OID Regulations," relating to original issue discount, or "OID." This discussion assumes that any OID on the notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the notes will have OID to the extent the principal amount of the notes exceeds their issue price. Further, if the notes have any OID, it will be de minimis if it is less than 1/4% of the principal amount of the notes multiplied by the number of full years included in their term. If these conditions are not satisfied for any given series of notes and as a result the notes are treated as issued with OID, additional tax considerations for these notes will be disclosed in the applicable prospectus supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. If you buy notes, you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         If you have purchased a note that has a fixed maturity date of not more than one year from the issue date of the note, called a "Short-Term Note", you may be subject to special rules. Under the OID Regulations, all stated interest on a Short-Term Note will be treated as OID. If you are an accrual basis holder of a Short-Term Note or a cash basis holder specified in Section 1281 of the Code, including regulated investment companies, you will generally be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. If you are a cash basis holder of a Short-Term Note other than those specified in
Section 1281, you will, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, if you are a cash basis holder of a Short-Term Note reporting interest income as it is paid, you may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note. This interest expense would be deferred until the taxable disposition of the Short-Term Note. If you are a cash basis taxpayer, you may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less. If you have so elected, you would include OID on the Short-Term Note in income as it accrues, but you would not be subject to the interest expense deferral rule. Special rules not discussed in this summary apply to a Short-Term Note purchased for more or less than its principal amount.

         Sale or Other Disposition. If you sell a note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the note. The adjusted tax basis of a note will equal your cost for the note, increased by any market discount, OID and gain previously included in your income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments you have previously received on the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a note will be taxed at a maximum rate of 39.6% if the note is held for not more than 12 months and at a maximum rate of 20% if the note is held for more than 12 months.

         Foreign Holders. If you are a nonresident alien, foreign corporation or other non-United States person, called a "foreign person", any interest paid or accrued to you will generally be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by you and you:

        o are not actually or constructively a "10 percent shareholder" of the trust or us, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which we or the trust are a "related person" within the meaning of the Code; and

        o     satisfy the statement requirement set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder.

To satisfy this statement requirement, you, or a financial institution holding the note on your behalf, must provide, in accordance with specified procedures, a paying agent of the trust with a statement to the effect that you are not a United States person. If you are an individual or a corporation holding the notes on its own behalf, these requirements will be met if you provide your name and address, and certify, under penalties of perjury, that you are not a United States person (which certification may be made on an IRS Form W-8BEN), or if a financial institution holding the note on your behalf certifies, under penalties of perjury, that the required statement has been received by it and furnishes a paying agent with a copy of the statement. If you are not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf you may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information. Under recently finalized Treasury regulations, called the "Final Regulations", the statement requirement may also be satisfied with other documentary evidence with respect to an offshore account or through certain foreign intermediaries. We recommend that you consult your own tax advisors regarding the Final Regulations.

         If you are a foreign person and interest paid or accrued to you is not "portfolio interest," then it will be subject to a 30% withholding tax unless you provide the trust or its paying agent, as the case may be, with a properly executed:

        o IRS Form W-8BEN, claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty, or

        o IRS Form W-8ECI, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

         If you are a foreign person engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of the trade or business, although you will be exempt from the withholding tax discussed above, you will be subject to United States Federal income tax on your interest on a net income basis in the same manner as if you were a United States person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower treaty rate, of your effectively connected earnings and profits for the taxable year, subject to adjustments.

         If you are a foreign person, any capital gain realized by you on the sale, redemption, retirement or other taxable disposition of a note by you will be exempt from United States Federal income and withholding tax; provided that:

        o the gain is not effectively connected with your conduct of a trade or business in the United States, and

        o if you are an individual foreign person, you have not been present in the United States for 183 days or more in the taxable year.

         Backup Withholding. If you are not an exempt holder, including a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, you will be required to provide, under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup withholding. If you are not an exempt holder and you fail to provide the required certification, the trust will be required to withhold up to 31% of the amount otherwise payable to you, and remit the withheld amount to the IRS as a credit against your Federal income tax liability. The Final Regulations make modifications to the backup withholding rules. We recommend that you consult your own tax advisors regarding the Final Regulations.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of Mayer, Brown, Rowe & Maw, the IRS successfully asserted that one or more of the notes did not represent debt for Federal income tax purposes, the notes might be treated as equity interests in the trust. In this case, the trust would be treated as a publicly traded partnership. This publicly traded partnership would not, however, be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to you. For example, if you are a foreign person, income to you might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and if you are an individual holder, you might be subject to certain limitations on your ability to deduct your share of trust expenses.

Tax Consequences to Holders of the Certificates

         The following discussion applies only to the extent certificates are offered in a related prospectus supplement. Until that time, because the certificates will be held solely by us or one of our affiliates, under current Treasury regulations, the trust will be disregarded as an entity separate from us or one of our affiliates, for Federal income tax purposes.

         Treatment of the trust as a Partnership. We and the servicer will agree, and you will agree by your purchase of certificates, to treat the trust as a partnership for purposes of Federal and state income tax, franchise tax and any other tax measured in whole or in part by income. The assets of the partnership will be the assets held by the trust, the partners of the partnership will be the certificateholders, including us in our capacity as recipient of distributions from any account specified in the related prospectus supplement in which we have an interest, and the notes will be debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, us and the servicer is not clear because there is no authority on transactions closely comparable to this arrangement.

         A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered our debt or debt of the trust. This characterization should not result in materially adverse tax consequences to certificateholders compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are indexed securities or strip certificates and a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations for those certificates will be disclosed in the applicable prospectus supplement.

         Partnership Taxation. As a partnership, the trust will not be subject to Federal income tax. Rather, you will be required to separately take into account your accruals of guaranteed payments, if any, from the trust and your allocated share of other income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, OID and premium, and any gain upon collection or disposition of receivables. The trust's deductions will consist primarily of interest accruing on the notes, guaranteed payments on the certificates, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

         Under the trust agreement, interest payments on the certificates, including interest on amounts previously due on the certificates but not yet distributed, will be treated as "guaranteed payments" under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the trust and as ordinary income to you. The trust will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. If you use a calendar year tax year, you will be required to include the accruals of guaranteed payments in income in your taxable year that corresponds to the year in which the trust deducts the payments. If you use a taxable year other than a calendar year, you will be required to include the payments in income in your taxable year that includes the December 31 of the trust year in which the trust deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

         In addition, the trust agreement will provide, in general, that you will be allocated taxable income of the trust for each calendar month equal to the sum of:

        o any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

        o     prepayment premium, if any, payable to you for such month; and

        o     any other amounts of income payable to you for the month.

This allocation will be reduced by any amortization by the trust of premium on receivables corresponding to any excess of the issue price of certificates over their principal amount. All remaining items of income, gain, loss and deduction of the trust will be allocated to us.

         Based upon the economic arrangement of the parties, this approach for accruing guaranteed payments and allocating trust income should be permissible under applicable Treasury regulations. However, no assurance can be given that the IRS would not require a greater amount of income to be allocated to you. Moreover, even under the method of allocation described above, you may be subject to tax on income equal to the interest rate on the certificates plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of this amount. Thus, if you are a cash basis taxpayer, you will in effect be required to report income from the certificates on the accrual basis and you may become liable for taxes on trust income even if you have not received cash from the trust to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, you may be required to report on your tax returns taxable income that is greater or less than the amount reported to you by the trust.

         Most of the guaranteed payments and taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated debt-financed income" generally taxable to the holder under the Code.

         Your share of expenses of the trust, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. These deductions might be disallowed to you in whole or in part and, as a result, you might be taxed on an amount of income that exceeds the amount of cash actually distributed to you over the life of the trust. It is not clear if these rules would apply to a certificateholder who accrues guaranteed payments.

         The trust intends to make all tax calculations for income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each receivable, the trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect to you.

         Discount and Premium. The purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, respectively. As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

         If the trust acquires the receivables at a market discount or premium, the trust will elect to include any discount in income currently as it accrues over the life of the receivables or to offset any premium against interest income on the receivables. As indicated above, a portion of any market discount income or premium deduction may be allocated to you.

         Section 708 Termination. Under Section 708 of the Code, the trust will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under current Treasury regulations, if a termination occurs, the trust will be considered to have contributed the assets of the trust, constituting the old partnership, to a new partnership in exchange for interests in the new partnership. Such interest would be deemed distributed to the partners of the old partnership in liquidation thereof. The trust will not comply with certain technical requirements that might apply if a constructive termination occurs. As a result, the trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust might not be able to comply due to lack of data.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and your tax basis in the certificates sold. Your tax basis in a certificate will generally equal your cost for the certificate increased by your share of trust income and accruals of guaranteed payments (includible in income) and decreased by any distributions received by you with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include your share of the notes and other liabilities of the trust. If you acquire certificates at different prices, you may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a pro rata portion of the aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

         Any gain on the sale of a certificate attributable to your share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to you and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

         If you are required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions paid to you on the certificates, this excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly and the tax items and accruals of guaranteed payments for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, you may be allocated tax items and accruals of guaranteed payments, which will affect your tax liability and tax basis, attributable to periods before you purchased your certificates.

         The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses and accruals of guaranteed payments of the trust might be reallocated among the certificateholders. We are authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

         Section 754 Election. If a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make this election. As a result, you might be allocated a greater or lesser amount of trust income than would be appropriate based upon your own purchase price for certificates.

         Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the trust and will report each certificateholder's accruals of guaranteed payments and allocable share of items of trust income and expense to certificateholders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and these nominees will be required to forward such information to the beneficial owners of the certificates. Generally, you must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless you notify the IRS of all inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. This information includes the name, address and taxpayer identification number of the nominee, and, as to each beneficial owner:

        o the name, address and taxpayer identification number of that person,

        o whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of a foreign government or an international organization, and

        o certain information on certificates that were held, bought or sold on behalf of that person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information regarding themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act is not required to furnish this information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         We will be designated as the tax matters partner in the trust agreement and, therefore, will be responsible for representing you in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of your tax returns, and, under certain circumstances, you may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of your tax returns and adjustments of items not related to the income and losses of the trust.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes on non-U.S. persons because there is no clear authority dealing with this issue under facts substantially similar to ours. Although it is not expected that the trust would be engaged in a trade or business in the United States for these purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold pursuant to Section 1446 of the Code, on the portion of its taxable income allocable to foreign certificateholders as if this income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign certificateholders that are taxable as corporations and 39.6% for all other foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a certificateholder's status, the trust may rely on IRS Form W-8BEN, IRS Form W-9 or the certificateholder's certification of status signed under penalties of perjury.

         Each foreign certificateholder which is an individual or a corporation holding the certificates on its own behalf might be required to file a U.S. individual or corporate income tax return and pay U.S. income tax on the amount computed therein, including, in the case of a corporation, the branch profits tax, on its share of accruals of guaranteed payments and the trust's income. Each foreign certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the trust on IRS Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign certificateholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf may have substantially increased reporting requirements and should consult their tax advisor. A foreign certificateholder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, the IRS may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of up to 31% if, in general, you fail to comply with certain identification procedures, unless you are an exempt recipient under applicable provisions of the Code. The Final Regulations discussed above contain modifications to the backup withholding and information reporting rules. We recommend that you consult your own tax advisors regarding the Final Regulations. See "Tax Consequences to Holders of the Notes--Backup Withholding."

                      Illinois State Tax Consequences

         The following is a summary of the material Illinois income tax consequences of the purchase, ownership and disposition of the notes and certificates. This summary is based upon current provisions of Illinois statutes and regulations, and applicable judicial or ruling authority. The current Illinois statutes and regulations, and judicial and ruling authority may be changed, possibly retroactively. The portions of the following summary that relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw, special Illinois tax counsel for each trust subject to the qualifications set forth in this summary. Mayer, Brown, Rowe & Maw have prepared or reviewed the statements in this prospectus under the heading "Illinois State Tax Consequences" and are of the opinion that they are correct in all material respects.

         Each trust will be provided with an opinion of Illinois tax counsel regarding Illinois income tax matters discussed below. An opinion of Illinois tax counsel, however, is not binding on the Illinois Department of Revenue, called the "IDOR", or the courts. Additionally, there are no cases or IDOR rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IDOR may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IDOR.

         The State of Illinois imposes a state income tax on individuals, corporations, trusts and estates on the privilege of earning or receiving income in, or as residents of, the State of Illinois. The State of Illinois also imposes a Personal Property Replacement Income Tax, called the "Illinois Replacement Tax", on corporations, s-corporations, partnerships and trusts for the privilege of earning or receiving income in, or as residents of, the State of Illinois. The State of Illinois also imposes a franchise tax on corporations doing business in Illinois. If the certificates were treated as equity interests in a partnership, the partnership may be subject to the Illinois Replacement Tax.

Treatment of the Notes

         If the notes are characterized as indebtedness for Federal income tax purposes, in the opinion of Illinois tax counsel, although the matter is not free from doubt, this treatment would also apply for Illinois tax purposes. If the notes are characterized as debt, noteholders not otherwise subject to taxation in Illinois will not, although the matter is not free from doubt, become subject to Illinois taxes solely because of their ownership of notes. Noteholders already subject to taxation in Illinois, however, could be required to pay tax on, or measured by, interest income, including original issue discount, if any, generated by, and on gain from the disposition of, notes.

Classification of Trust as a Partnership

         If a trust were treated as a partnership, not taxable as a corporation, for Federal income tax purposes, in the opinion of Illinois tax counsel, although the matter is not free from doubt, the same treatment would also apply for Illinois tax purposes. In this case, the partnership may be treated as earning income in the State of Illinois and therefore would be subject to the Illinois Replacement Tax. If this tax were applicable, distributions to noteholders and certificateholders could be reduced.

Treatment of Nonresident Certificateholders

         Under current law, certificateholders that are nonresidents of the State of Illinois and are not otherwise subject to Illinois income tax and Illinois Replacement Tax should not be subject to Illinois income tax and Illinois Replacement Tax on income from a trust. In any event, classification of the arrangement as a partnership would not cause a certificateholder not otherwise subject to taxation in Illinois to pay Illinois tax on income beyond that derived from the certificates. Certificateholders already subject to taxation in Illinois, however, could be required to pay tax on, or measured by, interest income, including original issue discount, if any, generated by, and on gain from the disposition of, notes and certificates.

Risks of Alternative Characterization

         If the trust were instead treated as an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation for Federal income tax purposes, then the trust could be subject to the Illinois income tax and the Illinois Replacement Tax. If these taxes were applicable, distributions to certificateholders could be reduced.

                            ERISA Considerations

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons.

         Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes or certificates if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor relating to plan assets, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the trust and none of the exceptions contained in the plan assets regulation was applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of notes and certificates of a given series will be discussed in the related prospectus supplement.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

         A plan fiduciary considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                            Plan of Distribution

         We will enter into one or more underwriting agreements with respect to the notes of each series and an underwriting agreement with respect to the certificates of a given series, if offered under this prospectus. In each underwriting agreement, we will agree to cause the related trust to sell to the underwriters, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the underwriting agreement and in the related prospectus supplement. In each of the underwriting agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the notes and certificates, as the case may be, described therein which are offered hereby and by the related prospectus supplement if any of such notes and certificates, as the case may be, are purchased.

         Each prospectus supplement will either set forth the price at which each class of notes and certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in that offering, or specify that the related notes and certificates are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any notes and certificates the public offering prices and concessions may be changed.

         Each underwriting agreement will provide that we and Case Credit will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

         Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from underwriters.

         Pursuant to each of the underwriting agreements with respect to a given series of securities, the closing of the sale of each class of securities subject to any of those agreements will be conditioned on the closing of the sale of all other classes subject to any of those agreements. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

                               Legal Opinions

         Certain legal matters relating to the securities of any series will be passed upon for the related trust, us and the servicer by Mayer, Brown, Rowe & Maw, Chicago, Illinois and New York, New York. Certain legal matters relating to the securities of any series will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP, New York, New York. Certain federal income tax, Illinois state tax and other matters will be passed upon for each trust by Mayer, Brown, Rowe & Maw.

                    Where You Can Find More Information

         We filed a registration statement relating to the securities with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

         We will file with the SEC all required annual, monthly and special SEC reports and other information about any trust we originate.

         You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at
(800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

         The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of any trust until we terminate offering the securities.

         We have not been, nor are we currently, required to file reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, except for the filing of Current Reports on Form 8-K in connection with the trusts we originate. These Current Reports are also incorporated into this prospectus by reference and made a part hereof.

         As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: CNH Capital Receivables Inc., 100 South Saunders Road, Lake Forest, Illinois 60045, Attention: Vice President (Telephone (847) 735-9200). You may also access the servicer's Internet site at (http://www.casecredit.com).

                               Index of Terms

         Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of such terms may be found herein.

Benefit Plan................................................................57
Case Credit.................................................................15
Clearstream.................................................................24
CNH.........................................................................16
Code........................................................................47
DTC.........................................................................24
ERISA.......................................................................57
Euroclear System............................................................24
Final Regulations...........................................................50
finance lease...............................................................42
foreign person..............................................................49
IDOR........................................................................56
Illinois Replacement Tax....................................................56
IRS.........................................................................47
LIBOR.......................................................................22
New Holland Credit..........................................................15
OID.........................................................................48
Short-Term Note.............................................................48
true lease..................................................................42

                       CNH Equipment Trust _____-___
                             Asset Backed Notes
                        [Asset Backed Certificates]


                        CNH Capital Receivables Inc.
                                   Seller


                          Case Credit Corporation
                          Originator and Servicer


                      New Holland Credit Company, LLC
                        Originator and Sub-Servicer

                           $___________ A-1 Notes
                           $___________ A-2 Notes
                           $___________ A-3 Notes
                           $___________ A-4 Notes

                           $___________ [Class B Notes]

                           $___________ [Class C Notes][Certificates]

                        ----------------------------

                           PROSPECTUS SUPPLEMENT

                        -----------------------------

                                Underwriters
                            [                  ]
         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the notes [or certificates] in any state where the offer is not permitted.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Class A Notes [or the][,] [Class B Notes] [or the] [Class C Notes][Certificates] and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Class A Notes [or the][,] [Class B Notes] [or the] [Class C Notes][Certificates] will deliver a prospectus supplement and prospectus until __________ __, _____ (90 days after the date of this prospectus).

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AND OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

             Subject to Completion, dated _________ ___, ______
      Prospectus Supplement to Prospectus dated _________ ___, ______

                        CNH Equipment Trust _____-__
                        CNH Capital Receivables Inc.
                                   Seller

    Case Credit Corporation                    New Holland Credit Company, LLC
    Originator and Servicer                      Originator and Sub-Servicer

    The trust will issue the following [classes of notes,][securities,] which are offered under this prospectus supplement--

Consider            -------------------------------------------------------------------------------------------------------------
carefully                                                     Class A Notes                                       [Class C Notes]
the factors                              -------------------------------------------------------
beginning                                 A-1 Notes      A-2 Notes     A-3 Notes       A-4 Notes  [Class B Notes]  [Certificates]
on page S-8         -------------------------------------------------------------------------------------------------------------
in this             Principal Amount          $              $             $               $              $              $
prospectus          -------------------------------------------------------------------------------------------------------------
supplement          Interest Rate        [One-Month    [One-Month     [One-Month     [One-Month      [One-Month     [One-Month
and on page                                LIBOR         LIBOR          LIBOR          LIBOR           LIBOR          LIBOR
2 in the                                  plus]__%      plus]__%       plus]__%       plus]__%        plus]__%       plus]__%
prospectus.         -------------------------------------------------------------------------------------------------------------
                    Final Scheduled        ______,       _______,       _______,       _______,       _____,___      _____,___
The notes           Payment Date
represent           -------------------------------------------------------------------------------------------------------------
obligations         Price to Public(1)        %              %             %               %              %              %
of the trust        -------------------------------------------------------------------------------------------------------------
only [and do        Underwriting              %              %             %               %              %              %
not][.The           Discount(2)
certificates        -------------------------------------------------------------------------------------------------------------
represent           Proceeds to Seller(3)     %              %             %               %              %              %
interests in        -------------------------------------------------------------------------------------------------------------
the trust only.      (1) Plus accrued interest, if any, from _______ ___, _____. Total price to
Neither the              public (excluding such interest) = $________.
notes nor the        (2) Total Underwriting Discount = $_________.
certificates]        (3) Total Proceeds to Seller = $_________.
represent
obligations         Credit Enhancement
of or
interests in          o   [The trust will also issue $____________ ______% asset backed certificates, which]
CNH Capital               [The certificates] are subordinated to the notes.
Receivables
Inc., Case            o   A spread account will be established with an initial balance of $____________ (___%
Credit                    of the contract value of the initial receivables).
Corporation,
New Holland           o   A principal supplement account may also be established.
Credit
Company, LLC          o   [The Class B Notes are subordinated to the Class A Notes, and provide additional credit
or any of                 enhancement for the Class A Notes.]
their
affiliates.           o   [The Class C Notes are subordinated to the Class A Notes and Class B Notes, and provide additional credit enhancement for  the Class A Notes and Class B Notes.]

This                  o   [The trust will enter into [an] interest rate swap[s] to hedge its floating interest rate
prospectus                obligations on the [A-1] [A-2] [A-3] [A-4] [Class B] [Class C] [Notes] [certificates].]
supplement
may be used           o   [This prospectus supplement and the accompanying prospectus relate only to the offering of
to offer and              the notes. The certificates are not offered under these documents.]
sell the
notes                Delivery of the [notes] [securities], in book-entry form only, will be made through The Depository
[and the             Trust Company, Clearstream Banking, societe anonyme, and the Euroclear System on or about
certificates]        _________  ___, _____ against payment in immediately available funds.
only if
accompanied          Neither the SEC nor any state securities commission has approved these securities or determined that
by the               this prospectus supplement or the prospectus is accurate or complete. Any representation to the
prospectus.          contrary is a criminal offense.

                                                    Underwriters of the Class A Notes
                    [Underwriter]                                                                          [Underwriter]

                                    Underwriters of the [Class B Notes] [Class C Notes] [Certificates]
                    [Underwriter]                                                                          [Underwriter]

                                                        _____________ __, _____

            Important Notice about Information Presented in this
           Prospectus Supplement and the Accompanying Prospectus

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering these securities in any state where the offer is not permitted.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities will deliver a prospectus supplement and prospectus until ________ ___, _____ (90 days after the commencement of this offering).

         We tell you about the securities in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) this prospectus supplement, which describes the specific terms of your series of securities.

         If the terms of your series of securities vary between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

         We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

         You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Terms" beginning on page S-___ in this prospectus supplement and under the caption "Index of Terms" beginning on page __ in the accompanying prospectus.

         We have made forward-looking statements in this prospectus supplement and the accompanying prospectus. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements are statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate will or may occur in the future. Forward-looking statements also include any other statements that include words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions.

         Forward-looking statements are based on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties.

         All of the forward-looking statements made in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments we have anticipated will be realized. Even if the results and developments in our forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on us, the trust, Case Credit Corporation, New Holland Credit Company, LLC or any other person or on our respective businesses or operations. The foregoing review of important factors, including those discussed in detail in this prospectus supplement and the accompanying prospectus should not be construed as exhaustive. We undertake no obligation to release the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date of this prospectus supplement and the accompanying prospectus or to reflect the occurrences of anticipated events.

                           ---------------------

                              TABLE OF CONTENT

                                                     Page

Summary of Terms......................................S-1
Offered Securities....................................S-1
    [Subordination....................................S-1
    Closing Date......................................S-1
    Indenture Trustee.................................S-1
    Trustee...........................................S-2
    [Initial Interest Rate Swap
        Counterpart[y][ies]...........................S-2
    Payment Dates.....................................S-2
    Principal Payments................................S-2
    Final Scheduled Maturity Dates....................S-3
    Optional Redemption...............................S-3
    [Mandatory Redemption.............................S-3
    The Initial Receivables...........................S-3
    [Pre-Funding......................................S-3
    [Negative Carry Account...........................S-4
Credit Enhancement....................................S-4
    Spread Account....................................S-4
    Principal Supplement Account......................S-4
    [Subordination....................................S-4
    [Interest Rate Swap Agreement[s]..................S-5
    [The Certificates.................................S-5
Priority of Distributions.............................S-5
Tax Status............................................S-6
ERISA Considerations..................................S-6
Legal Investment......................................S-7
Rating of the [Notes] [Securities]....................S-7
CNH Capital Receivables Inc...........................S-7
Risk Factors..........................................S-8
    It may not be possible to find a purchaser
       for your securities............................S-8
    [Prepayments could result from pre-funding........S-8
    [The trust is dependent upon the credit
       companies and CNH for additional
       receivables....................................S-8
    Variations in economic and other factors
       may reduce the rate of creation of
       additional receivables.........................S-9
    [Characteristics of the pool of receivables
       may change due to pre-funding..................S-9
    Payments on the receivables vary
       seasonally....................................S-10
    [Payments on the Class B Notes are junior
       to payments on the Class A Notes..............S-10
    [Payments on the [Class C Notes]
       [certificates] are junior to payments on
       the Class A Notes and Class B Notes...........S-10
    Prepayments of receivables could result in
       payment shortfalls............................S-11
    [The certificateholders' remedies are
       limited in the case of a servicer
       default.].....................................S-12
    [[Noteholders] [Securityholders] may suffer a
       loss on their investment from interest rate
       fluctuations if the [A-1] [A-2] [A-3] [A-4]
       [Class B] [Class C] [certificate] interest
        rate swap[s] terminate[s]....................S-12

The Trust............................................S-15
    General..........................................S-15
    Capitalization of the Trust......................S-15
    The Trustee......................................S-16
    [The Initial Interest Rate Swap
       Counterpart[y][ies]...........................S-16
The Receivables Pool.................................S-16
    Delinquencies, Repossessions, and Net Losses.....S-23
Weighted Average Life of the [Notes] [Securities]....S-25
Description of the Notes.............................S-30
    General..........................................S-30
    Payments of Interest.............................S-30
    Payments of Principal............................S-31
    Cutoff Dates.....................................S-35
    Record Dates.....................................S-35
    [Mandatory Redemption............................S-35
    Optional Redemption..............................S-35
    Registration of Notes............................S-35
    The Indenture Trustee............................S-35
Description of the Certificates......................S-36
    Distributions of Interest Income.................S-37
    Distributions of Principal.......................S-37
    [Mandatory Repurchase............................S-37
    Optional Repurchase..............................S-37
    Registration of Certificates.....................S-38
Description of the Transaction Agreements............S-38
    [Sales of Receivables............................S-38
    Servicing Compensation and Payment of Expenses...S-38
    Distributions....................................S-39
    [Negative Carry Account..........................S-42
    Spread Account...................................S-43
    Principal Supplement Account.....................S-44
[The Interest Rate Swap Agreement[s].................S-45
Legal Investment.....................................S-47
ERISA Considerations.................................S-47
    The Notes........................................S-47
Underwriting.........................................S-48
    Class A Notes....................................S-48
    [Class B Notes [and] [Class C Notes]
       [Certificates]................................S-49
Index of Terms.......................................S-51

                              Summary of Terms

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the [notes] [securities], read carefully this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.


Offered Securities

We are offering [certificates and] [six] classes of notes issued by CNH Equipment Trust _____-__:

                    Aggregate
                    Principal           Interest
Class                 Amount              Rate
-----               ---------           --------
A-1............   $__________          [One-Month
                                    LIBOR plus] ___%
A-2............   $__________          [One-Month
                                    LIBOR plus] ___%
A-3............   $__________          [One-Month
                                    LIBOR plus] ___%
A-4............   $__________          [One-Month
                                    LIBOR plus] ___%
[B.............   $__________          [One-Month
                                   LIBOR plus] ___%]
[C.............   $__________          [One-Month
                                   LIBOR plus] ___%]
[Certificates..   $__________          [One-Month
                                   LIBOR plus] ___%]

The [notes] [securities] will be book-entry securities clearing through DTC (in the United States) or Clearstream or Euroclear (in Europe) in minimum denominations of $1,000 and in greater whole-dollar denominations.


[Subordination

The A-1, A-2, A-3 and A-4 Notes are all Class A Notes. The Class B Notes will be subordinated to the Class A Notes [, and the [Class C Notes] [certificates] will be subordinated to the Class A Notes and Class B Notes], as follows:

     o no interest will be paid on the Class B Notes on any payment date until all interest due on the Class A Notes through that payment date has been paid in full [, and no interest will be paid on the [Class C Notes] [certificates] on any payment date until all interest due on the Class A Notes and Class B Notes through that payment date has been paid in full]; and

     o no principal will be paid on the Class B Notes on any payment date until all principal due on the Class A Notes through that payment date [(excluding any principal payments due on the Class A Notes in the form of reallocated Class C principal payments)] has been paid in full[, and no principal will be paid on the [Class C Notes] [certificates] on any payment date until all principal due on the Class A Notes and Class B Notes through that payment date has been paid in full].]


Closing Date

___________ ___, ____.


Indenture Trustee

__________________________.


Trustee

__________________________.

[Initial Interest Rate Swap Counterpart[y][ies]

The initial interest rate swap counterpart[y][ies] will be identified in the final prospectus supplement and will have the long-term credit ratings, or will be supported by entities with the long-term credit ratings, set forth under "The Trust--The Initial Interest Rate Swap
Counterpart[y][ies]."]


Payment Dates

Payments on the [notes] [securities] will be made on the 15th day of each calendar month (or, if not a business day, the next business day), beginning with ________ ___, _____ [except that interest and principal on the A-1 Notes will also be paid on ________ ___, _____ if any A-1 Notes remain outstanding after the ________ _____ payment date].


Principal Payments

The aggregate amount of principal payments to be made on all outstanding classes of [notes] [securities] on each payment date will generally equal the decrease during the prior calendar month in the sum of (a) the contract value of the receivables and (b) the amount on deposit in the trust's pre-funding account. The contract value of the receivables equals the discounted present value of their scheduled cash flows, using a [specified] discount rate [equal to the weighted average annual percentage rate of all receivables sold to the trust on a particular day].

Principal payments on each payment date will generally be allocated [___]% to the Class A Notes [, [___]% to the Class B Notes] [and [___]% to the [Class C Notes] [certificates]]. However, the following exceptions to this general rule will apply:

     o Until the A-1 Notes have been repaid in full, distributions of principal to the [Class B Notes] [and] [Class C Notes]
         [certificates] on any payment date will be limited to the amount of prepayments on the receivables during the prior calendar month. The balance will be applied to the A-1 Notes.

     o [Until the Class A Notes and Class B Notes have been repaid in full, distributions of principal to the Class C Notes will cease once the outstanding principal amount of the Class C Notes has been reduced to $__________, and principal that would otherwise be payable on the Class C Notes will be reallocated to repay the Class A Notes until repaid in full, and then to repay the Class B Notes until repaid in full.]

     o [Any shortfall in the amount of funds available for principal payments on any payment date will [reduce the principal payment on the [Class C Notes] [certificates] (up to the amount of the full target payment on the [Class C Notes] [certificates]), and then any remaining shortfall will] reduce the principal payment on the Class B Notes (up to the amount of the full target payment on the Class B Notes) before the principal payment on the Class A Notes is reduced] [, except that the principal payment on the Class B Notes will be made before the Class A Notes receive reallocated amounts otherwise payable on the Class C Notes.]

Principal payments on the Class A Notes will generally be made to the holders of the various classes of Class A Notes sequentially, so that no principal will be paid on any class of Class A Notes until each class of Class A Notes with a lower numerical designation has been paid in full. For instance, no principal will be paid on the A-2 Notes until the A-1 Notes have been paid in full.

See "Description of the Transaction Agreements--Distributions" for additional detail on some of the calculations described above and for special priority rules that would apply in a default situation.


Final Scheduled Maturity Dates

The outstanding principal amount, together with all accrued and unpaid interest, if any, of each class of [notes][securities] will be payable in full on [the date specified or] the payment date falling in the month specified for each below:

Class                           Final Maturity Date

A-1........................               ______, ___
A-2........................               ______, ___
A-3........................               ______, ___
A-4........................               ______, ___
[B.........................              ______, ___]
[C.........................              ______, ___]
[Certificates..............              ______, ___]


Optional Redemption

Any [notes] [securities] outstanding on any payment date on which the servicer exercises its clean-up call will be prepaid in whole on that payment date at a redemption price for each class equal to the outstanding principal balance of that class of [notes] [securities], plus accrued and unpaid interest thereon. The servicer cannot exercise its clean-up call until the aggregate contract value of the receivables declines to 10% or less of the aggregate initial contract value of the receivables, measured for each receivable at the time of its sale to the trust.


[Mandatory Redemption

The trust will have a pre-funding period. On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the trust's pre-funding account after any purchase of receivables on that date will be applied to prepay the [notes] [securities] then outstanding in whole or in part in the same sequence and proportions that would apply in a normal principal distribution.]


The Initial Receivables

On the closing date, we will sell to the trust retail installment contracts with an aggregate [statistical] contract value of $__________ [and an aggregate contract value, which is the present value of the scheduled and unpaid payments on the receivables discounted at __%, equal to $________,]] [and leases with an aggregate [statistical] contract value of $_________ [and an aggregate contract value, which is the present value of the scheduled and unpaid payments on the receivables discounted at __%, equal to $________]] [in each case][,] measured as of ________ ___, _____.


[Pre-Funding

We will sell the trust additional retail installment contracts [and leases] during a pre-funding period beginning on the closing date and ending not later than the close of business on the ________ _____ payment date.

The trust will pay for the subsequent receivables with funds on deposit in a pre-funding account established for the trust, with an initial deposit of $__________. We expect to sell subsequent receivables to the trust with an aggregate contract value approximately equal to the amount deposited in the pre-funding account. Prior to being used to purchase receivables, funds on deposit in the pre-funding account will be invested from time to time in highly rated short-term securities.

The pre-funding period will end earlier than the ________ _____ payment date if and when the balance in the pre-funding account is reduced to less than $100,000. The pre-funding period will also terminate early if certain defaults or other adverse events occur. Any balance remaining in the pre-funding account at the end of the pre-funding period will be payable to the [noteholders] [securityholders] as principal.]

[Negative Carry Account

We anticipate that the average interest rate earned by the trust on investment of funds in the pre-funding account may be less than the weighted average interest rate on the [notes] [securities]. To provide a source of funds to cover any shortfall resulting from this difference, we will deposit $__________ into the trust's negative carry account.]


Credit Enhancement

Spread Account

As credit enhancement for the [notes] [securities], a spread account will be established for the trust. The spread account will be funded as follows:

     o On the closing date, we will deposit $__________ (_____% of the contract value of the initial receivables) into the spread account.

     [o On the date of each subsequent sale of receivables to the trust, the indenture trustee will transfer cash or highly rated, short-term securities having a value approximately equal to _____% of the aggregate contract value of the receivables purchased from the pre-funding account to the spread account.]

     o On each payment date after any draw has been made on the spread account, available collections remaining after other more senior payments have been made will be deposited into the spread account to the extent necessary to maintain a specified minimum balance.

For a more detailed description of the specified minimum balance, see "Description of the Transaction Agreements--Spread Account."

Funds on deposit in the spread account will be available on each payment date to cover shortfalls in distributions of interest and principal on the [notes] [securities] [and swap payments]. [Funds on deposit in the spread account will not be used to cover shortfalls in any distributions on the certificates].


Principal Supplement Account

As further enhancement for the [notes] [securities], a principal supplement account will be established for the trust. [However, no deposit is required to be made into the principal supplement account on or before the closing date.] We will make deposits in the principal supplement account on the date of each subsequent sale of receivables to the trust, but only if, and to the extent, necessary to maintain the original credit ratings of the [notes] [securities].

Funds on deposit in the principal supplement account on any payment date will be used to cover shortfalls in distributions of interest and principal on the [notes] [securities] [and swap payments] if the amount available in the spread account on that payment date is insufficient to cover those shortfalls. [Funds on deposit in the principal supplement account will not be used to cover shortfalls in any distributions on the certificates.]


[Subordination

The subordination of the Class B Notes to the Class A Notes as described herein will provide additional credit enhancement for the Class A Notes. [The subordination of the Class C Notes to the Class A Notes and Class B Notes as described herein will provide additional credit enhancement for the Class A Notes and Class B Notes.]]

[Interest Rate Swap Agreement[s]

The trust will enter into [an] interest rate swap agreement[s] with [an] [one or more] interest rate swap counterpart[y][ies], to hedge its floating rate interest obligations on the [A-1] [A-2] [A-3] [A-4] [Class B] [Class C] [Notes] [certificates]. The notional amount of such interest rate swap agreement[s] will equal the outstanding principal amount of the [A-1] [A-2] [A-3] [A-4] [Class B] [Class C] [Notes] [certificates][, as applicable].

Under [the] [each] interest rate swap agreement, for each interest period, the swap counterparty's payments will be calculated based on one-month LIBOR, and the trust's payments will be calculated based on a fixed rate, as follows:

[Class A-1 Interest Rate Swap             ___%]
[Class A-2 Interest Rate Swap             ___%]
[Class A-3 Interest Rate Swap             ___%]
[Class A-4 Interest Rate Swap             ___%]
[Class B Interest Rate Swap               ___%]
[Class C Interest Rate Swap               ___%]
[Certificate Interest Rate Swap           ___%]

[Each] [The] interest rate swap agreement will terminate on the final scheduled maturity date for the [related class of notes] [certificates] or earlier as described in "The Interest Rate Swap Agreement[s]."

To the extent that interest calculated on any payment date based on one-month LIBOR exceeds interest calculated based on the applicable stated fixed rate:

     o the swap counterparty will be obligated to pay an amount equal to the excess to the trust; and

     o   that payment will constitute a portion of available collections.

Likewise, to the extent that interest calculated based on the applicable stated fixed rate exceeds interest calculated based on one-month LIBOR, the trust will be obligated to pay an amount equal to the excess to the swap counterparty.

Net swap payments rank higher in priority than interest payments on the securities. Prior to an event of default, swap termination payments for the swap[s] relating to [each class of notes] [the certificates] are pari passu with interest on the [related class of notes] [certificates] and senior to other payments on the securities. Following an event of default, all swap termination payments are pari passu with interest on the Class A Notes and senior to other payments on the securities. The obligations of the swap counterpart[y][ies] will be unsecured except under the circumstances described below.

For a more detailed description of the swap counterpart[y][ies] and the interest rate swap agreement[s], see "The Trust--The Initial Interest Rate Swap Counterpart[y][ies]," and "The Interest Rate Swap Agreement[s]."]


[The Certificates

On the closing date, the trust will issue certificates to us in an aggregate principal amount of $__________. We will initially retain the entire principal amount of the certificates. Distributions of interest on the certificates will be junior in priority of payment to interest and principal due on the notes, and no principal will be paid on the certificates until the notes have been repaid in full.]

Priority of Distributions

On each payment date, available collections, plus funds transferred from various trust accounts as described above, will be applied to the following (in the priority indicated):

(1)      administration fees;

[(2) to pay any net swap payments due to [an] [the] interest rate swap counterparty;]

(3) [to pay] accrued and unpaid interest on the Class A Notes [and any Class A swap termination payments owed by the trust to the Class A swap counterparty pro rata based on the principal balances of the Class A Notes and the amount of any Class A swap termination payments, provided that any amounts allocable to the Class A Notes which are not needed to pay interest due on such notes will be applied to pay the portions of any Class A swap termination payments remaining unpaid, if any];

[(4) [to pay] accrued and unpaid interest on the Class B Notes [and any Class B swap termination payments owed by the trust to the Class B swap counterparty pro rata based on the principal balances of the Class B Notes and the amount of any Class B swap termination payments, provided that any amounts allocable to the Class B Notes which are not needed to pay interest due on such notes will be applied to pay the portions of any Class B swap termination payments remaining unpaid, if any];]

[(5) [to pay] accrued and unpaid interest on the Class C Notes [and any Class C swap termination payments owed by the trust to the Class C swap counterparty pro rata based on the principal balances of the Class C Notes and the amount of any Class C swap termination payments, provided that any amounts allocable to the Class C Notes which are not needed to pay interest due on such notes will be applied to pay the portions of any Class C swap termination payments remaining unpaid, if any];]

(6) to pay principal on the notes in the priority described above under "Offered Securities--Principal Payments";

(7) to the spread account, to the extent necessary to maintain a specified balance;

(8) [to pay] accrued and unpaid interest on the certificates [and any certificate swap termination payments owed by the trust to the certificate swap counterparty pro rata based on the principal balances of the certificates and the amount of any certificate swap termination payments, provided that any amounts allocable to the certificates which are not needed to pay interest due on such certificates will be applied to pay the portions of any certificate swap termination payments remaining unpaid, if any];

(9) after the notes have been repaid in full, principal on the certificates;

(10) to pay servicing fees, except that if neither Case Credit nor any of its affiliates is the servicer, servicing fees will be paid prior to any other application of funds; and

(11)     the remaining balance, if any, to us.

See "Description of the Transaction Agreements--Distributions" for additional details and for special priority rules that would apply in a default situation.

Tax Status

Mayer, Brown, Rowe & Maw, our special federal tax counsel, is of the opinion that for federal income tax purposes the notes will be characterized as debt and the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation [and that the trust will be treated as a partnership in which the certificateholders are partners]. Mayer, Brown, Rowe & Maw, our special Illinois tax counsel, is also of the opinion that the same characterizations should apply for Illinois tax purposes as for federal income tax purposes.

ERISA Considerations

Subject to the considerations discussed under "ERISA Considerations," the notes are eligible for purchase by employee benefit plans. [The certificates may not be acquired by any employee benefit plan.]

Legal Investment

The A-1 Notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

Rating of the [Notes] [Securities]

The trust will not issue the [notes] [securities] unless the A-1 Notes are rated in the highest short-term rating category, the A-2 Notes, A-3 Notes and A-4 Notes are rated in the highest long-term rating category[, the Class B Notes are rated at least in the "A" category or its equivalent] [and the [Class C Notes] [certificates] are rated at least in the "BBB" category or its equivalent], in each case by at least two nationally recognized statistical rating agencies. A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the notes pursuant to their terms.

CNH Capital Receivables Inc.

The mailing address of our principal executive office is 100 South Saunders Road, Lake Forest, Illinois 60045, Attention: Vice President and our telephone number is (847) 735-9200.

                                Risk Factors

         You should consider the following risk factors in deciding whether to purchase the [notes] [securities].

It may not be possible to find a     The underwriters may assist in resales
    purchaser for your               of the [notes][securities], but they are
    securities.                      not required to do so. A trading market
                                     for the [notes] [securities] may not
                                     develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your [notes]
                                     [securities].

[Prepayments could result from       If the principal amount of eligible
    pre-funding.                     receivables purchased or directly
                                     originated by our affiliated credit
                                     companies--Case Credit and New Holland
                                     Credit (which are referred to in this
                                     prospectus supplement for convenience
                                     as the "credit companies")--during
                                     the trust's pre-funding period, plus
                                     other pre-existing eligible
                                     receivables, is less than the amount
                                     deposited in the trust's pre-funding
                                     account, we will not have sufficient
                                     receivables to sell to the trust
                                     during the pre-funding period. This
                                     would result in a prepayment of
                                     principal in an aggregate amount
                                     equal to the amount remaining in the
                                     pre-funding account at the end of the
                                     pre-funding period to the
                                     [noteholders] [securityholders] in
                                     the same sequence and proportions
                                     that would apply in a normal
                                     principal distribution. Any
                                     prepayment will shorten the weighted
                                     average life of the affected [notes]
                                     [securities]. The amount of the
                                     [notes] [securities] that will be
                                     prepaid is not known at this time,
                                     but the greater the prepayment, the
                                     shorter the weighted average life of
                                     the [notes] [securities].]

[The trust is dependent upon the     The trust will not be able to purchase
    credit companies and CNH for     receivables from us during the
    additional receivables.          pre-funding period unless the credit
                                     companies have eligible receivables which they are able to transfer to us. Both of the credit companies' ability to generate receivables depends primarily upon sales of agricultural, construction and other equipment manufactured or distributed by CNH.
                                     If, during the pre-funding period,
                                     CNH were to temporarily or
                                     permanently stop manufacturing or
                                     distributing agricultural,
                                     construction and other equipment, the
                                     rate of sales of agricultural,
                                     construction and other equipment
                                     manufactured or distributed by CNH
                                     would decrease. This would adversely
                                     affect our ability to sell
                                     receivables to the trust. CNH's use
                                     of manufacturer's rebates and other
                                     incentive programs may also affect
                                     retail sales, and neither we nor the
                                     trust have any control over CNH's
                                     future use of those incentives.]

Variations in economic and other      The ability of dealers financed by the
   factors may reduce the rate        credit companies to sell agricultural,
   of creation of additional          construction, and other equipment
   receivables.                       and generate eligible receivables
                                      through those sales is affected by
                                      the general level of activity in the
                                      agricultural, construction and other
                                      industries, including the rate of
                                      North American agricultural
                                      production and demand, weather
                                      conditions, commodity prices,
                                      consumer confidence, government
                                      subsidies for the agricultural
                                      sector, interest rates, prevailing
                                      levels of construction (especially
                                      housing starts) and levels of total
                                      industry capacity and equipment
                                      inventory. We have no basis to
                                      predict whether or to what extent
                                      these factors will affect the level
                                      of sales of agricultural,
                                      construction or other equipment.


[Characteristics of the pool          There will be no required
   of receivables may                 characteristics of the receivables
   change due to                      transferred to the trust
   pre-funding.                       during the pre-funding period, except
                                      that each additional receivable
                                      must satisfy the eligibility criteria
                                      specified in the sale and servicing
                                      agreement among us, the servicer and
                                      the trust at the time of its
                                      addition. Additional receivables may
                                      be originated at a later date using
                                      credit criteria different from those
                                      that were applied to the initial
                                      receivables and may be of a different
                                      credit quality and seasoning. In
                                      addition, following the transfer of
                                      subsequent receivables to the trust,
                                      the characteristics of the entire
                                      receivables pool, including the
                                      composition of the receivables, the
                                      distribution by annual percentage
                                      rate, equipment type, payment
                                      frequency, average maturity, current
                                      contract value and geographic
                                      distribution, may vary from those of
                                      the initial receivables. Since the
                                      weighted average life of the [notes]
                                      [securities] will be influenced by
                                      the rate at which the principal
                                      balances of the receivables are paid,
                                      some of these variations will affect
                                      the weighted average life of the
                                      [notes] [securities]. However, the
                                      trust will not purchase any
                                      receivables that have a remaining
                                      term in excess of __ months or any
                                      receivables that would cause the
                                      weighted average original term of the
                                      receivables in the trust to be
                                      greater than ___ months. These
                                      requirements are intended to minimize
                                      the effect of the addition of
                                      subsequent receivables on the
                                      weighted average life of the [notes]
                                      [securities].]

Payments on the                       Payments on the receivables may be
receivables vary                      made on a monthly, quarterly, semiannual,
seasonally.                           annual or irregular basis. A
                                      significant portion of the initial
                                      receivables (representing
                                      approximately _____% of the aggregate
                                      statistical contract value of the
                                      initial receivables) are agricultural
                                      equipment sale contracts [or leases]
                                      and tend to have payment dates that
                                      correspond to periods in which
                                      farmers have stronger cash flows. As
                                      a result, the amounts of cash
                                      distributed to [noteholders]
                                      [securityholders] may reflect this
                                      seasonality, with higher amounts of
                                      principal paid on the payment dates
                                      occurring in the first and fourth
                                      calendar quarters in each year and
                                      relatively lower amounts paid on
                                      other payment dates.

[Payments on the Class B Notes        If you buy Class B Notes, your interest
    are junior to payments on         payments will be junior to interest
    the Class A Notes.                payments on the Class A Notes, and your
                                      principal payments will be junior to
                                      principal payments on the Class A Notes
                                      as follows. You will not receive any
                                      interest payments on your Class B
                                      Notes on any payment date until the
                                      full amount of interest then payable
                                      on the Class A Notes has been paid or
                                      provided for in full. In addition,
                                      you will not receive any principal
                                      payments on your Class B Notes on any
                                      payment date until the full amount of
                                      the principal then payable on the
                                      Class A Notes [(excluding any
                                      principal payments due on the Class A
                                      Notes in the form of reallocated
                                      Class C principal payments)] has been
                                      paid or provided for in full.]

[Payments on the [Class C Notes]     If you buy [Class C Notes] [certificates],
   [certificates] are junior         your interest payments will be junior to
   to payments on the Class A        interest payments on the Class A Notes
   Notes and Class B Notes.          and Class B Notes, and your principal
                                     payments will be junior to principal
                                     payments on the Class A Notes and
                                     and Class B Notes as follows.  You will
                                     not receive any interest payments on
                                     your [Class C Notes] [certificates]
                                     on any payment date until the full
                                     amount of interest then payable on
                                     the Class A Notes and Class B Notes
                                     has been paid or provided for in
                                     full. In addition, you will not
                                     receive any principal payments on
                                     your [Class C Notes] [certificates]
                                     on any payment date until the full
                                     amount of the principal then payable
                                     on the Class A Notes and Class B
                                     Notes has been paid or provided for
                                     in full. [Furthermore, you will not
                                     receive any principal payments on
                                     your Class C Notes once the principal
                                     balance has been reduced to
                                     $__________, at which time principal
                                     payments that would otherwise be paid
                                     to you will be paid to the Class A
                                     noteholders or Class B noteholders
                                     until the Class A Notes and Class B
                                     Notes have been paid or provided for
                                     in full.]]

Prepayments of receivables could     The receivables are subject to voluntary
    result in payment shortfalls.    prepayment. Upon any prepayment in
                                     full of a receivable, the contract value of that receivable will be reduced to zero, and the contract value of that receivable will be added to the amount of principal to be paid on the notes on the related payment date.
                                     However, some receivables have
                                     contract values that are greater than
                                     their outstanding principal balances.
                                     When a receivable of this type is
                                     prepaid, the principal collected
                                     through the prepayment will be less
                                     than the resulting increase in the
                                     targeted principal distribution by an
                                     amount roughly equal to the excess of
                                     the receivable's contract value over
                                     its outstanding principal balance
                                     immediately prior to the prepayment,
                                     which could lead to a cash flow
                                     shortfall. See "Description of the
                                     Notes--Payments of Principal."

                                     In addition, [a significant portion of
                                     the receivables] [virtually all of
                                     the initial receivables] in the trust
                                     will be simple interest receivables.
                                     Under simple interest receivables, if
                                     an obligor pays a fixed periodic
                                     installment early, the portion of the
                                     payment applied to reduce the unpaid
                                     balance will be greater than the
                                     reduction if the payment had been
                                     made as scheduled, and the final
                                     payment will be reduced accordingly.
                                     As a result, the contract value of
                                     the receivable, at any time, may be
                                     greater than its principal balance.
                                     Upon final payment (including
                                     prepayment in full) of the
                                     receivable, principal collected
                                     through that final payment will be
                                     less than the resulting increase in
                                     the targeted distribution, which
                                     could lead to a cash flow shortfall.

                                      To the extent necessary to maintain
                                      the initial credit ratings on the
                                      [notes][securities], funds may be
                                      deposited in the trust's principal
                                      supplement account each time that the
                                      trust buys additional receivables
                                      during the pre-funding period. Those
                                      funds, if any, are intended to make
                                      up for potential cash flow shortfalls
                                      of the type described in the two
                                      preceding paragraphs. On each payment
                                      date, any funds on deposit in the
                                      principal supplement account will be
                                      withdrawn to cover shortfalls in
                                      distributions of interest and
                                      principal on the [notes][securities]
                                      [and swap payments] (after giving
                                      effect to any withdraw to be made
                                      from the spread account on that
                                      payment date). However, in many
                                      cases, no deposit is required to be
                                      made into the principal supplement
                                      account, and in any event the amount
                                      of any required deposit is expected
                                      to be less than the maximum aggregate
                                      potential shortfalls of the type
                                      described in the two preceding
                                      paragraphs. You might not receive
                                      ultimate payment in full of all
                                      amounts due under your
                                      [notes][securities] if the amount of
                                      the shortfalls exceeds the amount of
                                      the deposits and other available
                                      credit enhancement and excess
                                      collections available to make up for
                                      the shortfalls.


[The certificateholders'              [If a servicer default occurs, the
    remedies are limited in the       indenture trustee or noteholders
    case of a servicer default.]      evidencing 25% or more of the
                                      outstanding principal amount of the
                                      notes may remove the servicer without
                                      the consent of the trustee or any of
                                      the certificateholders. If any notes
                                      remain outstanding, neither the
                                      trustee nor the certificateholders
                                      will have the ability to remove the
                                      servicer if a servicer default
                                      occurs. In addition, the noteholders
                                      have the ability, with certain
                                      specified exceptions, to waive
                                      defaults by the servicer, including
                                      defaults that could materially
                                      adversely affect the
                                      certificateholders.]

[[Noteholders] [Securityholders]      The [A-1] [A-2] [A-3] [A-4] [Class B]
    may suffer a loss on their        [Class C] [Notes] [certificates] bear
    investment from interest          interest at floating rates, while the
    rate fluctuations if the          payments due under the receivables are
    [A-1] [A-2] [A-3] [A-4]           calculated using fixed interest rates.
    [Class B] [Class C]               The trust will enter into [a separate]
    [certificate] interest rate       [an] interest rate swap for [each of]
    swap[s] terminate[s].             the [A-1] [A-2] [A-3] [A-4] [Class B]
                                      [Class C] [Notes] [certificates] to
                                      mitigate the risk associated with an
                                      increase in one-month LIBOR that results in the interest payable on such [notes] [securities] exceeding the amount available to make these payments.

                                      If [an] [the] interest rate swap is
                                      terminated or [an] [the] interest
                                      rate swap counterparty fails to
                                      perform its obligations under [an]
                                      [the] interest rate swap agreement,
                                      the [noteholders] [securityholders]
                                      will be exposed to the risk that the
                                      interest rate on the [A-1] [A-2]
                                      [A-3] [A-4] [Class B] [Class C]
                                      [Notes] [certificates] will be
                                      greater than the fixed rate payable
                                      by the trust under the [related]
                                      interest rate swap agreement, which
                                      could leave the trust without
                                      sufficient funds to make all required
                                      payments on the [notes] [securities].

                                      The swap counterparty's claim for
                                      payments other than termination
                                      payments will be higher in priority
                                      than payments on the notes [and
                                      certificates]. Prior to an event of
                                      default, a swap counterparty's claim
                                      for termination payments for swaps
                                      relating to [each class of notes]
                                      [certificates] will be at the same
                                      priority with interest on the
                                      [related class of notes]
                                      [certificates]. Following an event of
                                      default, [the] [any] swap
                                      counterparty's claim for termination
                                      payments will be at the same priority
                                      with interest on the Class A Notes.
                                      If there is a shortage of funds
                                      available on any payment date, you
                                      may experience delays and/or
                                      reductions in the interest and
                                      principal payments on your [notes]
                                      [securities].

                                      The interest rate swap[s] generally
                                      may not be terminated except upon (a)
                                      failure of either party to make
                                      payments when due, (b) insolvency of
                                      either party, (c) illegality, (d) an
                                      acceleration of the Class A Notes
                                      resulting from a payment default
                                      relating to Class A Notes under the
                                      indenture, (e) the liquidation of the
                                      trust's assets by the indenture
                                      trustee, (f) the making of an
                                      amendment or supplement to the
                                      indenture or any of certain other
                                      transaction documents that affects
                                      such interest rate swap agreement
                                      without the consent of the swap
                                      counterparty, which consent will not
                                      be unreasonably withheld, or (g)
                                      certain tax consequences arising from
                                      (i) administrative or judicial
                                      procedures, (ii) changes in tax law
                                      or (iii) certain mergers and asset
                                      transfers. Depending on market
                                      interest rates prevailing at the time
                                      of the termination, a termination
                                      payment may be due to the trust or to
                                      the swap counterparty. The amount of
                                      any such termination payment will be
                                      based on the market value of the
                                      interest rate swap which may be
                                      positive or negative for the trust.

                                      Any such termination payment could,
                                      if market interest rates and other
                                      conditions have changed materially,
                                      be substantial. A payment due to the
                                      swap counterparty would be made by
                                      the trust out of funds that would
                                      otherwise be available to make
                                      payments on the [notes] [securities].
                                      To the extent not paid by a
                                      replacement swap counterparty, any
                                      swap termination payments would be
                                      paid from available funds on the same
                                      priority level with payments of
                                      interest on the [notes] [securities]
                                      related to such swap, or if an event
                                      of default has occurred, on the same
                                      priority level with payments of
                                      interest on the Class A Notes, and in
                                      either case, will reduce the amount
                                      of funds available for payments of
                                      interest and principal on the [notes]
                                      [securities].

                                      If the swap counterparty fails to
                                      make a termination payment owed to
                                      the trust, the trust may not be able
                                      to enter into a replacement interest
                                      rate swap and to the extent the
                                      interest rate on the floating rate
                                      [A-1] [A-2] [A-3] [A-4] [Class B]
                                      [Class C] [Notes] [certificates][, as
                                      applicable,] exceeds the fixed rate
                                      the trust would have been required to
                                      pay the swap counterparty under such
                                      interest rate swap, the amount
                                      available to pay principal of and
                                      interest on the [notes] [securities]
                                      will be reduced. If [an] [the]
                                      interest rate swap is terminated and
                                      no replacement swap is entered into,
                                      you may experience delays and/or
                                      reductions in the interest and
                                      principal payments on your [notes]
                                      [securities].

                                 The Trust


General

         The trust will be formed pursuant to a trust agreement between us and the trustee. After its formation, the trust will not engage in any activity other than:

         o acquiring, holding and managing the receivables[, the pre-funding account] and the other assets of the trust and proceeds therefrom,

         o    issuing the notes and the certificates,

         o    making payments on the notes and the certificates,

         o [making Net Swap Payments and swap termination payments pursuant to the interest rate swap agreement[s];] and

         o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The trust will possess only the following property:

         o    receivables and related collections;

         o    bank accounts established for the trust;

         o security interests in the equipment financed [or leased] under the receivables;

         o any property obtained in a default situation under those security interests;

         o [Net Swap Receipts and swap termination payments from the interest rate swap counterpart[y][ies];]

         o rights to proceeds from certain insurance policies covering equipment financed [or leased] under the receivables or obligors on the receivables; and

         o our interest in any proceeds from recourse to dealers on receivables, which will exclude any amounts contained in the dealers' reserve accounts.

         The trust's principal offices are in _______________________, in care of _________________, as trustee, at the address listed below under "--The Trustee."


Capitalization of the Trust

         The following table illustrates the capitalization of the trust as of ________ [initial cutoff date], as if the issuance and sale of the notes [and the certificates] had taken place on that date:

  A-1 [Floating Rate] [_____%] Asset Backed Notes................  $________
  A-2 [Floating Rate] [_____%] Asset Backed Notes................  $________
  A-3 [Floating Rate] [_____%] Asset Backed Notes................  $________
  A-4 [Floating Rate] [_____%] Asset Backed Notes................  $________
  [Class B [Floating Rate] [_____%] Asset Backed Notes...........  $________]
  [Class C [Floating Rate] [_____%] Asset Backed Notes...........  $________]
  [[Floating Rate] [_____%] Asset Backed Certificates............  $________]
         Total.................................................... $
                                                                    ========

The Trustee

         _______________________ is the trustee under the trust agreement.
_________________ is a ______________, and its principal offices are located at ________________________. In the ordinary course of its business, the trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with CNH and its affiliates. _______________________ will act as co-trustee for the purpose of complying with certain Delaware legal requirements.


[The Initial Interest Rate Swap Counterpart[y][ies]

         The initial interest rate swap counterpart[y][ies] to the interest rate swap agreement[s] will be [an] entit[y][ies] with [a] long-term rating[s] of at least "Aa3" by Moody's and "AA-" by Standard & Poor's, or such initial interest rate swap counterpart[y][ies] will have [its] [their] obligations under the [applicable] interest rate swap agreement[s] guaranteed by an entity with such ratings. [Each of the] [The] initial interest rate swap counterpart[y][ies] will be identified in the final prospectus supplement.]


                            The Receivables Pool

         The pool of receivables held by the trust will include the [initial] receivables purchased on the closing date [and any additional receivables purchased during the trust's pre-funding period].

         A number of calculations described in this prospectus supplement, and calculations required by the agreements governing the trust and the notes, are based upon the Contract Value of the receivables. "Contract Value" means, as of any calculation date, the present value of the scheduled and unpaid payments on the receivables discounted monthly at an annual rate equal to [[(a) in the case of the initial receivable],_____%, which is the weighted average annual percentage rate of the [initial] receivables as of ________ ___, _____, [and (b) in the case of the additional receivables, the weighted average annual percentage rate of the additional receivables transferred as of the cutoff date designated for such transfer]] [the Specified Discount Factor, which exceeds the weighted average adjusted annual percentage rate of the receivables as of the cutoff date], plus[, in either case] any amount of past due payments as of the [applicable] cutoff date. [The "Specified Discount Factor" equals _____%.] Any defaulted receivables liquidated by the servicer through the sale or other disposition of the related equipment or that the servicer has, after using all reasonable efforts to realize upon the related equipment, determined to charge off without realizing upon the related equipment are deemed to have a Contract Value of zero. [Whenever we refer to a "weighted average adjusted annual percentage rate" in this prospectus, we mean a weighted average annual percentage rate determined by converting the individual annual percentage rate of each receivable (other than receivables with a monthly payment frequency) to an equivalent annual percentage rate as if such receivable had a monthly payment frequency.]

         The Contract Value of any particular receivable may be greater than or less than its outstanding principal amount, depending primarily upon whether the annual percentage rate of that receivable is greater or less than the [Specified Discount Factor] [weighted average annual percentage rate of the [initial] receivables as of the [initial] cutoff date [(in the case of an initial receivable) or the weighted average annual percentage rate of the additional receivables as of the applicable addition cutoff date (in the case of additional receivables)]]. If a receivable's annual percentage rate is greater than the [Specified Discount Factor] [weighted average annual percentage rate used in calculating its Contract Value], its Contract Value will be greater than its outstanding principal balance because the discount rate used to determine its Contract Value is lower than the annual percentage rate that generated the finance charge component of the scheduled payments that are discounted to determine the Contract Value. Conversely, if a receivable's annual percentage rate is lower than the [Specified Discount Factor] [weighted average annual percentage rate used in calculating its Contract Value], its Contract Value will be less than its outstanding principal balance because the discount rate used to determine its Contract Value is greater than the annual percentage rate that generated the finance charge component of the scheduled payments that are discounted to determine the Contract Value.

         The [initial] receivables were selected [and the additional receivables will be selected] from our portfolio using several criteria, including the criteria set forth in the prospectus under "Characteristics of the Receivables--Selection Criteria" and the additional criteria that:

                  (1) each receivable is a retail installment contract [or a lease];

                  [(2)each receivable has an annual percentage rate that is equal to or greater than ___%;]

                  (3) each receivable has a remaining term to maturity of not more than ___ months;

                  (4) each receivable has a [Statistical] Contract Value as of the applicable cutoff date that (when combined with the [Statistical] Contract Value of any other receivables with the same or an affiliated obligor) does not exceed 1% of the aggregate [Statistical] Contract Value of all the receivables;

                  (5) [after giving effect to each transfer of additional receivables,] the weighted average original term of the receivables in the trust will not be greater than __ months; and

                  (6) [after giving effect to each transfer of additional receivables,] not more than _____% of the Contract Value of the receivables in the trust will represent contracts for the financing of construction equipment [and not more than ___% of the Contract Value of the receivables in the trust will represent contracts for the financing of all-terrain vehicles, snowmobiles or marine vessels collectively].

         [The receivables as they are constituted on any cutoff date for an addition of receivables will not deviate from the foregoing characteristics.]

         [The [initial] receivables include both precomputed and simple interest receivables]. No [initial] receivable has[, and no additional receivable will have,] a scheduled maturity later than the date that is six months prior to the final scheduled maturity date for the notes. [No dealer loans [or leases originated by New Holland Credit] will be included in the trust.]

         [The Contract Value of the initial receivables will represent approximately _____% of the sum of initial outstanding principal amount of the notes [and the certificate balance]. Except for the criteria described in the preceding paragraphs, there will be no required characteristics of the additional receivables. Therefore, following the transfer of additional receivables to the trust, the aggregate characteristics of all of the receivables in the trust, including the composition of the receivables, the distribution by annual percentage rate, equipment type, payment frequency, current Statistical Contract Value and geographic distribution described in the following tables, may vary from those of the initial receivables. Following the end of the pre-funding period, we will file a report on Form 8-K containing information comparable to that contained in the tables set forth below regarding the aggregate characteristics of all of the receivables in the trust, after the addition of the additional receivables.]

         The composition, distribution by annual percentage rate, receivable type, equipment type, payment frequency, current Contract Value and geographic distribution, in each case of the [initial] receivables as of ________ ___, ____ are as set forth in the following tables. For purposes of this prospectus supplement, the "Statistical Contract Value" for each receivable has been calculated as [either (a) the sum of the present value of the scheduled and unpaid payments on the receivable, discounted monthly at an annual rate equal to its annual percentage rate (instead of the weighted average annual percentage rate of the initial receivable) plus any amount of past due payments or (b)] the current balance of the receivable on the servicer's records, depending upon the type of receivable. Totals may not add to 100% due to rounding.


                                          Composition of the Receivables
                                          as of the [Initial] Cutoff Date

 Weighted
 Average                                                                         Weighted          Average
[Adjusted]    Aggregate Statistical      Number of       Weighted Average         Average        Statistical
   APR           Contract Value         Receivables       Remaining Term       Original Term    Contract Value
---------------------------------------------------------------------------------------------------------------
  _____%           $__________                                months              months         $__________




                    Distribution by Receivable Type of the Receivables Pool
                                as of the [Initial] Cutoff Date

                                                                                  Percent of
                                                                Aggregate          Aggregate
                                               Number of       Statistical        Statistical
Receivable Type                               Receivables     Contract Value    Contract Value
---------------                               -----------     --------------    --------------
Retail Installment Contracts................                   $                           %
[Leases.....................................                                               %]
                                              -----------     -------------     --------------
          Total.............................                   $                     100.00%
                                              ===========     =============     ==============



              Distribution by Contract Annual Percentage Rate of the Receivables as of the [Initial]
                                                   Cutoff Date

                                                                                                        Percent of
                                                                                     Aggregate           Aggregate
                                                                Number of           Statistical         Statistical
Contract APR Range                                             Receivables        Contract Value      Contract Value
------------------                                             -----------        --------------      --------------
0.000% to 0.999%..........................................                        $                                %
1.000% to 1.999%..........................................
2.000% to 2.999%..........................................
3.000% to 3.999%..........................................
4.000% to 4.999%..........................................
5.000% to 5.999%..........................................
6.000% to 6.999%..........................................
7.000% to 7.999%..........................................
8.000% to 8.999%..........................................
9.000% to 9.999%..........................................
10.000% to 10.999%........................................
11.000% to 11.999%........................................
12.000% to 12.999%........................................
13.000% to 13.999%........................................
14.000% to 14.999%........................................
15.000% to 15.999%........................................
16.000% to 16.999%........................................
17.000% to 17.999%........................................
18.000% to 18.999%........................................
20.000% to 20.999%........................................
                                                               -----------        --------------      --------------
        Total.............................................                        $                          100.00%
                                                               ===========        ==============      ==============


                                                       S-19

                                 Distribution by Equipment Type of the Receivables
                                          as of the [Initial] Cutoff Date

                                                                                                       Percent of
                                                                                 Aggregate             Aggregate
                                                             Number of          Statistical           Statistical
Type                                                        Receivables        Contract Value        Contract Value
----                                                        -----------        --------------        --------------
Agricultural
     New................................................                        $                               %
     Used...............................................
Construction
     New................................................
     Used...............................................
                                                            -----------        --------------        --------------
         Total..........................................                        $                         100.00%
                                                            ===========        ==============        ==============




                               Distribution by Payment Frequency of the Receivables
                                          as of the [Initial] Cutoff Date

                                                                                                      Percent of
                                                                                Aggregate             Aggregate
                                                            Number of          Statistical           Statistical
Frequency                                                  Receivables        Contract Value        Contract Value
---------                                                  -----------        --------------        --------------
Annual(1)................................................
Semiannual...............................................
Quarterly................................................                      $                               %
Monthly..................................................
[Irregular]..............................................
                                                           -----------        --------------        --------------
         Total...........................................                      $                         100.00%
                                                           ===========        ==============        ==============

----------------
(1)  Approximately _____%, _____%, _____%, _____%, _____%, _____%, _____%, _____%, _____%, _____%, _____% and _____%,
     of the annual receivables have scheduled payments relating to the payment dates in January, February, March,
     April, May, June, July, August, September, October, November and December, respectively.




                                                       S-20


                       Distribution by Current [Statistical] Contract Value of the Receivables
                                           as of the [Initial] Cutoff Date

                                                                                                        Percent of
                                                                                  Aggregate             Aggregate
                                                             Number of           Statistical           Statistical
[Statistical] Contract Value Range                          Receivables         Contract Value        Contract Value
----------------------------------                          -----------         --------------        --------------
Up to $4,999.99...........................................                       $                                %
5,000.00 to 9,999.99......................................
10,000.00 to 14,999.99....................................
15,000.00 to 19,999.99....................................
20,000.00 to 24,999.99....................................
25,000.00 to 29,999.99....................................
30,000.00 to 34,999.99....................................
35,000.00 to 39,999.99....................................
40,000.00 to 44,999.99....................................
45,000.00 to 49,999.99....................................
50,000.00 to 54,999.99....................................
55,000.00 to 59,999.99....................................
60,000.00 to 64,999.99....................................
65,000.00 to 69,999.99....................................
70,000.00 to 74,999.99....................................
75,000.00 to 99,999.99....................................
100,000.00 to 199,999.99..................................
200,000.00 to 299,999.99..................................
$300,000.00 and over......................................
                                                            -----------         --------------        --------------
         Total...........................................                        $                          100.00%
                                                            ===========         ==============        ==============




                                                       S-21




                                    Geographic Distribution of the Receivables
                                          as of the [Initial] Cutoff Date

                                                                                                         Percent of
                                                                                       [Aggregate         Aggregate
                                                                     [Number of        Statistical       Statistical
State(1)                                                            Receivables]     Contract Value]   Contract Value
--------                                                            -----------      --------------    --------------
Alabama...........................................................                    $                           %
Alaska............................................................
Arizona...........................................................
Arkansas..........................................................
California........................................................
Colorado..........................................................
Connecticut.......................................................
Delaware..........................................................
[District of Columbia]............................................
Florida...........................................................
Georgia...........................................................
Hawaii............................................................
Idaho.............................................................
Illinois..........................................................
Indiana...........................................................
Iowa..............................................................
Kansas............................................................
Kentucky..........................................................
Louisiana.........................................................
Maine.............................................................
Maryland..........................................................
Massachusetts.....................................................
Michigan..........................................................
Minnesota.........................................................
Mississippi.......................................................
Missouri..........................................................
Montana...........................................................
Nebraska..........................................................
Nevada............................................................
New Hampshire.....................................................
New Jersey........................................................
New Mexico........................................................
New York..........................................................
North Carolina....................................................
North Dakota......................................................
Ohio..............................................................
Oklahoma..........................................................
Oregon............................................................
Pennsylvania......................................................
Rhode Island......................................................
South Carolina....................................................
South Dakota......................................................
Tennessee.........................................................
Texas.............................................................
Utah..............................................................
Vermont...........................................................
Virginia..........................................................
Washington........................................................
West Virginia.....................................................
Wisconsin.........................................................
Wyoming...........................................................
                                                                    -----------      --------------    --------------
      Total.......................................................                    $                     100.00%
                                                                    ===========      ==============    ==============

----------------
(1)  Based upon billing addresses of the obligors.

Delinquencies, Repossessions, and Net Losses

         Set forth below is certain combined information concerning the credit companies' experience pertaining to the entire portfolios of United States retail agricultural, construction, forestry, truck and other equipment receivables that they service. This information includes receivables previously sold to trusts under prior asset-backed securitizations [and excludes leases originated by New Holland Credit].

         Delinquencies, repossessions and net losses on agricultural contracts may be affected by weather conditions such as flood and drought, commodity market prices and the level of farmers' income. Delinquencies, repossessions and net losses on construction contracts may be affected by interest rates, housing starts and consumer confidence. There can be no assurance that the delinquency, repossession and net loss experience on the receivables of the trust will be comparable to that set forth below.


                                             Delinquency Experience(1)

                                                                  At December 31,
                             ------------------------------------------------------------------------------------------
                                    2001(2)                2000(2)                 1999                  1998
                             -------------------- ---------------------- --------------------- ------------------------
                             Number of              Number of             Number of              Number of
                             Contracts    Amount    Contracts    Amount   Contracts    Amount    Contracts    Amount
                             ---------    ------    ---------    ------   ---------    ------    ---------    ------
                                                                (Dollars in Millions)

Portfolio................      279,647    $5,255.6   285,289    $5,711.6    285,205    $6,335.0    280,410   $5,790.7
Period of Delinquency
    31-60 days...........        6,715       143.0     8,078       183.9      6,028       178.6      5,469      153.0
    60 Days or More......        7,855       238.0     7,268       228.4      6,027       238.1      4,415      163.1
Total Delinquencies......       14,570      $381.0    15,346      $412.3     12,055      $416.7      9,884     $316.1
Total Delinquencies as a
    Percent of the
    Portfolio............        5.21%       7.25%     5.38%       7.22%      4.23%       6.58%      3.52%      5.46%

----------------
(1)      For the periods ending December 31, 1999 and 1998, precomputed receivables are recorded based on the gross amount scheduled to be paid on the receivable, including unearned finance and other charges.
         Simple interest receivables are recorded based on the net amount scheduled to be paid on the receivable. The information in the table includes an immaterial amount of receivables relating to equipment other than agricultural, forestry, truck and construction equipment and includes previously sold contracts that the credit companies continue to service. For periods ending December 31, 2001 and
         2000, all receivables are recorded based on the net amount scheduled to be paid on the receivables.

(2)      Excluding the impact of the credit companies' financing of non-CNH dealers, the information presented above for December 31, 2001 and 2000 would be as follows:


                                                                            At December 31,
                                                            ------------------------------------------------
                                                                      2001                    2000
                                                            ------------------------ -----------------------
                                                             Number of                Number of
                                                             Contracts     Amount     Contracts    Amount
                                                             ---------     ------     ---------    ------
                                                                         (Dollars in Millions)
         Portfolio.........................................      262,431    $4,722.5    264,726    $4,926.3
         Period of Delinquency
             31-60 days....................................        5,719       109.0      6,990       139.2
             60 Days or More...............................        5,879       142.0      5,458       137.2
                                                                 -------    --------    -------    --------
         Total Delinquencies...............................       11,598      $251.0     12,448      $276.4
         Total Delinquencies as a Percent of the Portfolio.        4.42%       5.31%      4.70%       5.61%



                                                       S-23

                                     Credit Loss/Repossession Experience(1)

                                                                                     Year Ended December 31,
                                                                          ------------------------------------------------
                                                                          2001(5)     2000(5)       1999         1998
                                                                          ------------------------------------------------
                                                                                      (Dollars in Millions)
      Average Portfolio Outstanding During the Period.................      $5,483.7   $5,747.5      $6,062.8     $5,409.8
      Repossessions as a Percent of Average Portfolio Outstanding.....         2.79%      2.31%        1.73%         1.29%
      Net Losses as a Percent of Liquidations(2)(3)(4)................         3.24%      3.98%        1.45%         0.62%
      Net Losses as a Percent of Average Portfolio Outstanding(2)(3)..         1.76%      1.98%        0.76%         0.33%

----------------------
(1)      For the periods ending December 31, 1999 and 1998, precomputed receivables are recorded based on the gross amount scheduled to be paid on the receivable, including unearned finance and other charges.
         Simple interest receivables are recorded based on the net amount scheduled to be paid on the receivable. The information in the table includes an immaterial amount of receivables relating to equipment other than agricultural, forestry, truck and construction equipment and includes previously sold contracts that the credit companies continue to service. For periods ending December 31, 2001 and
         2000, all receivables are recorded based on the net amount scheduled to be paid on the receivables.

(2)      A portion of the contracts provide for recourse to dealers. Approximately 8%, 9%, 12% and 15% of the aggregate amounts scheduled to be paid on the contracts acquired during the years ended December 31,
         2001, 2000, 1999 and 1998, respectively, provide for recourse to dealers (excluding some contracts which provide for partial recourse to dealers through the dealers' reserve accounts). In the event of defaults by the obligor under any such contract, the dealer is required to repurchase the contract for an amount generally equal to all amounts due and unpaid thereunder. As a result, any losses under any such contract are incurred by the dealer.

(3)      Net losses are equal to the aggregate of the principal balances of all contracts (plus accrued but unpaid interest thereon) that are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, excluding any losses resulting from repossession expenses and excluding any recoveries from dealers' reserve accounts.

(4)      Liquidations represent a reduction in the outstanding balances of the contracts as a result of cash payments and charge-offs.

(5)      Excluding the impact of the credit companies' financing of non-CNH dealers, the information presented above for December 31, 2001 and 2000 would be as follows:



                                                                                       Year Ended
                                                                                      December 31,
                                                                             -------------------------------
                                                                                  2001           2000
                                                                             --------------- ---------------
                                                                                 (Dollars in Millions)
      Average Net Portfolio Outstanding During the Period...................   $4,824.4          4,954.7
      Repossessions as a Percent of Average Net Portfolio Outstanding.......       1.95%            2.05%
      Net Losses as a Percent of Liquidations(2)(3)(4)......................       1.61%            3.05%
      Net Losses as a Percent of Average Net Portfolio Outstanding(2)(3)....       0.89%            1.54%


         The credit companies have recourse to dealers on a portion of the contracts. In the event of a dealer's bankruptcy, a bankruptcy trustee, a creditor or the dealer as debtor in possession might attempt to characterize recourse sales of contracts as loans to the dealer secured by the contracts. Such an attempt, if successful, could result in payment delays or losses on the affected receivables.

         The losses shown above have been determined in accordance with the policies of Case Credit and New Holland Credit. Generally, it is the policy of the credit companies to treat each receivable that is over 120 days past due as nonperforming and nonaccruing and to review each receivable on a case-by-case basis. For receivables that are in repossession status, it is the policy of the credit companies to recognize an estimated loss at the time of repossession. Once the receivable is liquidated that estimated loss is adjusted to reflect the actual loss on the receivable. For purposes of the trust, losses are recognized when a receivable is initially put in repossession status, if any, or when the servicer has, after using all reasonable efforts to realize upon the related equipment, determined to charge-off the receivable without realizing upon the related equipment.


             Weighted Average Life of the [Notes] [Securities]

         As the rate of payment of principal of the [notes] [securities] depends primarily on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of each class of [notes] [securities] could occur significantly earlier than the final maturity date for that class. You will bear the risk of being able to reinvest principal payments on your [notes] [securities] at yields at least equal to the yield on your [notes] [securities].

         Prepayments on retail installment sale contracts can be measured relative to a prepayment standard or model. The model used in this prospectus supplement is based on a constant prepayment rate ("CPR"). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either a historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

         The tables on pages S-___, S-___ and S-___, have been prepared on the basis of certain assumptions, including that: (a) the receivables prepay in full at the specified monthly CPR and neither we nor the servicer are required to purchase any receivables from the trust, (b) each payment on the receivables is made on the last day of each calendar month, (c) distributions are made on each payment date in respect of the notes in accordance with the description set forth under "Description of the Transaction Agreements--Distributions," (d) the balance in the spread account on any day is equal to the required spread account balance, [(e) the balance in the principal supplement account on any day is equal to the Required Principal Supplement Account Balance,] (f) the closing date occurs on ________ ___, _____, (g) the servicer exercises its option to purchase the receivables on the earliest permitted payment date [and (h) the Specified Discount Factor is ___%]. The table indicates the projected weighted average life of each class of [notes] [securities] and sets forth the percent of the initial principal balance of each class of [notes] [securities] that is projected to be outstanding after each of the payment dates shown at various CPR percentages.

         The table also assumes that the receivables have been aggregated into four hypothetical pools with all of the receivables within each pool having the following characteristics:


                                                        Aggregate           Weighted           Assumed
     Pool                                             Contract Value      Average APR        Cutoff Date
     ----                                             --------------      -----------        -----------
     1...............................................   $                                             %
     2...............................................
     3...............................................
     4...............................................
                                                       -------------      -----------        ------------
                                                        $                                             %
                                                       =============      ===========        ============


         Hypothetical pool 1 has the same Contract Value and cashflow characteristics as the initial receivables. Hypothetical pools 2, 3 and 4 have a Contract Value equal in the aggregate to the amount deposited in the trust's pre-funding account. The cash flow characteristics of hypothetical pools 2, 3 and 4 are proportionately identical to those of hypothetical pool 1.

         The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables on pages S-___, S-___ and S-___. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is highly unlikely that the receivables will prepay at a constant CPR until maturity or that all of the receivables will prepay at the same CPR. Similarly, the aggregate Contract Value of additional receivables may be less than the amount deposited in the trust's pre-funding account. Moreover, the diverse terms of receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the table at the various CPR specified. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the [notes] [securities].






   Percent of Initial Principal Amount of the Notes at Various CPR Percentages


                                                        A-1 Notes                            A-2 Notes
                                              ----------------------------------  --------------------------------
Payment Date                                  0%     13%     15%    17%    19%    0%      13%    15%    17%    19%
------------                                  --     ---     ---    ---    ---    --      ---    ---    ---    ---


Closing Date................................  100    100     100    100    100    100     100    100    100    100
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
Weighted Average Life (years)(1)............

--------------------------------

(1) The weighted average life of an A-1 Note or A-2 Note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of such note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

         This table has been prepared based on the assumptions described on pages S-___ and S-___ (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.





   Percent of Initial Principal Amount of the Notes at Various CPR Percentages

                                                          A-3 Notes                           A-4 Notes
                                              ----------------------------------  ----------------------------------
Payment Date                                    0%     13%    15%    17%    19%     0%     13%    15%    17%     19%
------------                                    --     ---    ---    ---    ---     --     ---    ---    ---     ---
Closing Date................................   100    100     100    100    100    100     100    100    100    100
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
Weighted Average Life (years)(1)............

--------------------------------

(1) The weighted average life of an A-3 Note or A-4 Note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of such note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

         This table has been prepared based on the assumptions described on pages S-___ and S-___ (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.





   Percent of Initial Principal Amount of the Notes at Various CPR Percentages

                                                         [B Notes]                   [Class C Notes] [Certificates]
                                              ----------------------------------  ----------------------------------
Payment Date                                    0%     13%    15%    17%    19%     0%     13%    15%    17%     19%
------------                                    --     ---    ---    ---    ---     --     ---    ---    ---     ---
Closing Date................................   100    100     100    100    100    100     100    100    100     100
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
----------, -----...........................
Weighted Average Life (years)(1)............

--------------------------------


(1) The weighted average life of a [Class B Note] [or] [Class C Note] [certificates] is determined by: (a) multiplying the amount of each principal payment on the applicable security by the number of years from the date of issuance of the security to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of the security.

         This table has been prepared based on the assumptions described on pages S-___ and S-___ (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                          Description of the Notes
General

         The following summarizes the material terms of the notes offered hereby and the indenture pursuant to which they will be issued. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the prospectus.

Payments of Interest

         Interest on the notes will be payable monthly on each payment date, commencing _____ __, ____ [, except that interest on the A-1 Notes will also be paid on _________ ___, _____ if any A-1 Notes remain outstanding after the _________ _____ payment date]. Interest will accrue for each class of notes during each interest period at the applicable interest rate. The interest period applicable to any payment date will be the period from and including the preceding payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding that payment date. Interest on the A-1 Notes [and] [A-2] [A-3] [A-4] [Class B] [Class C] [Notes] will be calculated on the basis of the actual number of days in the applicable interest period and a 360-day year. Interest on the other notes will be calculated on the basis of a 360-day year of twelve 30-day months.

         [The [A-1] [A-2] [A-3] [A-4] [Class B] [Class C] [Notes] are fixed rate notes, and the [A-1] [A-2] [A-3] [A-4] [Class B] [Class C] [Notes] are floating rate notes. The interest rate payable on the [A-1] [A-2] [A-3] [A-4] [Class B] [Class C] [Notes] will equal One-Month LIBOR plus the [applicable] spread amount set forth under "Summary of Terms--Offered Securities".

         The [Class A-1] [Class A-2] [Class A-3] [Class A-4] [Class B] [Class C] [certificate] interest rate swap counterpart[y][ies] will be the calculation agent[s] for the [A-1] [A-2] [A-3] [A-4] [Class B] [Class C] [Notes] [certificates], [respectively,] and [each] will determine (using, for so long as such interest rate swap is outstanding, the rate provided by such interest rate swap counterparty) One-Month LIBOR for each interest period on the second London Banking Day prior to the beginning of that interest period.

         "One-Month LIBOR" means, for the [A-1] [A-2] [A-3] [A-4] [Class B] [Class C] [Notes] [certificates] and for each interest period, the rate for deposits in U.S. dollars for a period of one month corresponding to such interest period which appears on the Telerate Page 3750 as of 11:00 a.m., London Time, on the related LIBOR Determination Date. If such rate does not appear on the Telerate Page 3750, the rate for that interest period will be determined as if "USD-LIBOR Reference Banks Rate" had been specified as the applicable rate.

         "USD-LIBOR Reference Banks Rate" means, for each interest period, the rate determined on the basis of the rates at which deposits in U.S. dollars are offered by the four major banks in the London interbank market selected by the [relevant] interest rate swap counterparty at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month commencing on the first day of the interest period for which such rate is being determined and in a Representative Amount. [Each] [The] interest rate swap counterparty (in its capacity as calculation agent under the interest rate swap) will request the principal London office of each of four major banks in the London interbank market selected by such interest rate swap counterparty to provide a quotation of its rate. If at least two such quotations are provided, the rate for that interest period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that interest period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by such interest rate swap counterparty, at approximately 11:00 a.m., New York City time, on the related LIBOR Determination Date for loans in U.S. dollars to leading European banks for a period of one month commencing on the first day of the interest period for which such rate is being determined and in a Representative Amount.

         "LIBOR Determination Date" means the second London Banking Day prior to the beginning of an interest period and with respect to the first LIBOR Determination Date, the second London Banking Day prior to the closing date.

         "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

         "Representative Amount" means, on any LIBOR Determination Date, an amount equal to the outstanding principal amount of the [A-1] [A-2] [A-3] [A-4] [Class B] [Class C] [Notes] [certificates] [, as applicable,] on the immediately preceding payment date or the closing date, as applicable.]

         If the trust does not pay the full amount of interest due on any class of notes on any payment date, the amount of interest not paid will be due on the next payment date and will itself accrue interest, to the extent permitted by law, at a rate per annum equal to the interest rate on that class of notes from that payment date to but excluding the payment date on which that interest is paid.

         If the amount of interest on the Class A Notes payable on any payment date exceeds the amounts available on that date, the holders of Class A Notes will receive their ratable share (based upon the total amount of interest due to each of them) of the amount available to be distributed in respect of interest on the Class A Notes.

         [Interest on the Class B Notes will not be paid on any payment date until interest on the Class A Notes has been paid in full.] [Interest on the [Class C Notes] [certificates] will not be paid on any payment date until interest on the Class A Notes and Class B Notes has been paid in full.]

         In the event [one of] the interest rate swap[s] terminate[s] and is not replaced or the [relevant] interest rate swap counterparty fails to provide a calculation of One-Month LIBOR for the [A-1] [A-2] [A-3] [A-4] [Class B] [Class C] [Notes], the indenture trustee will become the calculation agent for such [A-1] [A-2] [A-3] [A-4] [Class B] [Class C] [Notes][, as applicable,] and will determine the applicable One-Month LIBOR itself, using the methods described above.

Payments of Principal

         As more fully described below in the definition[s] of Class A Noteholders' Monthly Principal Distributable Amount [and] [Class B Noteholders' Monthly Principal Distributable Amount][and Class C Noteholders' Monthly Principal Distributable Amount], principal will be paid on the notes on each payment date in an amount generally equal to the decrease in the [sum of (i) the] Pool Balance [and (ii) the amount on deposit in the trust's pre-funding account, in each case] during the prior calendar month. On each payment date, the principal payments will be allocated among the various classes of notes as described below.

         The principal of the Class A Notes will be payable on each payment date[, except that principal on the A-1 Notes will also be paid on , if any

A-1 Notes remain outstanding after the ______ ____ payment date]. Principal payments on the Class A Notes will be payable on each payment date, to the extent of funds available therefor, in an amount generally equal to the Class A Noteholders' Monthly Principal Distributable Amount, except that
(a) in no event shall the Class A Noteholder's Monthly Distributable Amount allocated to any class of Class A Notes exceed the outstanding principal amount of that class, and (b) on the final maturity date for each class of Class A Notes, the Class A Noteholder's Monthly Distributable Amount for that class will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of that class to zero. [The Class A Notes will also receive the Reallocated Class C Principal Amount until the Class A Notes are paid in full.] The Class A Noteholders' Monthly Principal Distributable Amount will be allocated to the holders of the various classes of Class A Notes in the following order of priority (beginning with the highest priority and descending to the lowest): the A-1 Notes, the A-2 Notes, the A-3 Notes and the A-4 Notes. Accordingly, no principal will be paid on any class of Class A Notes until each class of Class A Notes with a lower numerical designation has been paid in full (e.g., no principal will be paid on the A-2 Notes until the A-1 Notes have been paid in full).

         [The principal of the Class B Notes will be payable on each payment date, to the extent of funds available therefor, in an amount generally equal to the Class B Noteholders' Monthly Principal Distributable Amount. [Once the Class A Notes have been repaid in full, the Class B Notes will also receive the Reallocated Class C Principal Amount until the Class B Notes are paid in full.] However, no principal payments will be made on the Class B Notes on any payment date until all amounts payable with respect to the Class A Notes on that payment date [(excluding any principal payments due on the Class A Notes in the form of the Reallocated Class C Principal Amount)] have been paid in full.]

         [The principal of the Class C Notes will be payable on each payment date, to the extent of funds available therefor, initially in an amount generally equal to the Class C Noteholders' Monthly Principal Distributable Amount. No principal payments will be made on the Class C Notes on any payment date until all amounts payable with respect to the Class A Notes and Class B Notes on that payment date have been paid in full. [In addition, once the outstanding principal amount of the Class C Notes has been reduced to $_________, no further principal will be paid on the Class C Notes until the Class A Notes and the Class B Notes have been repaid in full. Funds that would otherwise have been used to make principal payments on the Class C Notes during this period will instead be applied to make additional principal payments on the Class A Notes until paid in full and then to make additional principal payments on the Class B Notes until paid in full. Once the Class A Notes and Class B Notes have been paid in full, the Class C Notes will again generally receive principal payments each month in an amount equal to the Class C Noteholders' Monthly Principal Distributable Amount.]]

         After an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the final scheduled maturity date for the last of the notes, as specified below), principal payments will be made first to the holders of the Class A Notes ratably according to the amounts due and payable on the Class A Notes for principal until paid in full[, then to the Class B noteholders until the outstanding principal amount of the Class B Notes has been paid in full] [and then to the Class C noteholders until the outstanding principal amount of the Class C Notes has been paid in full].

         The outstanding principal amount, together with all accrued and unpaid interest with respect to each class of notes is due and payable not later than the [date specified or the] payment date in the month specified for each class below:

           Class                                 Final Maturity Date
           -----                                 -------------------

           A-1...................................         ______, ____
           A-2...................................         ______, ____
           A-3...................................         ______, ____
           A-4...................................         ______, ____
           [B....................................         ______, ___]
           [C....................................         ______, ___]

         Upon any prepayment in full of a receivable, the Contract Value of that receivable will be reduced to zero. This results in an increment to the targeted principal distribution amount for the related payment date equal to the full Contract Value of the prepaid receivable. However, in circumstances where the Contract Value of the prepaid receivable exceeded its outstanding principal balance, the principal collected through the prepayment will be less than the resulting increment to the targeted principal distribution amount by an amount roughly equal to the excess of the receivable's Contract Value over its outstanding principal balance immediately prior to the prepayment. This will generally happen when the annual percentage rate of the prepaid receivable was greater than the [specified discount] [weighted average annual percentage] rate used to calculate its Contract Value. It may also result from early payments on simple interest receivables. See "The Receivables Pool."

         [To the extent necessary to maintain the initial credit ratings on the notes, funds will be deposited in the trust's principal supplement account each time the trust buys any additional receivables during the pre-funding period. Any such funds are intended to cover shortfalls that could result from prepayments of this type. On each payment date, funds will be withdrawn from the principal supplement account and included in the funds distributed on that payment date to cover shortfalls in distributions of interest and principal on the [notes] [securities] [and swap payments] (after giving effect to any withdrawal to be made from the spread account on that payment date). However, no funds may be required to be deposited into the principal supplement account, and in any event any required deposit is expected to be less than the maximum aggregate shortfall that might result if all receivables of this type prepaid. Therefore, if a significant number of those receivables prepay, there may be insufficient funds available in the principal supplement account to cover the resulting shortfall].

         As used herein, with respect to any payment date:

         "Asset Balance" means, for any payment date, the [sum of the] Pool Balance [and any amounts on deposit in the pre-funding account, in each case] as of the end of the immediately preceding calendar month. [For purposes of the calculation of any amount on deposit in the pre-funding account on any payment date, any amount in the pre-funding account that is to be paid out on that payment date in connection with the end of the pre-funding period shall be deemed to have been withdrawn from the pre-funding account as of the first day of the calendar month immediately preceding that payment date.]

         "Class A Noteholders' Monthly Principal Distributable Amount" means, for any payment date (a) on which any principal of the A-1 Notes remains outstanding as of the related record date, the greater of (1) the aggregate scheduled principal payments on the receivables received during the prior calendar month and (2) the excess of (x) the outstanding principal balance of the Class A Notes minus (y) [__]% of the Asset Balance, (b) after the payment date on which the A-1 Notes have been reduced to zero, the excess of (1) the outstanding principal balance of the Class A Notes minus (2) [__]% of the Asset Balance and (c) on the final maturity date for each of the Class A Notes, the Class A Noteholders' Monthly Principal Distributable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of the related Class A Notes to zero; except that in no event will the Class A Noteholders' Monthly Principal Distributable Amount exceed the outstanding amount of the Class A Notes.

         ["Class B Noteholders' Monthly Principal Distributable Amount" means, for any payment date, the excess of (1) the outstanding principal balance of the Class B Notes minus (2) __% of the Asset Balance; except that (a) in no event will the Class B Noteholders' Monthly Principal Distributable Amount exceed the lesser of (1) the sum of the outstanding principal amounts of the Class A Notes (after giving effect to payments on the Class A Notes on that payment date), the Class B Notes [and the] [Class C Notes] [certificates] over the Asset Balance and (2) the outstanding principal amount of the Class B Notes, and (b) on the final maturity date for the Class B Notes, the Class B Noteholders' Monthly Principal Distributable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of the Class B Notes to zero.]

         ["Class C Noteholders' Monthly Principal Distributable Amount" means, for any payment date, the excess of (1) the [sum of the outstanding principal balance of the Class A Notes (after giving effect to payments on the Class A Notes on that payment date), the Class B Notes (after giving effect to payments on the Class B Notes on that payment date) and the Class C Notes minus (2) 100%] [outstanding principal balance of the Class C Notes minus (2) __%] of the Asset Balance; except that (a) [the Class C Noteholders' Monthly Principal Distributable Amount shall not exceed the amount necessary to reduce the outstanding principal amount of the Class C Notes to $_________ until the outstanding principal amount of the Class A Notes and Class B Notes has been reduced to zero,] (b) in no event will the Class C Noteholders' Monthly Principal Distributable Amount exceed the [lesser of (1) the sum of the outstanding principal amounts of the Class A Notes (after giving effect to payments on the Class A Notes on that payment date), the Class B Notes (after giving effect to payments on the Class B Notes on that payment date), the Class C Notes and the certificates over the Asset Balance and (2)] outstanding principal amount of the Class C Notes, and (c) on the final maturity date for the Class C Notes, the Class C Noteholders' Monthly Principal Distributable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of the Class C Notes to zero.]

         "Pool Balance" means, at any time, the sum of the aggregate Contract Values of the receivables at the beginning of a calendar month, after giving effect to all payments received from obligors and any amounts to be remitted by the servicer or us, as the case may be, with respect to the preceding calendar month and all losses realized on receivables liquidated during that preceding calendar month.

         ["Reallocated Class C Principal Amount" means, for any payment date, the amount by which the Class C Noteholders' Monthly Principal Distributable Amount is reduced from the level that would otherwise have applied as a result of the requirement that the outstanding principal amount of the Class C Notes not be reduced below $________ while any Class A Notes or Class B Notes remain outstanding.]

Cutoff Dates

         A number of important calculations relating to the receivables will be made by reference to "cutoff dates" and "calendar months." For instance, the Contract Value of the initial receivables and each set of additional receivables that we sell to the trust will be determined as of a related cutoff date. A cutoff date will be the last day of the calendar month prior to the month during which the sale takes place.

         [Payments on the notes on each payment date will primarily be funded with collections on the receivables that are received during the prior calendar month, however, in the case of the first payment date, instead of a calendar month payments on the notes will primarily be funded with collections on the receivables that are received during the period from and including ______ __, 200_ to but excluding ______ __, 200_.]

Record Dates

         Payments on the notes will be made on each payment date to holders of record as of the fourteenth day of the calendar month in which the payment date occurs or, if definitive notes are issued, the close of business on the last day of the prior calendar month. [A special record date of _________ ___, _____ will apply for the special payment date relating to the A-1 Notes.]

[Mandatory Redemption

         On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all additional receivables, including any receivables purchased on that date) will be applied to redeem the notes then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the targeted principal distribution amount on that payment date.]

Optional Redemption

         Any notes that remain outstanding on any payment date on which the servicer exercises its clean-up call will be prepaid in whole at the applicable redemption price on that payment date. The clean-up call cannot be exercised until the Pool Balance declines to 10% or less of [the sum of
(i)] the Pool Balance as of the [initial] cutoff date [plus (ii) the aggregate Contract Value of all additional receivables sold to the trust as of their respective cutoff dates]. The redemption price for any class of notes in connection with any optional redemption will equal the unpaid principal balance of that class of notes, plus accrued and unpaid interest thereon.

Registration of Notes

         The notes will be cleared through DTC. You may hold your notes through DTC (in the United States) or Clearstream or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are a participant in those systems.


The Indenture Trustee

         [    ] is the indenture trustee under the indenture pursuant to which
the notes will be issued. [     ] is a [national banking association], and its
corporate trust offices are located at [     ]. In the ordinary course of its
business, the indenture trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with CNH and its affiliates.

         On or prior to each payment date, the indenture trustee will make the noteholder statement described under "Administrative Information about the Securities--Reports to Securityholders" in the prospectus for that payment date available via the indenture trustee's internet website. The indenture trustee's internet website will be located at "[ ]" or at such other address as the indenture trustee shall notify the noteholders in the manner described below. Any person who is unable to access the indenture trustee's internet website may receive paper copy of the noteholder statements via first class mail by calling the indenture trustee at [( ) - ]. The indenture trustee may change the manner in which the noteholder statements are distributed or otherwise made available in order to make the circulation of the noteholder statements more convenient and/or more accessible to the noteholders. The indenture trustee will provide timely and adequate notice to the noteholders of any change described above. For assistance with the indenture trustee's internet website, noteholders may call [( ) - ].

         [Pursuant to the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for either the Class A Notes[,] [or] the Class B Notes [or the Class C Notes] if a default occurs under the indenture. The indenture will provide for a successor trustee to be appointed for one or [more][both]classes of notes in these circumstances, so that there will be separate trustees for the Class A Notes[,] [and] the Class B Notes [and the Class C Notes]. In these circumstances, the Class A noteholders[,] [and] Class B noteholders [and Class C noteholders] will continue to vote as a single group. So long as any amounts remain unpaid with respect to the Class A Notes, only the trustee for the Class A noteholders will have the right to exercise remedies under the indenture (but the Class B noteholders [and Class C noteholders] will be entitled to their share of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes[, and the subordination of the Class C Notes to the Class A Notes and Class B Notes,] as described herein). Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class B Notes[, and upon repayment of the Class A Notes and Class B Notes in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class C Notes]. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor trustee for that class of notes and the successor's acceptance of that appointment.]


                      Description of the Certificates

         [On the closing date, the trust will issue $_________ asset-backed certificates pursuant to the trust agreement. We will initially purchase the entire principal amount of the certificates.

         Distributions of interest and principal on the certificates will be subordinated in priority of payment to interest and principal due on the notes to the extent described in this prospectus supplement. Funds on deposit in the spread account and the principal supplement account will not be available to cover scheduled payments with respect to the certificates.]

         [The following summarizes the material terms of the certificates and the trust agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the certificates and the trust agreement. The following summary supplements, and to the extent it is inconsistent with, replaces, the description of the general terms and provisions of the certificates of any given series and the related trust agreement set forth in the prospectus.

Distributions of Interest Income

         The certificates will bear interest at the rate of [One-Month LIBOR plus] ___% per annum[, except that during the pre-funding period no interest will accrue on a percentage of the certificates balance equal to the pre-funded amount divided by the outstanding Pool Balance].

         On each payment date, certificateholders will be entitled to distributions in an amount equal to the amount of interest that would accrue at [One-Month LIBOR plus] ___% on the certificate balance as of the last day of the preceding calendar month. Interest distributable on a payment date will accrue from and including the closing date or from the most recent payment date on which interest distributions have been made to but excluding that payment date and will be calculated on the basis of [the actual number of days in the applicable interest period and] a 360-day year [consisting of twelve 30-day months]. Interest distributions due for any payment date but not distributed on such payment date will be due on the next payment date increased by an amount equal to interest on such amount at a rate per annum equal to [One-Month LIBOR plus] ___% (to the extent lawful). Interest on the certificates will not be paid on any payment date until interest [and principal] on the notes have been paid in full.


Distributions of Principal

         Principal on the certificates will be payable on each payment date after principal on all of the notes has been paid in full in an amount generally equal to the Certificateholders' Principal Distributable Amount for that payment date (to the extent of funds available) until paid in full. As use herein, "Certificateholders' Principal Distributable Amount" means, for any payment date, the excess of (1) the sum of the outstanding principal balance of the Class A Notes (after giving effect to payments on the Class A Notes on that payment date) [, the Class B Notes (after giving effect to payments on the Class B Notes on that payment date)][, the Class C Notes (after giving effect to payments on the Class C Notes on that payment date)] and the certificates minus (2) 100% of the Asset Balance; except that (a) in no event will the Certificateholders' Principal Distributable Amount exceed the outstanding principal amount of certificates, and (b) on the final scheduled maturity date, the Certificateholders' Principal Distributable Amount will include the amount, necessary (after giving effect to the other amounts to be deposited in the note distribution account and the certificate distribution account on such payment date and allocable to principal) to reduce the outstanding principal amount of certificates to zero.


[Mandatory Repurchase

         On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all additional receivables, including any receivables purchased on that date) will be applied to redeem the notes and then to purchase the certificates then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the targeted principal distribution amount.]


Optional Repurchase

         Any certificates that remain outstanding on any payment date on which the servicer exercises its clean-up call will be repurchased at the applicable repurchase price on that payment date. The clean-up call cannot be exercised until the Pool Balance declines to 10% or less of [the sum of
(i)] the Pool Balance as of the [initial] cutoff date [plus (ii) the aggregate Contract Value of all additional receivables sold to the trust as of their respective cutoff dates]. The repurchase price for the certificates in connection with any optional redemption will equal the unpaid principal balance of those certificates, plus accrued and unpaid interest thereon.


Registration of Certificates

         The certificates will be cleared through DTC. You may hold your certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are participants in those systems.]


                 Description of the Transaction Agreements

         We summarize below some material terms of the agreements under which the credit companies will, directly or indirectly, transfer receivables to us and we will sell them to the trust, and under which Case Credit will agree to service the trust's receivables and administer the trust. This description supplements the disclosure in the prospectus under the same heading. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.

[Sales of Receivables

         In addition to the initial receivables, we expect to sell to the trust additional receivables having an aggregate Contract Value approximately equal to the amount we will deposit in the trust's pre-funding account. We expect to sell additional receivables to the trust monthly on dates specified by us during the pre-funding period. The pre-funding period will begin on the closing date and end on the earliest of: (a) the day on which the amount on deposit in the trust's pre-funding account is reduced to less than $100,000, (b) the date on which an event of default or a servicer default occurs, (c) the date on which an insolvency event occurs with respect to us or the servicer and (d) the close of business on the _________ _____ payment date.

          Upon any sale of additional receivables to the trust:

               (1) the Pool Balance will increase in an amount equal to the aggregate Contract Value of the additional receivables;

               (2) an amount equal to _____% of the aggregate Contract Value of the additional receivables will be withdrawn from the pre-funding account and deposited in the spread account;

               (3) if any deposit into the principal supplement account is required, the necessary funds will be withdrawn from the pre-funding account and deposited in the principal supplement account; and

               (4) an amount equal to the excess of the aggregate Contract Value of the additional receivables over the sum of the amounts described in clauses (2) and (3) will be withdrawn from the pre-funding account and paid to us.]

Servicing Compensation and Payment of Expenses

         The servicing fee payable to the servicer will accrue at a rate of 1.00% per annum on the Pool Balance as of the first day of each calendar month. The servicing fee will be paid solely to the extent that there are funds available to pay it as described under "-- Distributions" below.

Distributions

         On each payment date, the servicer will cause payments on the notes and other trust liabilities to be made from the following sources:

         o the aggregate collections on the receivables during the prior calendar month, including proceeds of liquidated receivables obtained through the sale or other disposition of the related equipment, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the related obligor; however, no other monies collected on any liquidated receivable during any calendar month after the calendar month in which it became a liquidated receivable will be included in the funds available for distribution;

         [o any amounts withdrawn from the negative carry account for that payment date;]

          o earnings from investment of funds held in the trust's bank accounts;

         [o any Net Swap Receipts and any swap termination payments received pursuant to the interest rate swap agreement[s];] and

          o the aggregate purchase prices for any receivables repurchased by us or the servicer.

     The aggregate funds available from these sources will be applied in the following order of priority:

          (1) to pay to the trust's administrator, all accrued and unpaid administration fees;

         [(2) to make Net Swap Payments (including interest on any overdue
              Net Swap Payments), if any, to the [Class]
              [A-1][A-2][A-3][A-4][B][C] [certificate] interest rate swap counterparty;]

        ([3]) [to pay, with the same priority and ratably in proportion to the principal balance of the Class A Notes and the amount of any Class A swap termination payment due and payable by the trust to the applicable Class A interest rate swap counterparty:

              (a) to the Class A noteholders,] the amount of interest accrued on each class of Class A Notes during the prior interest period, plus any amount of interest on the Class A Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount); [and

              (b) to the [applicable] Class A interest rate swap counterparty, the amount of any applicable Class A swap termination payment;

              provided, that if any amounts allocable to the Class A Notes are not needed to pay interest due on such notes as of such payment date, such amounts will be applied to pay the portion, if any, of any Class A swap termination payment remaining unpaid;]

        [([4])[to pay, with the same priority and ratably in proportion to the principal balance of the Class B Notes and the amount of any Class B swap termination payment due and payable by the trust to the Class B interest rate swap counterparty:

               (a) to the Class B noteholders,] the amount of interest accrued on the Class B Notes during the prior interest period, plus any amount of interest on the Class B Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount); [and

               (b) to the Class B interest rate swap counterparty, the amount of any Class B swap termination payment;

                provided, that if any amounts allocable to the Class B Notes are not needed to pay interest due on such notes as of such payment date, such amounts will be applied to pay the portion, if any, of any Class B swap termination payment remaining unpaid;]]

        [([5]) [[to pay, with the same priority and ratably in proportion to the principal balance of the Class C Notes and the amount of any Class C swap termination payment due and payable by the trust to the Class C interest rate swap counterparty:

               (a) to the Class C noteholders,] the amount of interest
                   accrued on the Class C Notes during the prior interest period, plus any amount of interest on the Class C Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount); [and

               (b) to the Class C interest rate swap counterparty, the amount of any Class C swap termination payment;

               provided, that if any amounts allocable to the Class C Notes are not needed to pay interest due on such notes as of such payment date, such amounts will be applied to pay the portion, if any, of any Class C swap termination payment remaining unpaid;]]

               [[to pay, with the same priority and ratably in proportion to the principal balance of the certificates and the amount of any certificate swap termination payment due and payable by the trust to the certificate interest rate swap counterparty;

               (a) to the certificateholders,] the amount of interest accrued on the certificates during the prior interest period, plus any amount of interest on the certificates that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount); [and

               (b) to the certificate interest rate swap counterparty, the amount of any certificate swap termination payment;

               provided, that if any amounts allocable to the certificates are not needed to pay interest due on such certificates as of such payment date, such amounts will be applied to pay the portion, if any, of any certificate swap termination payment remaining unpaid;]]]

         ([6]) to pay principal on the notes as follows:

               (a) first, to the Class A noteholders, the Class A Noteholders' Monthly Principal Distributable Amount for each class of Class A Notes, and

              [(b) second, to the Class B noteholders, the Class B Noteholders' Monthly Principal Distributable Amount, and]

              [(c) third, to the Class C noteholders, the Class C Noteholders' Monthly Principal Distributable Amount, and]

              [(d) fourth, to pay the Reallocated Class C Principal Amount, first, to the Class A noteholders until the Class A notes are paid in full, and then to the Class B noteholders until the Class B Notes are paid in full;]

        [([7]) to pay principal on the certificates in the Certificateholders' Principal Distributable Amount;]

         ([8]) to deposit in the spread account, to the extent necessary so that the balance in that account will not be less than the required balance;

         ([9]) [to pay, with the same priority and ratably in proportion to the principal balance of the certificates and the amount of any certificate swap termination payment due and payable by the trust to the certificate interest rate swap counterparty:

               (a) to the certificateholders,] the amount of interest accrued on the certificates during the prior interest period, plus any amount of interest on the certificates that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount); [and

               (b) to the certificate interest rate swap counterparty, the amount of any certificate swap termination payment;

               provided, that if any amounts allocable to the certificates are not needed to pay interest due on such certificates as of such payment date, such amounts will be applied to pay the portion, if any, of any certificate swap termination payment remaining unpaid;]

       [([10]) after the notes have been repaid in full, to pay principal on the certificates]; and

       ([11]) to pay the servicer its accrued and unpaid servicing fee; provided that if Case Credit or an affiliate of Case Credit is not the servicer, the amounts described in this clause ([11]) will be paid prior to any other application of funds on deposit in the collection account.

         Any remaining funds will be paid to us.

         After an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the final scheduled maturity date for the last of the notes), aggregate funds available will instead be applied in the following order of priority:

         (1) to pay the servicer its accrued and unpaid servicing fee; provided that if Case Credit or an affiliate of Case Credit is the servicer, the amounts described in this clause (1) will be paid after any other application of funds on deposit in the collection account;

         (2) to pay to the trust administrator, all accrued and unpaid administration fees;

         [(3) to make Net Swap Payments (including interest on any overdue Net Swap Payments), if any, to the [Class] [A-1][A-2][A-3][A-4][B][C] [certificate] interest rate swap counterparty;]

         ([4]) to pay[, with the same priority and ratably in proportion to the principal balance of the Class A Notes and the amount of any swap termination payments due and payable by the trust to the swap counterpart[y][ies]:

                (a) to the Class A noteholders,] the amount of interest accrued on each class of Class A Notes during the prior interest period, plus any amount of interest on the Class A Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount); [and

                (b) to [each] swap counterparty, the amount of any swap termination payments; provided, that if any amounts allocable to the Class A Notes are not needed to pay interest due on such notes as of such payment date, such amounts will be applied to pay the portion, if any, of any swap termination payment remaining unpaid;]

        [([5]) to pay the amount of interest accrued on the Class B Notes during the prior interest period, plus any amount of interest on the Class B Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);]

       [([6]) [to pay the amount of interest accrued on the Class C Notes during the prior interest period, plus any amount of interest on the Class C Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);]

                [to pay the amount of interest accrued on the certificates during the prior interest period, plus any amount of interest on the certificates that was not paid when due (and to the extent permitted by law, any interest on that unpaid amount);]]

         ([7]) to pay principal on the notes as follows: to the Class A noteholders ratably according to the amounts due on the Class A Notes for principal until paid in full[, then to the Class B noteholders until the outstanding principal amount of the Class B Notes has been paid in full] [and then to the Class C noteholders until the outstanding principal amount of the Class C Notes has been paid in full];

         [([8]) to pay the amount of interest accrued on the certificates during the prior interest period, plus any amount of interest on the certificates that was not paid when due (and to the extent permitted by law, any interest on that unpaid amount);] and

         [([9]) to pay principal on the certificates.]

         You should note, however, that until the final scheduled payment date for any class of [notes][securities], the amount of principal [and interest] due to [noteholders][securityholders] will generally be limited to amounts available for that purpose. Therefore, the failure to pay principal [or interest] on a class of [notes][securities] generally will not result in the occurrence of an event of default until the final scheduled payment date for that class of [notes][securities].

[Negative Carry Account

         The servicer will establish and maintain the negative carry account as a trust account in the name of the indenture trustee for the benefit of the noteholders. On the closing date, we will make an initial deposit of $________ into the negative carry account. The amount of that initial deposit is determined by applying the following "Maximum Negative Carry Amount" calculation as of the closing date:

         "Maximum Negative Carry Amount" equals the product of:

                  (a) the weighted average of the interest rate on each class of the notes [(assuming LIBOR is equal to the stated fixed interest rate swap rates for [each class of] [the] floating rate notes as set forth in "The Interest Rate Swap Agreement[s]")] minus ___%; multiplied by

                  (b) the percentage equivalent of a fraction the numerator of which is the outstanding principal balance of the notes and the denominator of which is the aggregate outstanding principal balance of the notes and the certificates; multiplied by

                  (c) the amount on deposit in the pre-funding account; multiplied by

                  (d) the fraction of a year represented by the number of days until the expected end of the pre-funding period, calculated on the basis of a 360-day year of twelve 30-day months.

         On each payment date, the servicer will instruct the indenture trustee to withdraw from the negative carry account and deposit into the collection account and include in the funds available for distribution on that payment date an amount equal to the excess, if any, of

                  (1) the product of (A) the aggregate interest payable on all of the notes, multiplied by (B) the Pre-Funded Percentage, as of the immediately prior payment date, or in the case of the first payment date, the closing date, minus

                  (2) investment earnings on the pre-funding account for the related period.

         The "Pre-Funded Percentage" for each calendar month is the percentage derived from the fraction the numerator of which is the balance on deposit in the pre-funding account and the denominator of which is the sum of the Pool Balance and the balance on deposit in the pre-funding account, after taking into account all transfers of additional receivables during that calendar month.

         If the amount on deposit in the negative carry account on any payment date, after giving effect to the withdrawal referred to above is greater than the Maximum Negative Carry Account Balance, the excess will be released to us. All amounts remaining on deposit in the negative carry account at the end of the payment date on or immediately following the last day of the pre-funding period will also be released to us.]

Spread Account

         The servicer will establish and maintain the spread account as a trust account in the name of the indenture trustee for the benefit of the noteholders [and the swap counterpart[y][ies]]. On the closing date, we will make an initial deposit into the spread account of $________, which equals __% of the aggregate Contract Value of the initial receivables as of the initial cutoff date. On each day that we sell additional receivables to the trust, cash or eligible investments having a value approximately equal to _____% of the aggregate Contract Value of those additional receivables as of their cutoff date will be withdrawn from the pre-funding account from amounts otherwise distributable to us in connection with the sale of additional receivables and deposited in the spread account. Finally, on each payment date, the servicer will transfer additional amounts into the spread account to the extent that the balance in that account would otherwise be less than the Specified Spread Account Balance, and funds are available for that purpose after other higher priority distributions.

         "Specified Spread Account Balance" means, with respect to any payment date, the lesser of (a) _____% of [the sum of (i)] the Pool Balance as of the [initial] cutoff date [plus (ii) the aggregate Contract Value of all additional receivables sold to the trust as of their respective cutoff dates] and (b) the outstanding principal amount of the notes. We may reduce or otherwise modify the Specified Spread Account Balance without the consent of the noteholders if the rating agencies that have rated the notes confirm in writing that the reduction or modification will not result in a reduction or withdrawal of the rating of the notes.

         If the amount on deposit in the spread account on any payment date (after giving effect to all deposits or withdrawals therefrom on that payment date) is greater than the Specified Spread Account Balance for that payment date, the excess will be distributed to us. However, if, after giving effect to all payments made on the notes on that payment date, the [sum of the] Pool Balance [plus the balance on deposit in the pre-funding account] as of the first day of the calendar month in which that payment date occurs is less than the aggregate outstanding principal balance of the notes and certificates, that excess amount will not be distributed to us and will be retained in the spread account.

         After we receive any amounts duly released from the spread account, the noteholders will not have any claims to those amounts.

         On each payment date, funds will be withdrawn from the spread account and deposited in the note distribution account to the extent necessary to cover any shortfall on that payment date in the funds otherwise available to pay interest due on each class of notes, including overdue interest (and, to the extent permitted by law, any interest on that unpaid amount)[, swap payments,][and] the Class A Noteholders' Monthly Principal Distributable Amount [and the Class B Noteholders' Monthly Principal Distributable Amount,] [the Class C Noteholders' Monthly Principal Distributable Amount] [and the Reallocated Class C Principal Amount], in each case on that payment date. For a more detailed description of the amount of interest and principal payable on the notes, see "Description of the Notes--Payments of Interest" and "--Payments of Principal" above.

         Funds withdrawn from the spread account and deposited in the note distribution account for distribution as described in the preceding paragraph will be applied in the same order of priority applicable to distributions from the collection account. Funds on deposit in the spread account will not be used to cover shortfalls in any distributions to the certificateholders.

Principal Supplement Account

         The servicer will establish and maintain in the name of the indenture trustee a principal supplement account for the benefit of the noteholders [and the swap counterpart[y][ies]]. [However, no deposit is required to be made into the principal supplement account on or before the closing date]. After the closing date, deposits will only be required to be made into the principal supplement account on addition cutoff dates and then only if the Required Principal Supplement Account Balance determined for the subject addition cutoff date is greater than zero. [On each addition cutoff date, cash or eligible investments having a value equal to any positive Required Principal Supplement Account Balance for that addition cutoff date (minus any amount then on deposit in the principal supplement account) will be withdrawn from the pre-funding account and deposited in the principal supplement account.]

         On each payment date, funds will be withdrawn from the principal supplement account and deposited in the note distribution account to the extent necessary to cover any shortfall on that payment date (after giving effect to any withdrawals to be made on that payment date from the spread account) of the amount of interest accrued on each class of notes during the prior interest period, plus any amount of interest on the notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount)[, swap payments,] [,] [and] the Class A Noteholders' Monthly Principal Distributable Amount[, the Class B Noteholders' Monthly Principal Distributable Amount] [, the Class C Noteholders' Monthly Principal Distributable Amount] [and the Reallocated Class C Principal Amount], in each case on that payment date. Funds withdrawn from the principal supplement account and deposited in the note distribution account for distribution as described in this paragraph will be applied in the same order of priority applicable to distributions from the collection account. Funds on deposit in the principal supplement account will not be used to cover shortfalls in any distributions to the certificateholders.

         Funds on deposit in the principal supplement account may be withdrawn and paid to us on any day if each of the rating agencies for the notes has confirmed that such action will not result in a withdrawal or downgrade of its rating of any class of [notes] [securities].

         "Required Principal Supplement Account Balance" means, for any addition cutoff date, the excess, if any, of (a) an amount equal to the difference (if positive) of (x) the Contract Value of the receivables, and
(y) the aggregate of the contractual payoff amount for each receivable, in each case as of the end of the prior calendar month (or the applicable addition cutoff date for additional receivables being transferred on that addition cutoff date), over (b) the amount determined by the servicer to represent excess cash flows from the receivables that can reasonably be expected to be available to cover the amount described in clause (a) above, provided that each of the rating agencies for the notes has confirmed that use of such amount determined by the servicer in calculating the Required Principal Supplement Account Balance for the applicable addition cutoff date will not result in a withdrawal or downgrade of its rating of any class of notes.


                    [The Interest Rate Swap Agreement[s]

         On the closing date, the trust will enter into [an] interest rate swap agreement[s] with [one or more] [an] interest rate swap counterpart[y][ies] to hedge its floating rate interest obligations on the [A-1][A-2][A-3][A-4] [Class B] [Class C] [Notes] [certificates]. The interest rate swap agreement[s] will have notional amounts for each interest period equal to the aggregate principal balance of the [A-1][A-2][A-3][A-4] [Class B] [Class C] [Notes] [certificates] [, as applicable,] on the payment date on which such interest period begins (after giving effect to all payments of principal on such date), or, in the case of the first payment date, the closing date. On each payment date, the [related] swap counterparty will pay any Net Swap Receipts to the trust, and/or the trust will pay any Net Swap Payments to the [related] swap counterparty. The obligation of [each] [the] interest rate swap counterparty is limited to the specific obligations of [that] [the] counterparty's interest rate swap agreement with the trust. [There is no obligation on the part of an interest rate swap counterparty with respect to the obligations of any other interest rate swap counterparty.]

         The amount payable under the interest rate swap agreement[s] will be calculated as follows:

o For any payment date after the first payment date:

         (a) the product of: (1) the actual number of days from and including the immediately preceding payment date on which the related interest period begins to but excluding that payment date, divided by 360, (2) One-Month LIBOR determined as of the related LIBOR Determination Date, and (3) the applicable notional amount; minus

         (b)      the product of:  (1) 1/12, (2) the [Class]
                  [A-1][A-2][A-3][A-4][B][C][certificate] stated fixed interest rate[, as applicable,] and (3) the applicable notional amount.

o        For the first payment date:

         (a) the product of: (x) the actual number of days from and including the closing date to but excluding such payment date, divided by 360, (y) One-Month LIBOR determined as of the related LIBOR Determination Date, and (z) the applicable notional amount; minus

         (b) the product of: (x) the number of days from and including the closing date to but excluding such payment date (assuming 30 day months) divided by 360, (y) the [Class] [A-1][A-2][A-3][A-4][B][C][certificate] stated fixed interest rate[, as applicable,] and (z) the [applicable] notional amount.

         The [Class] [A-1][A-2][A-3][A-4][B][C][certificate] stated fixed interest [rates are] [rate is] ___% [and %, respectively].

         If the result of either of the above calculations is positive, it will be referred to in this prospectus supplement as a "Net Swap Receipt." If the result is negative, the absolute value of that number will be referred to in this prospectus supplement as a "Net Swap Payment."

         Any payment received by the trust in respect of Net Swap Receipts will be deposited into the note distribution account and will be available to make distributions on the [notes] [certificates] on the payment date on which it was received. Any payment that the trust is required to make to [a] [the] swap counterparty in respect of Net Swap Payments will be made from the note distribution account (including amounts from the spread account and the principal supplement account).

         [The] [A] swap counterparty will have the right to assign its rights and obligations under the [applicable] interest rate swap agreement to a replacement counterparty subject to the written confirmation by each rating agency that such assignment will not impair its rating of the [related] notes [or certificates].

         Upon the occurrence of any event of default specified in [a] [the] interest rate swap agreement, the non-defaulting party may elect to terminate such interest rate swap agreement. These events include failure to make payments due under [an] [the] interest rate swap agreement and the occurrence of certain bankruptcy and insolvency events.

         [The][An] interest rate swap agreement may also be terminated upon the occurrence of a termination event other than an event of default. These termination events include (1) illegality, (2) an acceleration of the Class A Notes resulting from a payment default relating to the Class A Notes under the indenture, (3) the liquidation of the trust's assets by the indenture trustee, (4) the making of an amendment or supplement to the indenture or any of certain other transaction documents that affects such interest rate swap agreement without the consent of the swap counterparty, which consent will not be unreasonably withheld, and (5) certain tax consequences arising from (a) administrative or judicial procedures, (b) changes in tax law or (c) certain mergers and asset transfers.

         In the event [an][the] interest rate swap is terminated due to an event of default or a termination event, a termination payment may be due
(1) prior to an event of default, to the swap counterparty by the trust out of funds pari passu with payments of interest on the [class of notes] [certificates] related to that swap, and after an event of default, to the swap counterparty by the trust out of funds pari passu with payments of interest on the Class A Notes or (2) to the trust by the swap counterparty. The amount of any such termination payment may be based on the actual costs or market quotations of the costs of entering into [a] similar swap transaction[s] or such other method as may be required under [an][the] interest rate swap, in each case in accordance with the procedures set forth in [such] [the] interest rate swap agreement. Any such termination payment could, if market rates or other conditions have changed materially, be substantial.

         Within 30 days of the date [a] [the] swap counterparty's long-term and short-term ratings cease to be at the levels required by Moody's and Standard & Poor's, [such] [the] swap counterparty must (a) post collateral, or (b) assign its rights and obligations under [such] [the] interest rate swap agreement to an eligible substitute swap counterparty, in each case, to maintain the ratings of the notes; provided, however, that if [such] [the] swap counterparty has not assigned its rights and obligations under [such] [the] swap agreement as set forth in clause (b) above, [such] [the] swap counterparty will be obligated to post collateral and to continue to use reasonable efforts to find a substitute swap counterparty indefinitely, until an appropriate substitute swap counterparty is found.]


                              Legal Investment

         The A-1 Notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

                            ERISA Considerations


The Notes

         We have been advised that, although there is little guidance on the subject, the notes should not be treated as "equity interests" in the trust under the Plan Asset Regulation. As a result, the notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended.

         However, whether or not the notes are treated as equity interests for purposes of the Plan Asset Regulation, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a "prohibited transaction" if we, the trust, the servicer, the sub-servicer, [[an] [the] interest rate swap counterparty,] an underwriter or a trustee is or becomes a "party in interest" or a "disqualified person" with respect to such Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are:
Prohibited Transaction Class Exemption ("PTCE") 75-1, regarding transactions between registered broker-dealers and plans; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers"; PTCE 95-60, regarding transactions by insurance company general accounts; and PTCE 96-23, regarding certain transactions determined by in-house asset managers. By its acquisition of a note, each purchaser shall be deemed to represent and warrant that its purchase and holding of the note will not give rise to a nonexempt prohibited transaction under ERISA or the Internal Revenue Code of 1986, as amended.

         For additional information regarding treatment of the notes under ERISA, see "ERISA Considerations" in the prospectus.

                                Underwriting

Class A Notes

         Subject to the terms and conditions set forth in an underwriting agreement relating to the Class A Notes, we have agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class A Notes set forth opposite its name below:


                                                      A-1 Notes      A-2 Notes        A-3 Notes        A-4 Notes
                                                      ---------     ----------       -----------       ---------
[Underwriter]..................................       $             $                $                 $
[Underwriter]..................................       $             $                $                 $
[Underwriter]..................................       $             $                $                 $
[Underwriter]..................................       $             $                $                 $
[Underwriter]..................................       $             $                $                 $
[Underwriter]..................................       $             $                $                 $
                                                      $             $                $                 $
                                                      ----------    ------------     -----------       -----------
                                                      $             $                $                 $

         The underwriters of the Class A Notes have advised us that they propose initially to offer the Class A Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class A Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class A Notes, the public offering prices and the concessions referred to in this paragraph may be changed.


                             A-1 Notes     A-2 Notes    A-3 Notes     A-4 Notes
                             ---------     ---------    ---------     ---------
Concessions................         %             %            %             %
Reallowances...............         %             %            %             %

         In the ordinary course of their respective businesses, the underwriters of the Class A Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with CNH and its affiliates.

         In connection with the offering of the Class A Notes, the underwriters of the Class A Notes may engage in overallotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the Class A Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Class A Notes. Syndicate covering transactions involve purchases of the Class A Notes in the open market after the distribution has been completed in order to cover short positions. Penalty bids permit the underwriters of the Class A Notes to reclaim a selling concession from an underwriter of the Class A Notes or a dealer when the Class A Notes originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters of the Class A Notes engage in stabilizing, syndicate covering or penalty bid transactions, they may discontinue them at any time.

[Class B Notes [and] [Class C Notes] [Certificates]

         Subject to the terms and conditions set forth in an underwriting agreement relating to the Class B Notes [and] [Class C Notes] [certificates], we have agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class B Notes [and] [Class C Notes] [certificates] set forth opposite its name below:

                                                           [Class C Notes]
                                        Class B Notes       [certificates]
                                        --------------      --------------
[Underwriter]...........................$                   $
[Underwriter]...........................$                   $
                                        --------------      --------------
                                        $                   $

         The underwriters of the Class B Notes [and] [Class C Notes] [certificates] have advised us that they propose initially to offer the Class B Notes [and] [Class C Notes][certificates] to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class B Notes [and] [Class C Notes][certificates] and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class B Notes [and] [Class C Notes][certificates], the public offering prices and the concessions referred to in this paragraph may be changed.

                                                               [Class C Notes]
                                          Class B Notes          [certificaes]
                                          --------------        --------------
Concessions............................                %                    %
Reallowances...........................                %                    %


         In the ordinary course of their respective businesses, the underwriters of the Class B Notes and [Class C Notes] [certificates] [and] their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with CNH and its affiliates.

         In connection with the offering of the Class B Notes [and/or] [Class C Notes] [certificates], the underwriters of the Class B Notes [and] [Class C Notes] [certificates] may engage in overallotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the Class B Notes [or] [Class C Notes] [certificates] in the open market for the purpose of pegging, fixing or maintaining the price of the Class B Notes [or] [Class C Notes] [certificates][, as applicable]. Syndicate covering transactions involve purchases of the Class B Notes [or] [Class C Notes] [certificates] in the open market after the distribution has been completed in order to cover short positions. Penalty bids permit the underwriters of the Class B Notes [or] [Class C Notes] [certificates] to reclaim a selling concession from an underwriter of the Class B Notes [or] [Class C Notes] [certificates][, as applicable,] or a dealer when the Class B Notes [or] [Class C Notes] [certificates][, as applicable,] originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class B Notes [or] [Class C Notes] [certificates][, as applicable,] to be higher than it would otherwise be in the absence of such transactions. If the underwriters of the Class B Notes [and] [Class C

Notes] [certificates] engage in stabilizing, syndicate covering or penalty bid transactions, they may discontinue them at any time.]

         The underwriters will be compensated as set forth in the following table:

                                      Underwriters'     Amount
                                      Discounts and    per $1,000      Total
                                       Commissions    of Principal     Amount
                                      -------------   ------------   --------
A-1 Notes..........................              %    $                $
A-2 Notes..........................              %    $                $
A-3 Notes..........................              %    $                $
A-4 Notes..........................              %    $                $
[Class B Notes]....................              %    $                $
[Class C Notes] [certificates].....              %    $                $
        Total Class A [and] [Class B]                                --------
        [Class C] [certificates]....                                   $
                                                                     ========

         Additional offering expenses are estimated to be $_______________.

         We and Case Credit have agreed to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect thereof.

                               Index of Terms

                                                                           Page
                                                                           ----


Asset Balance..............................................................S-33
Certificateholders' Principal Distributable Amount.........................S-37
Class A Noteholders' Monthly Principal Distributable Amount................S-33
Class B Noteholders' Monthly Principal Distributable Amount................S-34
Class C Noteholders' Monthly Principal Distributable Amount................S-34
Contract Value.............................................................S-16
CPR........................................................................S-25
ERISA......................................................................S-47
LIBOR Determination Date...................................................S-31
London Banking Day.........................................................S-31
Maximum Negative Carry Amount..............................................S-42
Net Swap Payment...........................................................S-46
Net Swap Receipt...........................................................S-46
One-Month LIBOR............................................................S-30
Plan.......................................................................S-47
Pool Balance...............................................................S-34
Pre-Funded Percentage......................................................S-43
PTCE.......................................................................S-47
Reallocated Class C Principal Amount.......................................S-34
Representative Amount......................................................S-31
Required Principal Supplement Account Balance..............................S-45
Specified Discount Factor..................................................S-16
Specified Spread Account Balance...........................................S-43
Statistical Contract Value.................................................S-18
USD-LIBOR Reference Banks Rate.............................................S-30

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14  Other Expenses of Issuance and Distribution.

         Estimated expenses in connection with the offering of the Securities being registered herein are as follows:


SEC filing fee.............................................. $         92.00
Legal fees and expenses.....................................               *
Accounting fees and expenses................................               *
Rating agency fees..........................................               *
Trustee fees and expenses...................................               *
Indenture Trustee fees and expenses.........................               *
Blue Sky expenses...........................................               *
Printing and engraving......................................               *
Miscellaneous...............................................               *
                                                              --------------
                  Total....................................  $             *

*To be filed by amendment

     Item 15 Indemnification of Directors and Officers.

     The Certificate of Incorporation of CNH Capital Receivables Inc. (the "Corporation") includes the following provisions:

          FIFTEENTH: (a) The Corporation shall indemnify any officer or director who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith or in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     (b) The Corporation shall indemnify any officer or director who was or is a party or who is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgement in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     (b) Notwithstanding anything contained in this ARTICLE FIFTEENTH to the contrary and subject to the applicable provisions of the General Corporation Law of the State of Delaware, as long as any obligations of the Corporation are outstanding, the rights of each officer and director of the Corporation hereunder shall be entirely subordinated to the full payment when due of all such obligations.

     The By-Laws of CNH Capital Receivables Inc. (the "Corporation") include the following provisions:


                                   ARTICLE V

                                INDEMNIFICATION


          Section 1. General: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys= fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          Section 2. Action or Suit By or in the Right of the Corporation: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys= fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

          Section 3. Expenses: To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article V, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys= fees) actually and reasonably incurred by him or her in connection therewith.

          Section 4. Authorization: Any indemnification under Sections 1 and 2 of this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

          Section 5. Advancement of Expenses: Expenses (including attorneys= fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this
Article V. Such expenses (including attorneys= fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.


          Section 6. Other Rights: The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this
Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          Section 7. Insurance: The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article V. Insurance purchased by the Corporation in accordance with this Article V may, but need not (i) be for the benefit of all directors, officers, employees and agents of the Corporation and (ii) provide also for indemnification or reimbursement to the Corporation of and for payments and obligations to make payments by the Corporation to any of its directors, officers, employees or agents to the extent such payments or obligations to make payments are permitted under Sections 1 and 6 of this
Article V.

          Section 8. The Corporation: For purposes of this Article V references to Athe Corporation@ shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                  Section 9. Other Enterprises: For purposes of this Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to Aserving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner Anot opposed to the best interests of the Corporation@ as referred to in this Article V or in Section 145 of the Delaware General Corporation Law.

          Section 10. Continuation: The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 11. Contract: All rights to indemnification and advancement of expenses provided by this Article V shall be deemed to be a contract between the Corporation and each person referred to herein. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable law shall not in any way diminish any rights to indemnification or advancement of expenses with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part on such state of facts.

     The Corporation has purchased insurance that purports to insure it against certain costs of indemnification that may be incurred by it pursuant to the foregoing Certificate of Incorporation and By-Law provisions, and to insure the officers and directors of the Corporation, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their function as such officers and directors except for liabilities resulting from their own malfeasance.

          Item 16  Exhibits.

     1(a)*    -- Form of Underwriting Agreement for Notes
     1(b)*    -- Form of Underwriting Agreement for Certificates
     3(a)*    -- Certificate of Incorporation of CNH Capital Receivables Inc.
     3(b)*    -- By-Laws of CNH Capital Receivables Inc.
     3(c)*    -- Form of Certificate of Trust of CNH Equipment Trusts (included as part of Exhibit 4(b))
     4(a)*    -- Form of Indenture between the Trust and the Indenture Trustee
     4(b)*    -- Form of Trust Agreement between CNH Capital Receivables Inc.
                 and the Trustee
     4(c)*    -- Form of Class A-1 Note (included as part of Exhibit 4(a))
     4(d)*    -- Form of Class A-2 Note (included as part of Exhibit 4(a))
     4(e)*    -- Form of Class A-3 Note (included as part of Exhibit 4(a))
     4(f)*    -- Form of Class A-4 Note (included as part of Exhibit 4(a))
     4(g)*    -- Form of Class B Note (included as part of Exhibit 4(a))
     4(h)***  -- Form of Class C Note
     4(i)*    -- Form of Certificate (included as part of Exhibit 4(b))
     5***     -- Opinion of Mayer, Brown, Rowe & Maw with respect to legality
     8***     -- Opinion of Mayer, Brown, Rowe & Maw with respect to Federal income and Illinois tax matters
     23(a)*** -- Consent of Mayer, Brown, Rowe & Maw (included as part of
                 Exhibit 5)
     23(b)*** -- Consent of Mayer, Brown, Rowe & Maw (to be included as part of
                 Exhibit 8)
     24**     -- Power of Attorney (included on page II-7)
     25***    -- Form T-1 Statement of Eligibility
     99(a)*   -- Form of Sale and Servicing Agreement between CNH Capital
                 Receivables Inc., the Trust and Case Credit Corporation
     99(b)*   -- Form of Administration Agreement between the Trust, Case
                 Credit Corporation and the Indenture Trustee
     99(c)*   -- Form of Purchase Agreement between one or more sellers of receivables and CNH Capital Receivables Inc.

--------------------
*        Incorporated by reference to Registrant's Registration Statement
         No. 333-38040.
**       Filed herewith.
***      To be filed by amendment.

        Item 17  Undertakings

     (a) As to Rule 415: The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

                    (i) to include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933, as amended;

                    (ii) to reflect in the prospectus any facts or events
              arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) to include any material information with respect to
              the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) As to documents subsequently filed that are incorporated by reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

       (d) As to qualification of Trust Indentures under Trust Indenture Act of 1939 for delayed offerings:

       The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement for the asset-backed securities being registered on this form will be met by the time of the sale and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, Illinois, on the date of August 28, 2002.

                                   CNH CAPITAL RECEIVABLES INC.


                                   By:  /s/ Michel Lecomte
                                        ---------------------------------------
                                            Michel Lecomte
                                            Chairman and President

                                   By:  /s/ Alberto Fornaro
                                        ---------------------------------------
                                            Alberto Fornaro
                                            Vice President and Treasurer


     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Alberto Fornaro and Brian J. O'Keane, and either of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                                                     Title                          Date
---------                                                     -----                          ----

    /s/ Michel Lecomte                         Principal Executive Officer               August 28, 2002
----------------------------------------       and Director
        Michel Lecomte


    /s/ Alberto Fornaro                        Principal Financial Officer and           August 28, 2002
----------------------------------------       Principal Accounting Officer
        Alberto Fornaro


    /s/ Jean-Pierre Rosso                      Director                                  August 28, 2002
----------------------------------------
        Jean-Pierre Rosso


    /s/ John R. Power, Jr.                     Director                                  August 28, 2002
----------------------------------------
        John R. Power, Jr.


    /s/ William L. Staples                     Director                                  August 28, 2002
---------------------------------------
        William L. Staples


                    [LETTERHEAD OF MAYER, BROWN, ROWE & MAW]





                                August 28, 2002


VIA EDGAR
---------

Securities and Exchange Commission
Office of Structured Finance
Division of Corporation Finance
Mail Stop 4-9
450 Fifth Street, N.W.
Washington, DC 20549

      Re: CNH Capital Receivables Inc. (CIK0001115252) Registration Statement on Form S-3 (the "Registration Statement") filed on or about
           August 28, 2002

      Ladies and Gentlemen:

     Please find the EDGAR filing submitted herewith for CNH Capital Receivables Inc., as registrant, consisting of a Registration Statement on Form S-3 filed pursuant to Regulation C under the Securities Act of 1933.

     This is the second registration statement filed by this registrant (No. 333-38040, filed on August 9, 2000 is currently effective).

     Please call either Robert Hugi (312) 701-7121 or the undersigned at (312) 701-8664 to inform us of the review status assigned to the Registration Statement and with any questions or comments regarding the Registration Statement.

                                          Very truly yours,


                                          /s/ Trent M. Murch
                                          --------------------------------------
                                          Trent M. Murch